Exhibit 10.1

AMENDMENT NO. 1 dated as of January 31, 2022 (this “Amendment”), to the FIRST LIEN CREDIT AGREEMENT dated as of October 15, 2021 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Credit Agreement”), by and among GANNETT CO., INC., a Delaware corporation, GANNETT HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), the GUARANTORS from time to time party thereto, the LENDERS from time to time party thereto and CITIBANK, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”).  Capitalized terms used in this Amendment but not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS pursuant to the Existing Credit Agreement, the Lenders have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein;

WHEREAS the Borrower intends to incur Incremental Term Loans in an aggregate principal amount not to exceed $50,000,000 (the “Incremental Term Loans”) in accordance with Section 2.13 of the Credit Agreement, which Incremental Term Loans shall, on the Amendment Closing Date (as defined below), become part of the same Class of Loans as the Term Loans outstanding under the Existing Credit Agreement immediately prior to the Amendment Closing Date (the “Existing Term Loans”);

WHEREAS the Borrower has requested that the financial institutions set forth on Schedule I hereto (the “Incremental Term Lenders”) commit to make the Incremental Term Loans on the Amendment Closing Date (the commitment of each Incremental Term Lender to provide its applicable portion of the Incremental Term Loans, as set forth opposite such Incremental Term Lender’s name on Schedule I hereto, is such Incremental Term Lender’s “Incremental Term Commitment”);

WHEREAS the Incremental Term Lenders are willing to make the Incremental Term Loans to the Borrower on the Amendment Closing Date on the terms and subject to the conditions set forth herein;

WHEREAS this Amendment constitutes an Incremental Facility Amendment under the Existing Credit Agreement;

WHEREAS the Borrower has requested that the definition of “Permitted Restricted Payments” in the Existing Credit Agreement be amended to permit the Borrower to make Restricted Payments in an aggregate amount of up to $50,000,000 during the calendar year ending December 31, 2022, pursuant to a share repurchase program (the “Share Repurchase Program Payments”);

WHEREAS the Lenders party hereto (collectively constituting the Required Lenders as determined immediately prior to the Amendment Effective Date) are willing to amend the Credit Agreement to permit the Share Repurchase Program Payments on the terms and subject to the conditions set forth herein;

WHEREAS Section 2.08 of the Existing Credit Agreement permits the Borrower, and the Administrative Agent to amend the Existing Credit Agreement to replace the LIBO Rate with a Benchmark Replacement upon the occurrence of an Early Opt-In Election, subject to the terms set forth in such Section 2.08(a);

WHEREAS the Administrative Agent and the Borrower have made the joint election to trigger a fallback from the LIBO Rate and the posting of this Amendment to the Lenders on or around January 31, 2022 shall constitute notice of such election to the Lenders;

WHEREAS pursuant to and in accordance with Section 2.08(a) of the Existing Credit Agreement, the Borrower and the Administrative Agent have agreed to amend the Existing Credit Agreement as set forth in Section 2 hereof; and

WHEREAS the Lenders party hereto (collectively constituting the Required Lenders as determined immediately prior to the Amendment Effective Date) are willing to waive the notice period required in clause (3) of the “Benchmark Replacement Date” definition in the Existing Credit Agreement as in effect immediately prior to Amendment Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1.  Incremental Term Loans.

(a)  Subject to the satisfaction of the conditions precedent set forth in Section 4 and Section 5 hereof, each Incremental Term Lender agrees, severally and not jointly, to make, on the Amendment Closing Date, an Incremental Term Loan to the Borrower in an aggregate principal amount equal to its Incremental Term Commitment.  The Incremental Term Commitment of each Incremental Term Lender shall automatically terminate upon the making of the Incremental Term Loans on the Amendment Closing Date.  The proceeds of the Incremental Term Loans shall be used by the Borrower (i) on the Amendment Closing Date to pay all fees and expenses of the Borrower payable in connection with this Amendment and any amendments to the Notes Indenture and the Senior Secured Notes Indenture entered into to permit the Incremental Term Loans and the Share Repurchase Program Payments and (ii) for working capital and other general corporate purposes (including Permitted Acquisitions) of Holdings, the Borrower and its Restricted Subsidiaries.  The transactions contemplated by this Section 1(a) are collectively referred to as the “Incremental Facility Transactions”.

(b)  Immediately upon the consummation of the Incremental Facility Transactions, each reference to the terms “Term Loan Lender” and “Lender” in the Loan Documents shall be deemed to include the Incremental Term Lenders.

(c)  On and after the Amendment Closing Date, all Existing Term Loans and all Incremental Term Loans shall constitute the same Class of Loans for all purposes of the Credit Agreement, which Class of Loans is designated “Term Loans” in the Credit Agreement; and for the avoidance of doubt, shall have the same terms, including, without limitation, as to guarantees, security, maturity and interest.

(d)  Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that, upon the effectiveness of the making of the Incremental Term Loans on the Amendment Closing Date, all such Incremental Term Loans are included in each Borrowing of Existing Term Loans on a pro rata basis.

(e)  The initial Interest Period for all Term Loans (including, for purposes of clarity, the Existing Term Loans (after giving effect to the conversion from LIBO Rate to Term SOFR on the Amendment Closing Date and the Incremental Term Loans), commencing on the Amendment Closing Date, shall be a three-month Adjusted Term SOFR Interest Period commencing on the Amendment Closing Date and ending on March 31, 2022.

(f)  The Incremental Term Loans are being incurred under clause (z)(1) of Section 2.13(a) of the Credit Agreement.

SECTION 2.  Amendments to the Existing Credit Agreement.

(a)  Pursuant to and in accordance with Sections 2.08, 2.13, and 12.02 of the Existing Credit Agreement, effective as of the Amendment Closing Date, the parties hereto agree that the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Exhibit A hereto.

(b)  Schedule 7.02(e) of the Existing Credit Agreement is hereby amended by inserting the following text at the end of Part I of such Schedule:

  Gannett Co., Inc. owns one-third of the membership interests in Doorfront Direct, LLC, a Delaware limited liability company.

(c)  Exhibits C and E to the Existing Credit Agreement are hereby amended and restated in the forms of Exhibits B and C hereto, respectively.

SECTION 3.  Representations and Warranties.  Each Loan Party party hereto represents and warrants to the Agent and to each of the Lenders as follows:

(a)  This Amendment has been duly authorized, executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)  The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the Amendment Closing Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(c)  Immediately after giving effect to the transactions to occur hereunder on the Amendment Closing Date, no Default shall have occurred and be continuing.

SECTION 4.  Effectiveness.  This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when the Agent shall have received counterparts of this

Amendment that, when taken together, bear the signatures of (a) the Borrower, (b) each of the other Loan Parties, (c) each of the Incremental Term Lenders and (d) Lenders constituting the Required Lenders (as determined immediately prior to the Amendment Effective Date).

SECTION 5.  Closing.  This obligations of the Incremental Term Lenders to make the Incremental Term Loans pursuant to Section 1 hereof and the effectiveness of the amendments to the Existing Credit Agreement contemplated by Section 2 hereof shall be subject to the conditions precedent that the Amendment Effective Date shall have occurred and that the following conditions have been satisfied (the first such date that such conditions shall be satisfied being the “Amendment Closing Date”):

(a)  the Agent shall have received a certificate of an authorized officer of the Borrower certifying (i) as to copies of the Governing Documents of the Borrower, together with all amendments thereto (including a true and complete copy of the certificate formation of the Borrower as of a reasonably recent date prior to the Amendment Closing Date by the Secretary of State of the State of Delaware), (ii) as to a copy of the resolutions or written consents of the Borrower authorizing (A) the borrowing of the Incremental Term Loans and (B) the execution, delivery and performance by the Borrower of this Amendment and (iii) the names and true signatures of the representatives of the Borrower authorized to sign this Amendment and the Notice of Borrowing to be delivered in accordance with Section 5(g) below, together with evidence of the incumbency of such authorized officers;

(b)  the Agent shall have received a certificate of the Secretary of State of the State of Delaware certifying as of a reasonably recent date prior to the Amendment Closing Date as to the subsistence in good standing of the Borrower in the State of Delaware;

(c)  the Agent shall have received an opinion of Cravath, Swaine & Moore LLP, New York counsel to the Borrower, as to such matters regarding the Borrower, this Amendment and the Incremental Term Loans as the Agent may reasonably request, and the Borrower hereby requests such opinion;

(d)  each of the representations and warranties set forth in Section 3 hereof shall be true and correct;

(e)  the expenses required to be paid pursuant to Section 10 hereof, in each case to the extent invoiced at least three Business Days prior to the Amendment Closing Date, shall have been paid on or substantially simultaneously with (but in no event later than) the Amendment Closing Date;

(f)  the Borrower shall have paid all outstanding interest accruing and due on the Existing Term Loans as of Amendment Closing Date;

(g)  the Borrower shall have submitted an Interest Election Request requesting that the Existing Term Loans be converted from a Eurodollar Borrowing to a SOFR Borrowing with a three-month Adjusted Term SOFR Interest Period commencing on the Amendment Closing Date and ending on March 31, 2022;

(h)  the Borrower shall have delivered to the Agent, in accordance with Section 2.02 of the Credit Agreement, a Notice of Borrowing with respect to the Borrowing of the Incremental Term Loans to be made on the Amendment Closing Date, which Notice of Borrowing shall specify a request for a SOFR Borrowing with a three-month Adjusted Term SOFR Interest Period commencing on the Amendment Closing Date and ending on March 31, 2022;

(i)  the Amendment Closing Date shall be a Business Day on or prior to February 8, 2022; and

(j)  the Agent shall have received all customary onboarding information reasonably required in order to complete necessary onboarding of the Incremental Term Lenders.

For the avoidance of doubt, (i) each of the Lenders constituting the Required Lenders (as determined immediately prior to the Amendment Effective Date) and Incremental Term Lenders acknowledge that the conditions precedent of this Section 4 have been satisfied and (ii) each of the Lenders constituting the Required Lenders (as determined immediately prior to the Amendment Effective Date) waive the notice period requirement in clause (3) of the “Benchmark Replacement Date” definition in the Existing Credit Agreement as in effect immediately prior to Amendment Effective Date.

SECTION 6.  Acknowledgment and Reaffirmation.  Each Loan Party hereby acknowledges that it has read this Amendment and consents to the terms hereof and further hereby affirms, confirms and agrees that (a) notwithstanding the effectiveness of this Amendment, the obligations of such Loan Party under each of the Loan Documents to which it is a party shall not be impaired and each of the Loan Documents to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, in each case, as amended hereby and (b) its guarantee of the Obligations (including the Incremental Term Loans), and the pledge of and/or grant of a security interest in its assets as collateral to secure the Obligations (including the Incremental Term Loans), all as and to the extent provided in the Loan Documents as originally executed, shall continue in full force and effect in respect of, and to secure, the Obligations (including the Incremental Term Loans).

SECTION 7.  Effects on the Loan Documents; No Novation.  (a)  Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b)  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Agent under the Loan Documents, except as expressly provided herein.  Nothing herein shall be deemed to entitle the Borrower or any other Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(c)  On and after the Amendment Closing Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement as modified hereby.

(d)  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(e)  This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof.  Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or any other Loan Document, all of which shall remain in full force and effect, except as modified hereby.  Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under any Loan Document from any of its obligations and liabilities thereunder.

SECTION 8.  Governing Law; Jurisdiction; Waiver of Jury Trial.  The provisions of Sections 12.09, 12.10 and 12.11 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 9.  Counterpart.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Amendment, any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent.  “Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. All Lenders party hereto (such Lenders constituting the Required Lenders) hereby authorize and direct the Agent to execute and deliver a counterpart of this Amendment.

SECTION 10.  Expenses.  The Borrower hereby agrees to reimburse the Agent for its reasonable, documented out-of-pocket expenses in connection with this Amendment to the extent required under Section 12.04 of the Credit Agreement.

SECTION 11.  Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

HOLDINGS
GANNETT CO., INC.

By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	President and Chief Executive Officer

BORROWER:
GANNETT HOLDINGS LLC
By: GANNETT CO., INC., as its Sole Member

By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 – Gannett Holdings LLC]

GUARANTORS:

BRIDGETOWER MEDIA HOLDING COMPANY
CA ALABAMA HOLDINGS, INC.
CA LOUISIANA HOLDINGS, INC.
CA MASSACHUSETTS HOLDINGS, INC.
CA NORTH CAROLINA HOLDINGS, INC.
CA SOUTH CAROLINA HOLDINGS, INC.
COPLEY OHIO NEWSPAPERS, INC.
DAILY JOURNAL OF COMMERCE, INC.
DAILY REPORTER PUBLISHING COMPANY
DB ACQUISITION, INC.
DB ARKANSAS HOLDINGS, INC.
DB IOWA HOLDINGS, INC.
DB NORTH CAROLINA HOLDINGS, INC.
DB OKLAHOMA HOLDINGS, INC.
DB TENNESSEE HOLDINGS, INC.
DB TEXAS HOLDINGS, INC.
DB WASHINGTON HOLDINGS, INC.
FINANCE AND COMMERCE, INC.
GATEHOUSE MEDIA ALASKA HOLDINGS, INC.
GATEHOUSE MEDIA ARKANSAS HOLDINGS, INC.
GATEHOUSE MEDIA CALIFORNIA HOLDINGS, INC.
GATEHOUSE MEDIA COLORADO HOLDINGS, INC.
GATEHOUSE MEDIA CONNECTICUT HOLDINGS, INC.
GATEHOUSE MEDIA CORNING HOLDINGS, INC.
GATEHOUSE MEDIA DELAWARE HOLDINGS, INC.
GATEHOUSE MEDIA DIRECTORIES HOLDINGS, INC.
GATEHOUSE MEDIA FREEPORT HOLDINGS, INC.
GATEHOUSE MEDIA GEORGIA HOLDINGS, INC.
GATEHOUSE MEDIA ILLINOIS HOLDINGS II, INC.
GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC.
GATEHOUSE MEDIA INDIANA HOLDINGS, INC.
GATEHOUSE MEDIA IOWA HOLDINGS, INC.
GATEHOUSE MEDIA KANSAS HOLDINGS II, INC.
GATEHOUSE MEDIA KANSAS HOLDINGS, INC.
GATEHOUSE MEDIA LANSING PRINTING, INC.
GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC.
GATEHOUSE MEDIA MACOMB HOLDINGS, INC.
GATEHOUSE MEDIA MANAGEMENT SERVICES, INC.
GATEHOUSE MEDIA MARYLAND HOLDINGS, INC.
GATEHOUSE MEDIA MASSACHUSETTS I, INC.
GATEHOUSE MEDIA MASSACHUSETTS II, INC.
GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC.
GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC.
GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC.
GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC.
GATEHOUSE MEDIA MISSOURI HOLDINGS, INC.
GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC.
GATEHOUSE MEDIA NEW YORK HOLDINGS, INC.
GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC.

By:	/s/ Mark Maring
	Name:	Mark Maring
	Title:	Senior Vice President of Finance and Treasurer

[Signature Page to Amendment No. 1 – Gannett Holdings LLC]

GATEHOUSE MEDIA OHIO HOLDINGS II, INC.
GATEHOUSE MEDIA OHIO HOLDINGS, INC.
GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC.
GATEHOUSE MEDIA OREGON HOLDINGS, INC.
GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC.
GATEHOUSE MEDIA SOUTH DAKOTA HOLDINGS, INC.
GATEHOUSE MEDIA SUBURBAN NEWSPAPERS, INC.
GATEHOUSE MEDIA TENNESSEE HOLDINGS, INC.
GATEHOUSE MEDIA TEXAS HOLDINGS II, INC.
GATEHOUSE MEDIA TEXAS HOLDINGS, INC.
GATEHOUSE MEDIA VIRGINIA HOLDINGS, INC.
LMG MAINE HOLDINGS, INC.
LMG MASSACHUSETTS, INC.
LMG NATIONAL PUBLISHING, INC.
LMG RHODE ISLAND HOLDINGS, INC.
LMG STOCKTON, INC.
LOCAL MEDIA GROUP HOLDINGS LLC
LOCAL MEDIA GROUP, INC.
LOCO SPORTS, LLC
MINERAL DAILY NEWS TRIBUNE, INC.
NEWS LEADER, INC.
SEACOAST NEWSPAPERS, INC.
SUREWEST DIRECTORIES
TERRY NEWSPAPERS, INC.
LMG NANTUCKET, INC.
THE MAIL TRIBUNE, INC.
THE NICKEL OF MEDFORD, INC.
THE PEORIA JOURNAL STAR, INC.
THRIVEHIVE, INC.
UPCURVE, INC.
W-SYSTEMS CORP.

By:	/s/ Mark Maring
	Name:	Mark Maring
	Title:	Senior Vice President of Finance and Treasurer

[Signature Page to Amendment No. 1 – Gannett Holdings LLC]

CYBERINK, LLC
By: GateHouse Media Pennsylvania Holdings, Inc., as its Sole Member
ENTERPRISE NEWSMEDIA HOLDING, LLC
By: GateHouse Media Massachusetts II, Inc., as its Sole Member
ENTERPRISE NEWSMEDIA, LLC
By: Enterprise NewsMedia Holding, LLC, as its Sole Member
By: GateHouse Media Massachusetts II, Inc., its Sole Member
ENTERPRISE PUBLISHING COMPANY, LLC
By: Enterprise NewsMedia LLC, as its Member
By: Enterprise NewsMedia Holding, LLC, its Member
By: GateHouse Media Massachusetts II, Inc., its Member
GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC
By: Enterprise NewsMedia LLC, as its Sole Member
By: Enterprise NewsMedia Holding, LLC, as its Sole Member
By: GateHouse Media Massachusetts II, Inc., as its Sole Member
LOW REALTY, LLC
By: Enterprise NewsMedia LLC, as its Sole Member
By: Enterprise NewsMedia Holding, LLC, as its Sole Member
By: GateHouse Media Massachusetts II, Inc., as its Sole Member
LRT FOUR HUNDRED, LLC
By: Enterprise NewsMedia LLC, as its Sole Member
By: Enterprise NewsMedia Holding, LLC, as its Sole Member
By: GateHouse Media Massachusetts II, Inc., as its Sole Member
UPCURVE CLOUD LLC
By: UpCurve, Inc.

By:	/s/ Mark Maring
	Name:	Mark Maring
	Title:	Senior Vice President of Finance and Treasurer

[Signature Page to Amendment No. 1 – Gannett Holdings LLC]

ACTION ADVERTISING, INC.
ALEXANDRIA NEWSPAPERS, INC.
BAXTER COUNTY NEWSPAPERS, INC.
BIZZY, INC.
BOAT SPINCO, INC.
CITIZEN PUBLISHING COMPANY
DES MOINES REGISTER AND TRIBUNE COMPANY
DESK SPINCO, INC.
DETROIT FREE PRESS, INC.
DIGICOL, INC.
EVANSVILLE COURIER COMPANY, INC.
FEDERATED PUBLICATIONS, INC.
GANNETT GP MEDIA, INC.
GANNETT INTERNATIONAL COMMUNICATIONS, INC.
GANNETT MEDIA CORP.
GANNETT MHC MEDIA, INC.
GANNETT MISSOURI PUBLISHING, INC.
GANNETT RETAIL ADVERTISING GROUP, INC.
GANNETT RIVER STATES PUBLISHING CORPORATION
GANNETT SB, INC.
GANNETT SUPPLY CORPORATION
GANNETT VERMONT PUBLISHING, INC.
JOURNAL COMMUNITY PUBLISHING GROUP, INC.
JOURNAL MEDIA GROUP, INC.
JOURNAL SENTINEL INC.
KICKSERV, LLC
MEMPHIS PUBLISHING COMPANY
MULTIMEDIA, INC.
PHOENIX NEWSPAPERS, INC.
PRESS-CITIZEN COMPANY, INC.
REACHLOCAL CANADA, INC.
REACHLOCAL DP, INC.
REACHLOCAL INTERNATIONAL, INC.
REACHLOCAL, INC.
RENO NEWSPAPERS, INC.
SEDONA PUBLISHING COMPANY, INC.
THE ADVERTISER COMPANY
THE COURIER-JOURNAL, INC.
THE DESERT SUN PUBLISHING CO.
THE TIMES HERALD COMPANY
WORDSTREAM, INC.
X.COM, INC.
YORK DAILY RECORD-YORK SUNDAY NEWS LLC
YORK DISPATCH LLC

By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 – Gannett Holdings LLC]

ARIZONA NEWS SERVICE, LLC
By: Dolco Acquisition, LLC, as its Manager
By: GateHouse Media Operating, LLC, as its Sole Member
By: GateHouse Media Holdco, LLC, as its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
BRIDGETOWER MEDIA DLN, LLC
By: Dolco Acquisition, LLC, as its Manager
By: GateHouse Media Operating, LLC, as its Sole Member
By: GateHouse Media Holdco, LLC, as its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
IDAHO BUSINESS REVIEW, LLC
By: Dolco Acquisition, LLC, as its Manager
By: GateHouse Media Operating, LLC, as its Sole Member
By: GateHouse Media Holdco, LLC, as its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
LAWYER’S WEEKLY, LLC
By: Dolco Acquisition, LLC, as its Manager
By: GateHouse Media Operating, LLC, as its Sole Member
By: GateHouse Media Holdco, LLC, as its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
LONG ISLAND BUSINESS NEWS, LLC
By: Dolco Acquisition, LLC, as its Manager
By: GateHouse Media Operating, LLC, as its Sole Member
By: GateHouse Media Holdco, LLC, as its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member

By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 – Gannett Holdings LLC]

MISSOURI LAWYERS MEDIA, LLC
By: Dolco Acquisition, LLC, as its Manager
By: GateHouse Media Operating, LLC, as its Sole Member
By: GateHouse Media Holdco, LLC, as its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
NEW ORLEANS PUBLISHING GROUP, L.L.C.
By: Dolco Acquisition, LLC, as its Manager
By: GateHouse Media Operating, LLC, as its Sole Member
By: GateHouse Media Holdco, LLC, as its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
THE DAILY RECORD COMPANY, LLC
By: Dolco Acquisition, LLC, as its Manager
By: GateHouse Media Operating, LLC, as its Sole Member
By: GateHouse Media Holdco, LLC, as its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
THE JOURNAL RECORD PUBLISHING CO., LLC
By: Dolco Acquisition, LLC, as its Manager
By: GateHouse Media Operating, LLC, as its Sole Member
By: GateHouse Media Holdco, LLC, as its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
THE NWS COMPANY, LLC
By: Dolco Acquisition, LLC, as its Manager
By: GateHouse Media Operating, LLC, as its Sole Member
By: GateHouse Media Holdco, LLC, as its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member

By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 – Gannett Holdings LLC]

BRIDGETOWER MEDIA, LLC
By: Dolco Acquisition, LLC, as its Sole Member
By: GateHouse Media Operating, LLC, as its Sole Member
By: GateHouse Media Holdco, LLC, as its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
CA FLORIDA HOLDINGS, LLC
By: Cummings Acquisition, LLC, as its Sole Member
By: GateHouse Media Operating, LLC, as its Sole Member
By: GateHouse Media Holdco, LLC, as its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
CUMMINGS ACQUISITION, LLC
By: GateHouse Media Operating, LLC, as its Sole Member
By: GateHouse Media Holdco, LLC, its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
DOLCO ACQUISITION, LLC
By: GateHouse Media Operating, LLC, as its Sole Member
By: GateHouse Media Holdco, LLC, its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
ENHE ACQUISITION, LLC
By: GateHouse Media Operating, LLC, as its Sole Member
By: GateHouse Media Holdco, LLC, its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
LIBERTY SMC, L.L.C.
By: GateHouse Media Operating, LLC, as its Sole Member
By: GateHouse Media Holdco, LLC, its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member

By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 – Gannett Holdings LLC]

GANNETT VENTURES LLC
By: New Media Ventures Group LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
GATEHOUSE MEDIA HOLDCO, LLC
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, its Sole Member
By: New Media Holdings II LLC, its Sole Member
By: New Media Holdings I LLC, its Sole Member
By: Gannett Media Corp., as its Sole Member
GATEHOUSE MEDIA INTERMEDIATE HOLDCO, LLC
By: GateHouse Media, LLC, as its Member
By: New Media Holdings II LLC, its Sole Member
By: New Media Holdings I LLC, its Sole Member
By: Gannett Media Corp., as its Sole Member
GATEHOUSE MEDIA OPERATING, LLC
By: GateHouse Media Holdco, LLC, as its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, its Sole Member
By: New Media Holdings I LLC, its Sole Member
By: Gannett Media Corp., as its Sole Member
GATEHOUSE MEDIA, LLC
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, its Sole Member
By: Gannett Media Corp., as its Sole Member
NEW MEDIA HOLDINGS I LLC
By: Gannett Media Corp., as its Sole Member
NEW MEDIA HOLDINGS II LLC
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
NEW MEDIA VENTURES GROUP LLC
By: Gannett Media Corp., as its Sole Member
NOPG, L.L.C.
By: New Orleans Publishing Group, L.L.C., as its Manager
By: Dolco Acquisition, LLC, as its Manager
By: GateHouse Media Operating, LLC, as its Sole Member
By: GateHouse Media Holdco, LLC, as its Sole Member
By: GateHouse Media Intermediate Holdco, LLC, as its Sole Member
By: GateHouse Media, LLC, as its Sole Member
By: New Media Holdings II LLC, as its Sole Member
By: New Media Holdings I LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
VENTURES ENDURANCE, LLC
By: Gannett Ventures LLC, as its Manager
By: New Media Ventures Group LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
VENTURES ENDURANCE EVENTS, LLC
By: Ventures Endurance, LLC, as its Sole Member
By: Gannett Ventures LLC, as its Manager
By: New Media Ventures Group LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member

By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 – Gannett Holdings LLC]

DEALON, LLC
By: ReachLocal, Inc., as its Sole Member
DES MOINES PRESS CITIZEN LLC
By: Des Moines Register and Tribune Company, as its Sole Member
DESERT SUN PUBLISHING, LLC
By: Gannett Media Services, LLC, as its Sole Member
By Gannett Media Corp., as its Member
By: The Desert Sun Publishing Co., as its Member
By: Gannett Satellite Information Network, LLC, as its Member
By: Gannett Media Corp., as its Sole Member
By: Gannett International Communications, Inc., as its Member
FOODBLOGS, LLC
By: Grateful Media, LLC, as its Sole Member.
By: Gannett Satellite Information Network, LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
GANNETT MEDIA SERVICES, LLC
By: Gannett Media Corp., as its Member
By: The Desert Sun Publishing Co., as its Member
By: Gannett Satellite Information Network, LLC, as its Member
By: Gannett Media Corp., as its Sole Member
By: Gannett International Communications, Inc., as its Member
GANNETT PUBLISHING SERVICES, LLC
By: Gannett Satellite Information Network, LLC, as its Managing Member
By: Gannett Media Corp., as its Sole Member
GANNETT SATELLITE INFORMATION NETWORK, LLC
By: Gannett Media Corp., as its Sole Member
GANNETT UK MEDIA, LLC
By: Gannett Media Corp., as its Sole Member
GFHC, LLC
By: Gannett Media Corp., as its Sole Member
GNSS LLC
By: Gannett Media Corp., as its Sole Member
LOCALIQ LLC
By: Gannett Media Corp., as its Sole Member
THE SUN COMPANY OF SAN BERNARDINO, CALIFORNIA LLC
By: Gannett Media Services, LLC, as its Sole Member
By Gannett Media Corp., as its Member
By: The Desert Sun Publishing Co., as its Member
By: Gannett Satellite Information Network, LLC, as its Member
By: Gannett Media Corp., as its Sole Member
By: Gannett International Communications, Inc., as its Member
VISALIA NEWSPAPERS LLC
By: Gannett Media Services, LLC, as its Sole Member
By Gannett Media Corp., as its Member
By: The Desert Sun Publishing Co., as its Member
By: Gannett Satellite Information Network, LLC, as its Member
By: Gannett Media Corp., as its Sole Member
By: Gannett International Communications, Inc., as its Member

By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 – Gannett Holdings LLC]

GCOE, LLC
By: Gannett Satellite Information Network, LLC, as its Managing Member
By: Gannett Media Corp., as its Sole Member
GRATEFUL MEDIA, LLC
By: Gannett Satellite Information Network, LLC, as its Managing Member
By: Gannett Media Corp., as its Sole Member
USA TODAY SPORTS MEDIA GROUP, LLC
By: Gannett Satellite Information Network, LLC, as its Managing Member
By: Gannett Media Corp., as its Sole Member
GCCC, LLC
Gannett Missouri Publishing, Inc., as its Sole Member
IMAGN CONTENT SERVICES, LLC
By: USA Today Sports Media Group, LLC, as its Sole Member
By: Gannett Satellite Information Network, LLC, as its Managing Member
By: Gannett Media Corp., as its Sole Member
REACHLOCAL INTERNATIONAL GP LLC
By: ReachLocal International, Inc.
SALINAS NEWSPAPERS LLC
By: Gannett Media Services, LLC, as its Sole Member
By: Gannett Media Corp., as its Member
By: The Desert Sun Publishing Co., as its Member
By: Gannett Satellite Information Network, LLC, as its Member
By: Gannett Media Corp., as its Sole Member
By: Gannett International Communications, Inc., as its Member
SCRIPPS NP OPERATING, LLC
By: Desk Spinco Inc., as its Sole Member
TEXAS-NEW MEXICO NEWSPAPERS, LLC
By: Texas-New Mexico Newspapers, LLC, as its Manager
By: The Sun Company of San Bernardino, California LLC, as its Managing Member
By: Gannett Media Services, LLC, as its Sole Member
By: Gannett Media Corp., as its Member
By: The Desert Sun Publishing Co., as its Member
By: Gannett Satellite Information Network, LLC, as its Member
By: Gannett Media Corp., as its Sole Member
By: Gannett International Communications, Inc., as its Member

By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 – Gannett Holdings LLC]

THANKSGIVING VENTURES, LLC
By: Grateful Media, LLC
By: Gannett Satellite Information Network, LLC, as its Sole Member
By: Gannett Media Corp., as its Sole Member
YORK NEWSPAPER COMPANY
By: York Newspapers Holdings, L.P., as its General Partner
By: York Partnership Holdings, LLC, as its General Partner
By: Texas-New Mexico Newspapers, LLC, as its Managing Member
By: The Sun Company of San Bernardino, California LLC, as its Managing Member
By: Gannett Media Services, LLC, as its Sole Member
By: Gannett Media Corp., as its Member
By: The Desert Sun Publishing Co., as its Member
By: Gannett Satellite Information Network, LLC, as its Member
By: Gannett Media Corp., as its Sole Member
By: Gannett International Communications, Inc., as its Member
By: York Partnership Holdings, LLC, as its General Partner
By: Texas-New Mexico Newspapers, LLC, as its Managing Member
By: The Sun Company of San Bernardino, California LLC, as its Managing Member
By: Gannett Media Services, LLC, as its Sole Member
By: Gannett Media Corp., as its Member
By: The Desert Sun Publishing Co., as its Member
By: Gannett Satellite Information Network, LLC, as its Member
By: Gannett Media Corp., as its Sole Member
By: Gannett International Communications, Inc., as its Member

By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 – Gannett Holdings LLC]

YORK NEWSPAPERS HOLDINGS, L.P.
By: York Partnership Holdings, LLC, as its General Partner
By: Texas-New Mexico Newspapers, LLC, as its Managing Member
By: The Sun Company of San Bernardino, California LLC, as its Managing Member
By: Gannett Media Services, LLC, as its Sole Member
By: Gannett Media Corp., as its Member
By: The Desert Sun Publishing Co., as its Member
By: Gannett Satellite Information Network, LLC, as its Member
By: Gannett Media Corp., as its Sole Member
By: Gannett International Communications, Inc., as its Member
YORK NEWSPAPERS HOLDINGS, LLC

By: York Newspapers Holdings, L.P., as its Sole Member
By: York Partnership Holdings, LLC, as its General Partner
By: Texas-New Mexico Newspapers, LLC, as its Managing Member
By: The Sun Company of San Bernardino, California LLC, as its Managing Member
By: Gannett Media Services, LLC, as its Sole Member

By: Gannett Media Corp., as its Member
By: The Desert Sun Publishing Co., as its Member
By: Gannett Satellite Information Network, LLC, as its Member
By: Gannett Media Corp., as its Sole Member
By: Gannett International Communications, Inc., as its Member
YORK PARTNERSHIP HOLDINGS, LLC
By: Texas-New Mexico Newspapers, LLC, as its Manager By: The Sun Company of San Bernardino, California LLC, as its Managing Member By: Gannett Media Services, LLC, as its Sole Member
By: Gannett Media Corp., as its Member
By: The Desert Sun Publishing Co., as its Member
By: Gannett Satellite Information Network, LLC, as its Member
By: Gannett Media Corp., as its Sole Member
By: Gannett International Communications, Inc., as its Member

By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 – Gannett Holdings LLC]

AMERICAN INFLUENCER AWARDS, LLC

By:	/s/ Jason Taylor
	Name:	Jason Taylor
	Title:	Manager

By:	/s/ Christopher Crellin
	Name:	Christopher Crellin
	Title:	Manager

GIDDYUP EVENTS, LLC MILWAUKEE MARATHON LLC ENMOTIVE COMPANY LLC

By:	/s/ Jason Taylor
	Name:	Jason Taylor
	Title:	Manager

[Signature Page to Amendment No. 1 – Gannett Holdings LLC]

GANNETT INTERNATIONAL FINANCE LLC

By:	/s/ Michael E. Reed
	Name:	Michael E. Reed
	Title:	Manager

By:	/s/ Douglas E. Horne
	Name:	Douglas E. Horne
	Title:	Manager

By:	/s/ Polly Grunfeld Sack
	Name:	Polly Grunfeld Sack
	Title:	Manager

[Signature Page to Amendment No. 1 – Gannett Holdings LLC]

CITIBANK, N.A., as Agent,

By

/s/ David Tuder
Name:	David Tuder
Title:	Managing Director and Vice President

[Signature Page to Amendment No. 1 – Gannett Holdings LLC]

Lenders:

Lender Name

By:	*
Name:
Title:

*Signature pages of Lenders are available upon request to the registrant

[Signature Page to Amendment No. 1 – Gannett Holdings LLC]

EXHIBIT A

FIRST LIEN CREDIT AGREEMENT

Dated as of October 15, 2021,

As amended by Amendment No. 1 to First Lien Credit Agreement, dated as of January 31, 2022,

by and among

GANNETT CO., INC.,
as Holdings

GANNETT HOLDINGS LLC,
as Borrower,

EACH PERSON
LISTED AS A GUARANTOR ON THE SIGNATURE PAGES HERETO,
as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,
as Lenders,

and

CITIBANK, N.A.,
as Administrative Agent and Collateral Agent

CITIBANK, N.A.

and

APOLLO GLOBAL FUNDING, LLC,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

	ARTICLE I DEFINITIONS; CERTAIN TERMS	1

Section 1.01	Definitions	1
Section 1.02	Terms Generally	~~51~~54
Section 1.03	Certain Matters of Construction	~~52~~54
Section 1.04	Pro Forma Calculations	~~52~~55
Section 1.05	Accounting and Other Terms	~~53~~55
Section 1.06	Time References	~~54~~56
Section 1.07	Limited Conditions Transaction	~~54~~56
Section 1.08	Cashless Rolls	~~55~~57
Section 1.09	Rates	57

	ARTICLE II THE LOANS	~~55~~58

Section 2.01	Commitments; Loans	~~55~~58
Section 2.02	Making the Loans	~~56~~59
Section 2.03	Repayment of Term Loans; Evidence of Debt	~~57~~60
Section 2.04	Interest.	~~58~~61
Section 2.05	Termination of Commitment; Prepayment of Term Loans	~~59~~62
Section 2.06	Fees	~~63~~67
Section 2.07	Interest Elections	~~63~~67
Section 2.08	Alternate Rate of Interest	~~64~~68
Section 2.09	Taxes	~~71~~72
Section 2.10	Increased Costs and Reduced Return	~~75~~76
Section 2.11	Break Funding Payments	~~76~~77
Section 2.12	Mitigation Obligations; Replacement of Lenders	77
Section 2.13	Incremental Extensions of Credit	78
Section 2.14	Extension of Maturity Date	~~80~~81

	ARTICLE III [RESERVED]	~~82~~83

	ARTICLE IV APPLICATION OF PAYMENTS	~~82~~83

Section 4.01	Payments; Computations and Statements	~~82~~83
Section 4.02	Sharing of Payments	83
Section 4.03	Apportionment of Payments	84

- i -

	ARTICLE V CONDITIONS TO LOANS	~~84~~85

Section 5.01	Conditions Precedent to Effectiveness	~~84~~85

	ARTICLE VI REPRESENTATIONS AND WARRANTIES	87

Section 6.01	Representations and Warranties	87

	ARTICLE VII COVENANTS OF THE LOAN PARTIES	95

Section 7.01	Affirmative Covenants	95
Section 7.02	Negative Covenants	~~104~~105
Section 7.03	Minimum Liquidity	~~111~~112

	ARTICLE VIII DESIGNATION OF SUBSIDIARIES	~~111~~112

	ARTICLE IX EVENTS OF DEFAULT	112

Section 9.01	Events of Default	112

	ARTICLE X AGENTS	~~115~~116

Section 10.01	Appointment	~~115~~116
Section 10.02	Nature of Duties; Delegation	116
Section 10.03	Rights, Exculpation, Etc.	~~116~~117
Section 10.04	Reliance	~~117~~118
Section 10.05	Indemnification	~~118~~119
Section 10.06	Agents Individually	119
Section 10.07	Successor Agent	119
Section 10.08	Collateral Matters	120
Section 10.09	Agency for Perfection	~~122~~123
Section 10.10	No Reliance on any Agent's Customer Identification Program	123
Section 10.11	No Third Party Beneficiaries	123
Section 10.12	No Fiduciary Relationship	123
Section 10.13	Arrangers	~~123~~124
Section 10.14	Collateral Custodian	~~123~~124
Section 10.15	[Reserved]	~~123~~124
Section 10.16	Administrative Agent May File Proofs of Claim	124
Section 10.17	Defaults	124
Section 10.18	Erroneous Payments	~~124~~125

- ii -

- iii -

SCHEDULE AND EXHIBITS

Schedule 1.01(A)	Lenders and Lenders' Commitments
Schedule 1.01(B)	Closing Date Mortgaged Properties
Schedule 1.01(C)	Closing Date Immaterial Subsidiaries
Schedule 6.01(e)	Capitalization; Subsidiaries
Schedule 6.01(f)	Litigation
Schedule 6.01(i)	ERISA
Schedule 6.01(l)	Nature of Business
Schedule 6.01(q)	Environmental Matters
Schedule 6.01(r)	Insurance
Schedule 6.01(u)	Intellectual Property
Schedule 6.01(v)	Material Contracts
Schedule 7.01(r)	Post-Closing Matters
Schedule 7.02(a)	Existing Liens
Schedule 7.02(b)	Existing Indebtedness
Schedule 7.02(e)	Existing Investments
Schedule 7.02(k)	Limitations on Dividends and Other Payment Restrictions

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of Promissory Note
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Compliance Certificate
Exhibit 2.09(d)-1	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit 2.09(d)-2	U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit 2.09(d)-3	U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit 2.09(d)-4	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

- iv -

FIRST LIEN CREDIT AGREEMENT

First Lien Credit Agreement, dated as of October 15, 2021, by and among Gannett Co., Inc., a Delaware corporation (~~“~~"Holdings~~”~~"), Gannett Holdings LLC, a Delaware limited liability company (the "Borrower"), each Person listed as a "Guarantor" on the signature pages hereto (together with each other Person that executes a joinder agreement and becomes a "Guarantor" hereunder or otherwise guaranties all or any part of the Obligations (as hereinafter defined), each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), Citibank, N.A., as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent"), and as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

RECITALS

The Borrower has asked the Lenders to extend credit to the Borrower consisting of a term loan in the aggregate principal amount of $516,000,000.  The proceeds of the Term Loan shall be used by the Borrower (i) to consummate the Payoff (as defined below), (ii) to pay fees and expenses incurred to obtain the Term Loan and to consummate of the Payoff and (iii) to the extent of any remaining funds after application of the proceeds of the Term Loan as set forth in clauses (i) and (ii) above, for working capital and general corporate purposes.  The Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CERTAIN TERMS

Section 1.01  Definitions.  As used in this Agreement, the following terms shall have the respective meanings indicated below:

"ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

"ABR Term SOFR Determination Day" has the meaning specified in the definition of "Term SOFR".

"Account" has the meaning specified for such term in § 9.102 of the UCC.

"Account Debtor" means, with respect to any Person, each debtor, customer or obligor in any way obligated on or in connection with any Account of such Person.

"Acquisition" means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.

"Action" has the meaning specified therefor in Section 12.12.

"Additional Amount" has the meaning specified therefor in Section 2.09(a).

"Adjusted ~~LIBO Rate~~Term SOFR" means, ~~with respect to any Eurodollar Borrowing for any Interest Period (or, solely~~ for purposes of ~~clause (c) of the defined term "Alternate Base Rate", for purposes of determining the Alternate Base Rate as of any date), an interest~~any calculation, the rate per annum ~~(rounded upwards, if necessary, to the next 1/100 of 1%)~~ equal to ~~the product of~~ (a) ~~the LIBO Rate in effect~~Term SOFR for such ~~Interest Period (or such date, as~~calculation plus (b) the applicable~~) and (b) the Statutory Reserves~~ Term SOFR Adjustment; provided~~, however,~~ that ~~the~~if Adjusted ~~LIBO Rate~~Term SOFR as so determined shall ~~at no time~~ever be less than ~~0.50% per annum~~the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

"Administrative Agent" has the meaning specified therefor in the preamble hereto.

"Administrative Agent's Account" means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.  Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an "Affiliate" of any Loan Party.

"Affiliated Lender" means, collectively, Fortress Investment Group LLC, SoftBank Group Corp., Holdings and their respective Affiliates.

"Agent" has the meaning specified therefor in the preamble hereto.

"Agent Fee Letter" means that certain Agent Fee Letter, dated as of the Closing Date, between the Borrower and Citigroup Global Markets Inc.

"Agent Parties" has the meaning specified therefor in Section 12.01(d)(ii).

"Aggregate Payments" has the meaning specified therefor in Section 11.06.

"Agreement" means this Credit Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing.

"All-in Yield" means, as to any Loans (or other Indebtedness, if applicable), the yield thereon to Lenders (or other lenders, as applicable) providing such Loans (or other Indebtedness, if applicable), as reasonably determined by the Administrative Agent in consultation with the Borrower taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or, if shorter, the remaining life to maturity), but excluding (i) any arrangement, commitment, structuring, underwriting and/or amendment fees (regardless of whether any such fees are paid to or shared in whole or in part with any lender) and (ii) any other fee that, in each case, is not payable to all relevant lenders generally; provided, however, that to the extent that the Adjusted ~~LIBO Rate~~Term SOFR (for a period of three months) or Alternate Base Rate (in each case, without giving effect to any floor specified in the definition thereof) (A) is less than any floor applicable to the loans in respect of which the All-in Yield is being calculated on the date on which the All-in Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the All-in Yield and (B) is greater than any applicable floor on the date on which the All-in Yield is determined, the floor will be disregarded in calculating the All-in Yield.

"Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds ~~Effective~~ Rate, which shall not be less than 0% per annum, in effect on such day plus 1/2 of 1.00% per annum and (c) ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR for ~~an Interest Period of~~a one -month ~~at approximately 11:00 a.m., London time,~~tenor in effect on such day ~~(or, if such day is not a Business Day, the immediately preceding Business Day)~~ plus 1.00% per annum.  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds ~~Effective~~ Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, then the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds ~~Effective~~ Rate or the Adjusted ~~LIBO Rate~~Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds ~~Effective~~ Rate or the Adjusted ~~LIBO Rate~~Term SOFR, respectively.

"Amortization Installment Amount" means, for any repayment of ~~the~~ Term Loans pursuant to Section 2.03(a) for any Fiscal Quarter, (a) if the First Lien Net Leverage Ratio, as determined as of the last day of the immediately preceding Fiscal Quarter pursuant to the most recently delivered Compliance Certificate, is greater than 1.20 to 1.00, (i) for any Fiscal Quarter ending prior to the First Amendment Closing Date, 2.50% of the aggregate principal amount of the Term Loans on the Closing Date and (ii) for any Fiscal Quarter ending on or after the First Amendment Closing Date, $14,243,456.12, and (b) if the First Lien Net Leverage Ratio, as determined as of the last day of the immediately preceding Fiscal Quarter pursuant to the most recently delivered Compliance Certificate, is equal to or less than 1.20 to 1.00, (i) for any Fiscal

Quarter ending prior to the First Amendment Closing Date, 1.25% of the aggregate principal amount of the Term Loans on the Closing Date and (ii) for any Fiscal Quarter ending on or after the First Amendment Closing Date, $7,121,728.06.

"Anti-Corruption Laws" has the meaning specified therefor in Section 6.01(z).

"Anti-Money Laundering and Anti-Terrorism Laws" means any Requirement of Law relating to terrorism, economic sanctions or money laundering, including (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Bank Secrecy Act of 1970 (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), and the implementing regulations promulgated thereunder, (c) the USA PATRIOT Act and the implementing regulations promulgated thereunder, (d) the laws, regulations and Executive Orders administered under any Sanctions Programs, (e) any law prohibiting or directed against terrorist activities or the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), and (f) any similar laws enacted in the United States or any other jurisdictions in which the parties to this Agreement operate, as any of the foregoing laws have been, or shall hereafter be, amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto, in each case applicable to Holdings or any Subsidiary.

"Applicable Margin" means, as of any date of determination, (a) with respect to the interest rate of the Term Loan (or any portion thereof), (i) 4.00% per annum, in the case of an ABR Loan, and (ii) 5.00% per annum, in the case of a ~~Eurodollar~~SOFR Loan, and (b) with respect to the Incremental Term Loans of any series, the interest rate margin specified in the applicable Incremental Facility Amendment.

"Arrangers" means Citibank, N.A. and Apollo Global Funding, LLC in their capacities as joint lead arrangers and joint bookrunners for the term loan facilities hereunder.

"Assignment and Assumption" means an assignment and assumption entered into by an assigning Lender and an assignee, and accepted by the Borrower (as applicable), in accordance with Section 12.07 hereof and substantially in the form of Exhibit B hereto, or such other form as approved by the Administrative Agent.

"Auction Agent" means (a) the Administrative Agent or (b) any other financial institution or advisor employed by Holdings, the Borrower or any of its Restricted Subsidiaries (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Dutch auction pursuant to Section 12.07(m); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided further that none of Holdings, the Borrower or any of the Restricted Subsidiaries may act as the Auction Agent.

"Authorized Officer" means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, director, company secretary, treasurer or other financial officer performing similar functions, president or executive vice president of such Person.

"Available Tenor" has the meaning specified therefor in Section 2.08.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

"Bail-In Legislation" means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

"Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar Federal or state law for the relief of debtors.

"Bankruptcy Plan" has the meaning specified therefor in Section 12.07(m)(ii)(C).

"Benchmark" has the meaning specified therefor in Section 2.08.

"Benchmark Replacement" has the meaning specified therefor in Section 2.08.

"Benchmark Replacement Adjustment" has the meaning specified therefor in Section 2.08.

"Benchmark Replacement Date" has the meaning specified therefor in Section 2.08.

"Benchmark Transition Event" has the meaning specified therefor in Section 2.08.

"Benchmark Transition Start Date" has the meaning specified therefor in Section 2.08.

"Benchmark Unavailability Period" has the meaning specified therefor in Section 2.08.

"Beneficial Ownership Certification" means a certification regarding beneficial ownership of the Borrower as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 C.F.R. §1010.230.

"Benefit Plan" means any of (a) an ~~“~~"employee benefit plan~~”~~" (as defined in ERISA) that is subject to Title I of ERISA, (b) a ~~“~~"plan~~”~~" as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such ~~“~~"employee benefit plan~~”~~" or ~~“~~"plan~~”~~".

"Blocked Person" means any Person:

(a)  that (i) is identified on the list of "Specially Designated Nationals and Blocked Persons" published by the Office of Foreign Asset Control; (ii) resides, is organized or chartered in a country, region or territory that is the target of comprehensive sanctions under any Sanctions Program (a "Sanctioned Country"); or (iii) a Person listed in any economic or financial sanctions-related or trade embargoes-related list of designated Persons maintained under any of the Anti-Money Laundering and Anti-Terrorism Laws; and

(b)  that is owned or controlled by or that is acting for or on behalf of, any Person described in clause (a) above.

"Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

"Board of Directors" means with respect to (a) any corporation, the board of directors of the corporation, (b) a partnership, the board of directors of the general partner of the partnership, (c) a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) any other Person, the board or committee of such Person serving a similar function.

"Borrower" has the meaning specified therefor in the preamble hereto.

"Borrower Materials" has the meaning specified therefor in Section 12.01(e).

"Borrowing" means Loans of the same Class and Type made, converted or continued on the same date and, in the case of ~~Eurodollar~~SOFR Loans, as to which a single Interest Period is in effect.

"BridgeTower Asset Purchase Agreement" means that certain asset purchase agreement, dated as of October 30, 2020, by and among BridgeTower Media, LLC, a Delaware limited liability company, as seller, the other sellers party thereto, BridgeTower OpCo, LLC, a Delaware limited liability company, as purchaser and BridgeTower Media, LLC, a Delaware limited liability company, solely in its capacity as the representative for the sellers party thereto, as in effect as of the Closing Date.

"Business Day" means, for all purposes, any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close~~; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market~~.

"Capital Expenditures" means, with respect to any Person for any period, the sum of the aggregate of all expenditures by such Person and its Restricted Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment", "intangible assets" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, including all Capitalized Lease Obligations, obligations under synthetic leases and capitalized software costs that are paid or due and payable during such period.

"Capitalized Lease" means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be classified and accounted for as a finance lease on the balance sheet of such Person.

"Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Restricted Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

"Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P‑1 by Moody's or A‑1 by Standard & Poor's; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; (f) marketable tax exempt securities rated A or higher by Moody's or A+ or higher by Standard & Poor's, in each case, maturing within 270 days from the date of acquisition thereof; and (g) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Change of Control" means each occurrence of any of the following:

(a)  the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership of more than 50% of the aggregate outstanding voting or economic power of the Equity Interests of Holdings;

(b)  Holdings shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of the Borrower, free and clear of all Liens (other than Permitted Specified Liens); or

(c)  a "Change of Control" (or any comparable term or provision) under or with respect to the Senior Secured Notes, the Notes or any other Indebtedness of Holdings, the Borrower or any of their respective Restricted Subsidiaries, in each case in an aggregate principal amount in excess of $50,000,000.

"Citibank" means Citibank, N.A.

"Class", when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans or Incremental Term Loans of any series, (b) any Commitment, refers to whether such Commitment is a Term Loan Commitment or an Incremental Term Commitment of any series and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class.

"Closing Date" has the meaning specified therefor in Section 5.01.

"Closing Date Mortgaged Property" means the owned real property identified on Schedule 1.01(B), including the land on which each such property is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith with respect to which a Mortgage is granted pursuant to Section 7.01(m).

"Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

"Collateral Agent" has the meaning specified therefor in the preamble hereto.

"Collateral Agent Advances" has the meaning specified therefor in Section 10.08(a).

"Commitments" means, with respect to each Lender, such Lender's Term Loan Commitment.

"Communications" has the meaning specified therefor in Section 12.01(d)(ii).

"Compliance Certificate" has the meaning specified therefor in Section 7.01(a)(iv).

"Conforming Changes" means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark

Replacement, any technical, administrative or operational changes (including changes to the definition of "Alternate Base Rate," the definition of "Business Day," the definition of "U.S. Government Securities Business Day," the definition of "Interest Period" or any similar or analogous definition (or the addition of a concept of "interest period"), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.11 and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent (in consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

"Consenting Lender" has the meaning specified therefor in Section 2.14(a).

"Consolidated EBITDA" means, with respect to any Person for any period:

(a)  the Consolidated Net Income of such Person for such period,

plus

(b)  without duplication, the sum of the following amounts for such period to the extent (except in the case of clause (xi)) deducted in the calculation of Consolidated Net Income for such period:

(i)  any provision for United States federal income taxes or other taxes measured by net income,

(ii)  Consolidated Net Interest Expense (but excluding interest expense related to operating leases that are not Capitalized Leases),

(iii)  any depreciation and amortization expense (but excluding depreciation and amortization related to operating leases that are not Capitalized Leases),

(iv)  any aggregate net loss on the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,

(v)  any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and Inventory),

(vi)  any restructuring and integration costs, any other extraordinary, non-recurring or unusual charges and expenses or deductions (collectively, "Extraordinary Expenses"); provided that, for any period of four consecutive Fiscal Quarters, the aggregate amount of cash Extraordinary Expenses that are added back pursuant to this clause (vi) in calculating Consolidated EBITDA (when taken together with add-backs pursuant to clause (xi) below for such period of four consecutive Fiscal Quarters) shall not exceed 20% of Consolidated EBITDA of such Person (which percentage shall be calculated prior to giving effect to any such add-backs and adjustments),

(vii)  deferred financing costs,

(viii)  management fee incentive expense incurred and paid using common Equity Interests,

(ix)  fees, costs and expenses in connection with the Transactions,

(x)  fees, costs and expenses relating to any contemplated or completed acquisitions or dispositions or to any contemplated or completed offering of securities or other Indebtedness, and

(xi)  (x) pro forma ~~“~~"run rate~~”~~" cost savings, operating expense reductions and synergies related to the Transactions that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 18 months after the Closing Date; and (y) pro forma ~~“~~"run rate~~”~~" cost savings, operating expense reductions and synergies related to acquisitions, dispositions and other specified transactions (including, for the avoidance of doubt, acquisitions occurring prior to the Closing Date), restructurings, cost savings initiatives and other initiatives that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 18 months after such acquisition, disposition or other specified transaction, restructuring, cost savings initiative or other initiative (in the case of subclauses (x) and (y), without duplication of any actual benefits realized from such steps prior to or during the applicable test period); provided that (1) Holdings shall have delivered to the Administrative Agent a certificate of the chief financial officer of Holdings, in form and substance reasonably satisfactory to the Administrative Agent, certifying that such cost savings meet the requirements set forth in subclause (x) or (y), as applicable, together with reasonably detailed evidence in support thereof, (2) cost savings, operating expense reductions and synergies will cease to be included in the determination of Consolidated EBITDA if the Borrower ceases to reasonably expect substantial steps with respect thereto to be taken within such 18-month period or if the benefits thereof are no longer expected by the Borrower to be achieved and (3) for any period of four Fiscal Quarters, the aggregate amount added back to Consolidated EBITDA for such period pursuant to this clause (xi) (when taken together with add-backs pursuant to clause (vi) above for such period of four consecutive Fiscal Quarters) shall not exceed 20% of Consolidated EBITDA for such period (which percentage shall be calculated prior to giving effect to any such add-backs and adjustments), minus

(c)  without duplication, the sum of the following amounts for such period to the extent included in the calculation of such Consolidated Net Income for such period:

(i)  any credit for United States federal income taxes or other taxes measured by net income,

(ii)  any gain from extraordinary items,

(iii)  any aggregate net gain from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business; and

(iv)  any other non-cash gain, including any reversal of a charge referred to in clause (b)(v) above by reason of a decrease in the value of any Equity Interest, but excluding any such non-cash gains (A) in respect of which cash was received in a prior period or will be received in a future period and (B) that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in a prior period for, anticipated cash charges.

Notwithstanding the foregoing, Consolidated EBITDA shall be $148,828,000, $87,980,000, $78,018,000 and $99,069,000 for the Fiscal Quarters ended December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, respectively.

"Consolidated Net Income" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period; provided, however, that the following shall be excluded:  (a) the net income of any other Person in which such Person or one of its Restricted Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Restricted Subsidiary, (b) the net income of any Restricted Subsidiary (other than a Loan Party) of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation, and (c) the net income of any other Person arising prior to such other Person becoming a Restricted Subsidiary of such Person or merging or consolidating into such Person or its Restricted Subsidiaries.

"Consolidated Net Interest Expense" means, with respect to any Person for any period, (a) gross interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP, less (b) the sum of (i) interest income for such period and (ii) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (c) the sum of (i) losses for such period on Hedging Agreements (to the extent not included in gross interest expense), (ii) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense) and (iii) amortization of original issue discount resulting from the issuance of Indebtedness at less than par or debt discount associated with the Senior Secured Notes or the Notes, in each case, determined on a consolidated basis and in accordance with GAAP.

"Contingent Indemnity Obligations" means any Obligation constituting a contingent, unliquidated indemnification obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto.

"Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Control Agreement" means, with respect to any deposit account, any securities account, any commodity account, any securities entitlement or any commodity contract, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account or entitlement or contract, effective to grant "control" (as defined under the applicable UCC) over such account, entitlement or contract to the Collateral Agent.

"Corresponding Tenor " has the meaning specified therefor in Section 2.08.

"Covered Party" has the meaning specified therefor in Section 12.26(a).

"Current Value" has the meaning specified therefor in Section 7.01(n).

"Debtor Relief Law" means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

"Declining Lender" has the meaning specified therefor in Section 2.14(a).

"Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Designated Non-Cash Consideration" means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.02(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of such Disposition).

"Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.  For purposes of clarification, "Disposition" shall include (a) the sale or other disposition for value of any contracts, (b) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification), (c) any sale of merchant accounts (or any rights thereto (including any rights to any residual payment stream with respect thereto)) by any Loan Party or (d) any disposition of property through a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law.

"Disqualified Equity Interests" means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of (i) the payment in full of the Obligations (other than Contingent Indemnity Obligations) and (ii) a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations (other than Contingent Indemnity Obligations) and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is 91 days after the Final Maturity Date.  Notwithstanding the foregoing, for all purposes of this Agreement and the other Loan Documents, Equity Interests (including, for the avoidance of doubt, rights to purchase Equity Interests) issued by Holdings pursuant to or in accordance with the Permitted Rights Agreement shall not constitute Disqualified Equity Interests as a result of providing for the scheduled payments of dividends or distributions in cash (but, for the avoidance of doubt, the Equity Interests issued pursuant to or in accordance with the Permitted Rights Agreement shall constitute Disqualified Equity Interests to the extent they have any of the characteristics described in the foregoing clauses (a), (b) or (d) (other than, in the case of clause (d), Equity Interests convertible into or exchangeable for other Equity Interests that would constitute Disqualified Equity Interests solely as a result of the application of clause (c) above)).

"Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

"Domestic Subsidiaries" means all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Electronic Signature" has the meaning specified therefor in Section 12.08.

"Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA that is maintained by any Loan Party or with respect to which any Loan Party has any liability (including on account of any of its ERISA Affiliates).

"Engagement Letter" means the Engagement Letter, dated as of October 15, 2021, among the Borrower and the Arrangers, as amended, modified and/or supplemented from time to time in accordance with the terms thereof.

"Environmental Actions" means any complaint, summons, citation, written notice or directive, order, claim, litigation, investigation, judicial or administrative proceeding or judgment by or before any Governmental Authority or an Action by any Person involving violations of Environmental Laws or Releases of or exposure of any Person to Hazardous Materials (a) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any legal predecessor in interest; (b) from adjoining properties or businesses onto or otherwise impacting any assets or properties owned or operated by any Loan Party or any of its Subsidiaries; or (c) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

"Environmental Laws" means, as applicable, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and, as it relates to exposure to hazardous or toxic materials, the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other Requirement of Law, permit, license or other binding determination of any

Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other binding government restrictions relating to the protection of the environment or the generation, storage, use, labelling, transport, distribution, Release, deposit or migration of, or exposure of any Person to, any hazardous or toxic materials or materials listed, defined, or regulated as "hazardous", "toxic", a "pollutant", or a "contaminant" or words of similar meaning under applicable Requirements of Law into the environment.

"Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which, in each case, relate to any Loan Party's noncompliance with Environmental Laws, or any environmental condition at or a Release of Hazardous Materials from or onto (a) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (b) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

"Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

"Equity Interests" means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

"Equity Issuance" means either (a) the sale or issuance by any Loan Party or any of its Restricted Subsidiaries of any shares of its Equity Interests or (b) the receipt by Holdings of any cash capital contributions.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time.  References to sections of ERISA shall be construed also to refer to any successor sections.

"ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

~~“~~"Erroneous Payment~~”~~" has the meaning assigned to it in Section 10.18(a).

~~“~~"Erroneous Payment Deficiency Assignment~~”~~" has the meaning assigned to it in Section 10.18(d)(i).

~~“~~"Erroneous Payment Impacted Class~~”~~" has the meaning assigned to it in Section 10.18(d)(i).

~~“~~"Erroneous Payment Return Deficiency~~”~~" has the meaning assigned to it in Section 10.18(d)(i).

~~“~~"Erroneous Payment Subrogation Rights~~”~~" has the meaning assigned to it in Section 10.18(e).

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~"Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.~~

"Event of Default" has the meaning specified therefor in Section 9.01.

"Excess Cash Flow" means, with respect to any Person for any period,

(a)  Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period, adjusted to exclude any gains or losses attributable to events that trigger a mandatory prepayment requirement under Section 2.05(c)), less

(b)  the sum of, without duplication,

(i)  the cash portion of Consolidated Net Interest Expense paid during such period,

(ii)  income taxes paid in cash by such Person and its Restricted Subsidiaries for such period,

(iii)  all cash principal payments made on the Loans during such period,

(iv)  [reserved],

(v)  the cash portion of Capital Expenditures made during such period  to the extent not funded with (x) an incurrence of Indebtedness or (y) proceeds from the issuance of Equity Interests,

(vi)  the excess, if any, of Working Capital at the end of such period over Working Capital at the beginning of such period (or, if the difference results in an amount less than zero, minus the excess, if any, of Working Capital at the beginning of such period over Working Capital at the end of such period),

(vii)  all cash expenses, fees, charges and amounts to the extent added back to Consolidated EBITDA (or its component definitions) for such period,

(viii)  cash payments to fund pension obligations made during such period,

(ix)  the cash portion of the purchase price paid in connection with Permitted Acquisitions made by such Person and its Restricted Subsidiaries during such period (excluding any Permitted Acquisitions to the extent financed with the proceeds of an Equity Issuance),

(x)  any cash actually paid during such period in respect of any non-cash losses or charges recorded in a prior period, and

(xi)  the amount of Restricted Payments made during such period pursuant to clauses (f) and (g)(i) of ~~“~~"Permitted Restricted Payments~~”~~".

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Excluded Subsidiary" means any of the following:  (a) an Unrestricted Subsidiary, (b) a Restricted Subsidiary that is a Foreign Subsidiary or a FSHCO, (c) a Restricted Subsidiary that is a not a Material Subsidiary, (d) Newsquest Media Group Limited and each of its Subsidiaries or (e) a Restricted Subsidiary that either (i) is not wholly owned, directly or indirectly, by the Borrower on the Closing Date or (ii) becomes a Restricted Subsidiary that is not wholly owned, directly or indirectly, by the Borrower after the Closing Date pursuant to a bona fide transaction with a non-affiliated party the primary purpose of which was other than causing such Restricted Subsidiary to become an Excluded Subsidiary.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.09(d) and (d) any U.S. federal withholding Taxes imposed under FATCA.

"Existing Convertible Notes" means the notes issued pursuant to the Indenture, dated as of April 9, 2018, between Gannett Media Corp., as issuer, and U.S. Bank National Association, as trustee.

"Existing Credit Agreement" means the First Lien Credit Agreement dated as of February 9, 2021, among Holdings, the Borrower, the guarantors from time to time party thereto,

the lenders from time to time party thereto and Citibank, as administrative agent and collateral agent for the lenders.

"Existing Maturity Date" has the meaning specified therefor in Section 2.14(a).

"Existing Notes Intercreditor Agreement" means the First Lien/Second Lien Intercreditor Agreement dated as of February 9, 2021, among Citibank, as First Lien Agreement Agent and as First Lien Agreement Collateral Agent, U.S. Bank National Association, as Initial Second-Priority Agent, and Alter Domus Products Corp., as Initial Second-Priority Collateral Agent, as consented to by the Borrower and the Guarantors from time to time party thereto.

"Extension Effective Date" has the meaning specified therefor in Section 2.14(a).

"Extraordinary Receipts" means any cash received by Holdings, the Borrower or any of their respective Restricted Subsidiaries from casualty or condemnation awards (and payments in lieu thereof).

"Fair Share" has the meaning specified therefor in Section 11.06.

"Fair Share Contribution Amount" has the meaning specified therefor in Section 11.06.

"FASB ASC" means the Accounting Standards Codification of the Financial Accounting Standards Board.

"FATCA" means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements, treaty or convention among Governmental Authorities implementing the foregoing.

"FCPA" has the meaning specified therefor in Section 6.01(z).

"Federal Funds ~~Effective~~ Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if such day is not a Business Day, the Federal Funds ~~Effective~~ Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds ~~Effective~~ Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as reasonably determined by the Administrative Agent.

"Final Maturity Date" means (a) with respect to the Term Loans, October 15, 2026, and (b) with respect to Incremental Term Loans of any series, the Incremental Term Maturity Date for such Incremental Term Loans set forth in the applicable Incremental Facility Amendment.

"Financial Statements" means (a) the audited consolidated balance sheets of Holdings and its Subsidiaries for the Fiscal Year ended December 31, 2020, and the related consolidated statements of operations, stockholders~~’~~' equity and cash flows of Holdings and its Subsidiaries for the Fiscal Year then ended and (b) the unaudited condensed consolidated balance sheets and related condensed consolidated statements of operations and cash flows of Holdings and its Subsidiaries for each subsequent Fiscal Quarter ended at least 45 days before the Closing Date (other than any fiscal fourth quarter) after the most recent fiscal period for which audited financial statements have been provided pursuant to clause (a) hereof, in each case prepared in accordance with GAAP.

"First Amendment" means Amendment No. 1 dated as of January 31, 2022, to this Agreement, among Holdings, the Borrower, the Agents, the Lenders party thereto and the Guarantors party thereto.

"First Amendment Closing Date" means the "Amendment Closing Date" as defined in the First Amendment.

"First Amendment Effective Date" means the date on which the First Amendment becomes effective in accordance with its terms, which, for the avoidance of doubt, is January 31, 2022.

"First Lien Net Leverage Ratio" means, with respect to any Person for any period, the ratio of (a) Total Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding as of the end of such period (excluding any Indebtedness to the extent unsecured or secured on a junior basis to the Obligations in respect of the Term Loans), minus Unrestricted Cash of such Person and its Restricted Subsidiaries to (b) Consolidated EBITDA of such Person and its Restricted Subsidiaries for the period of four consecutive Fiscal Quarters then last ended for which financial statements have been (or were required to be) delivered pursuant to Section 7.01(a)(ii) or Section 7.01(a)(iii), as applicable.  Unless otherwise specified, references to the "First Lien Net Leverage Ratio" herein shall mean the First Lien Net Leverage Ratio of Holdings, the Borrower and their respective Restricted Subsidiaries.

"Fiscal Quarter" means a fiscal quarter of Holdings and its Subsidiaries.

"Fiscal Year" means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

"Floor" means a rate of interest equal to 0.50%.

"Foreign Lender" has the meaning specified therefor in Section 2.09(d)(ii).

"Foreign Official" has the meaning specified therefor in Section 6.01(z).

"Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

"FSHCO" means any Restricted Subsidiary substantially all of whose assets consists of (a) Equity Interests or (b) Equity Interests and Indebtedness of one or more Foreign Subsidiaries.

"GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.02 or Section 7.03 hereof or any other provision hereof, the Required Lenders and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement, and prior to the effectiveness of such amendment to this Agreement, such covenant or other provision shall be calculated without giving effect to such change in GAAP.

"Governing Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

"Governmental Authority" means any nation or government, any Federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Guaranteed Obligations" has the meaning specified therefor in Section 11.01.

"Guarantor" means (a) Holdings and each Subsidiary of Holdings (other than the Borrower) listed as a "Guarantor" on the signature pages hereto, and (b) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations; provided, however, that in no event shall any Excluded Subsidiary be a Guarantor unless, solely in the case of an Excluded Subsidiary referenced in clause (c) of the definition of "Excluded Subsidiary", such Restricted Subsidiary has satisfied the requirements of Section 7.01(b).

"Guaranty" means (a) the guaranty of each Guarantor party hereto contained in Article XI hereof and (b) each other guaranty, in form and substance satisfactory to the Administrative Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the Obligations.

"Hazardous Material" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or human health or safety, including any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including corrosivity, ignitability, toxicity or reactivity, that subjects it to regulation under Environmental Law, as well as any radioactive or explosive materials; and (e) any raw materials, building components (including asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

"Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

"Highest Lawful Rate" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws in any jurisdiction applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

"Holdings" has the meaning specified therefor in the preamble hereto.

"Holdout Lender" has the meaning specified therefor in Section 12.02(b).

"Incremental Equivalent Indebtedness" has the meaning specified therefor in the definition of "Permitted Indebtedness".

"Incremental Extensions of Credit" has the meaning specified therefor in Section 2.13(a).

"Incremental Facility Amendment" has the meaning specified therefor in Section 2.13(c).

"Incremental Lender" has the meaning specified therefor in Section 2.13(c).

"Incremental Term Commitments" has the meaning specified therefor in Section 2.13(a).

"Incremental Term Loans" has the meaning specified therefor in Section 2.13(a)

"Incremental Term Maturity Date" means, with respect to Incremental Term Loans of any series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Amendment.

"Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person and is no longer contingent); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities other than obligations that are cash collateralized on terms reasonably satisfactory to the Administrative Agent; (g) all net obligations and liabilities, calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations in respect of obligations referred to in clauses (a) through (h) and (j) of this definition of another Person; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.  The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer so long as, in the case of a joint venture, such Indebtedness is recourse to any Loan Party.

"Indemnified Matters" has the meaning specified therefor in Section 12.15.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

"Indemnitees" has the meaning specified therefor in Section 12.15.

"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

"Intellectual Property" has the meaning specified therefor in the Security Agreement.

"Intercompany Subordination Agreement" means an Intercompany Subordination Agreement made by Holdings and its Subsidiaries in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Collateral Agent.

"Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07, which shall be substantially in the form of Exhibit E otherwise consistent with the requirements of Section 2.07.

"Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the applicable Final Maturity Date and (b) with respect to any ~~Eurodollar~~SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and the applicable Final Maturity Date and, in the case of a ~~Eurodollar~~SOFR Borrowing with an Interest Period of more than three months~~’~~' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months~~’~~' duration after the first day of such Interest Period.

"Interest Period" means, with respect to any ~~Eurodollar~~SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter (~~or a shorter period or 12 months, as applicable, thereafter if, at the time of the relevant Borrowing, the Administrative Agent and all Lenders participating therein agree to make an Interest Period of such duration available~~in each case, subject to the availability thereof), in each case as the Borrower may elect; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day and (ii) no tenor that has been removed from this definition pursuant to Section 2.08(d) shall be available for specification in the applicable Notice of Borrowing or Interest Election Request.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

~~“Interpolated Rate” means for any Interest Period, a rate per annum (rounded to the same number of decimal places as ICE LIBOR) which results from interpolating on a linear basis between (a) the applicable ICE LIBOR for the longest maturity for which the applicable ICE LIBOR is available that is shorter than such Interest Period and (b) the applicable ICE LIBOR for the shortest maturity for which ICE LIBOR is available that is longer than such Interest Period, in each case as of 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period.~~

"Inventory" means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including all raw materials, work-in-process and finished goods, and all packaging, supplies and materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.

"Investment" means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

"Investor Agreement" means the Investor Agreement, dated and effective as of November 17, 2020, among Holdings and the Holders (as defined therein) party thereto, as in effect on the Closing Date.

"Joinder Agreement" means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(b).

"Joinder Document Deliverable" has the meaning specified therefor in Section 7.01(b)(i).

"Junior Indebtedness" means any Indebtedness of Holdings, the Borrower or any of their respective Restricted Subsidiaries that (a) is secured by a Lien that is junior in priority to the Lien securing the Obligations (including, for the avoidance of doubt, the Notes), (b) has been expressly subordinated in right of payment to the Obligations) or (c) is unsecured.

"Latest Maturity Date" means, at any time, the latest of the Final Maturity Dates in respect of the Classes of Loans that are outstanding at such time.

"LCT Election" has the meaning specified therefor in Section 1.07.

"LCT Test Date" has the meaning specified therefor in Section 1.07.

"Lender" has the meaning specified therefor in the preamble hereto.

~~"LIBO Rate" means, subject to Section 2.08, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum equal to the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making the LIBO Rate available) LIBO Rate (“ICE LIBOR”), as it appears on Reuters Screen LIBOR01 Page (or other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Eurodollar Borrowing being made, continued or converted and with a term equivalent to such Interest Period would be offered by such other authoritative source (as is~~

~~selected by the Administrative Agent in its sole reasonable discretion) to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided further that, for the avoidance of doubt, the Administrative Agent may determine such rate by reference to the Interpolated Rate for such Interest Period.~~

"Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security, but not including the interest of a lessor under a lease that is an operating lease.

~~“~~"Limited Conditions Transaction~~”~~" means a Permitted Acquisition or other Investment by Holdings, the Borrower or any of its Restricted Subsidiaries permitted hereunder where the consummation of such Permitted Acquisition or other Investment is not conditioned on the availability of, or on obtaining, third party financing.

"Loan Document" means this Agreement, any Control Agreement, the Agent Fee Letter, any Guaranty, the Intercompany Subordination Agreement, the Pari Passu Intercreditor Agreement, the Notes Junior Intercreditor Agreement, any Joinder Agreement, any Mortgage, any Security Document, any Permitted Pari Passu Intercreditor Agreement, any Permitted Junior Intercreditor Agreement, any landlord waiver, any collateral access agreement, any Perfection Certificate and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.

"Loan Party" means the Borrower and any Guarantor.

"Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

"Majority in Interest", when used in reference to Lenders of any Class, means, at any time, Lenders holding outstanding Loans of such Class representing more than 50% of the aggregate principal amount of all Loans of such Class outstanding at such time.

"Management Agreement" means the Amended and Restated Management and Advisory Agreement, dated as of August 5, 2019 and effective as of November 19, 2019, between Holdings and FIG LLC, as in effect as of the Closing Date.

"Material Adverse Effect" means a material adverse effect on any of (a) the operations, assets, liabilities, or financial condition of the Loan Parties taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform any of their obligations under any Loan Document or (c) the rights and remedies of any Agent or any Lender under any Loan Document.

"Material Contract" means, with respect to any Person, (a) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more in any Fiscal Year (other than purchase orders in the ordinary course of the business of such Person or such

Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary upon less than 60 days' notice without penalty or premium) and (b) all other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to have a Material Adverse Effect.

"Material Subsidiary" means each Restricted Subsidiary, other than any Restricted Subsidiary that has been designated in writing by the Borrower to the Administrative Agent as not qualifying as a Material Subsidiary; provided that if, at the end of or for the most recent period of four consecutive Fiscal Quarters, the combined consolidated total assets or combined consolidated revenues of all Restricted Subsidiaries that do not constitute Material Subsidiaries shall have exceeded 5% of the consolidated total assets of Holdings, the Borrower and the Restricted Subsidiaries or 5% of the consolidated revenues of Holdings, the Borrower and the Restricted Subsidiaries, then one or more of such excluded Restricted Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts of their consolidated total assets or consolidated revenues, as applicable, until such excess shall have been eliminated.  As of the Closing Date, the Restricted Subsidiaries that are not Material Subsidiaries are listed on Schedule 1.01(C).

"Maturity Date Extension Request" means a request by the Borrower, in a form reasonably satisfactory to the Administrative Agent, for the extension of the applicable Final Maturity Date pursuant to Section 2.14.

"Moody's" means Moody's Investors Service, Inc. and any successor thereto.

"Mortgage" means a mortgage, deed of trust or deed to secure debt, each in form and substance satisfactory to the Collateral Agent and the Borrower (it being agreed that the form of mortgage, deed of trust or deed to secure debt, as applicable, entered into by the Loan Parties in connection with the Existing Credit Agreement shall be satisfactory in form and substance to the Collateral Agent), made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent.

"Mortgaged Property" means the Closing Date Mortgaged Property and the New Mortgaged Property.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates contributes or is obligated to contribute.

"Net Cash Proceeds" means, with respect to any issuance or incurrence of any Indebtedness, any Equity Issuance, any Disposition (including, for the avoidance of doubt, any Sale and Leaseback Transaction) or the receipt of any Extraordinary Receipts by any Person or any of its Restricted Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Restricted Subsidiary, in connection therewith after deducting therefrom only (a) in the case of any Disposition or the receipt of any Extraordinary Receipts consisting of insurance proceeds or condemnation awards, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) all expenses related thereto incurred by such Person or such Restricted Subsidiary in good faith in connection therewith (including, with respect to any Permitted Disposition or Sale and Leaseback Transaction permitted under Section 7.02(f), expenditures in respect of moving and build-out costs), (c) transfer taxes paid or reasonably estimated to be payable to any taxing authorities by such Person or such Restricted Subsidiary in connection therewith, and (d) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid (or reasonably estimated to be payable) to a Person that, except in the case of out-of-pocket expenses and tax payments, is not an Affiliate of such Person or any of its Restricted Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.

"New Mortgaged Property" has the meaning specified therefor in Section 7.01(n).

"Notes" means up to $500,000,000 in aggregate principal amount of Holdings~~’~~' 6.0% Senior Secured Convertible Notes due 2027 issued pursuant to the Notes Indenture.

"Notes Indenture" means the Indenture, dated November 17, 2020, among Holdings, as issuer, the guarantors party thereto from time to time and U.S. Bank National Association, as trustee, as amended as of the Closing Date and as such document is further amended, restated, supplemented or otherwise modified from time to time.

"Notes Junior Intercreditor Agreement" means the first-lien/second-lien intercreditor agreement dated as of the Closing Date, among the Agents, U.S. Bank National Association, as collateral agent in respect of the Senior Secured Notes and Alter Domus Products Corp., as collateral agent in respect of the Notes.

"Notice of Borrowing" has the meaning specified therefor in Section 2.02(a).

"Obligations" means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01.  Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, premiums, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person, (c) all Collateral Agent Advances and (d) the obligation to pay, discharge and satisfy the Erroneous Payment Subrogation Rights.

"Option Awards Agreement" means the Nonqualified Stock Option Agreement, dated as of August 5, 2019, between Fortress Operating Entity I LP and Holdings, as in effect as of the Closing Date.

"Other Applicable Indebtedness" has the meaning specified therefor in Section 2.05(d).

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

"Pari Passu Intercreditor Agreement" means the first-lien/first-lien intercreditor agreement dated as of the Closing Date, among the Agents and U.S. Bank National Association, as collateral agent in respect of the Senior Secured Notes.

"Participant Register" has the meaning specified therefor in Section 12.07(i).

"Payment Office" means the Administrative Agent's office located at Citibank Delaware, One Penn~~’~~'s Way, OPS II, New Castle, DE 19720, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Lenders, the Collateral Agent and the Borrower.

~~“~~"Payment Recipient~~”~~" has the meaning assigned to it in Section 10.18(a).

"Payoff" means the repayment, prepayment, repurchase, redemption, defeasance or discharge in full of each of the Existing Credit Agreement, and the termination of all commitments thereunder and the release of all security interests and guaranties in connection therewith.

"PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

"Perfection Certificate" means a certificate in form and substance reasonably satisfactory to the Collateral Agent and the Borrower providing information with respect to the property of each Loan Party.

"Periodic Term SOFR Determination Day" has the meaning specified in the definition of "Term SOFR".

"Permitted Acquisition" means any Acquisition by a Loan Party or any wholly-owned Restricted Subsidiary of a Loan Party to the extent that each of the following conditions shall have been satisfied:

(a)  no Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;

(b)  the Borrower shall have furnished to the Administrative Agent at least 10 Business Days prior to the consummation of such Acquisition (i) a term sheet (setting forth in reasonable detail the terms and conditions of such Acquisition) or executed purchase agreement and, at the request of any Agent, such other information and documents that any Agent may reasonably request with respect to such Acquisition, including executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (ii) solely to the extent prepared internally by the Borrower in connection with such Acquisition, pro forma financial statements of Holdings, the Borrower and its Restricted Subsidiaries after the consummation of such Acquisition, and (iii) a certificate of the chief financial officer of the Borrower, demonstrating on a pro forma basis compliance, as at the end of the most recently ended Fiscal Quarter for which internally prepared financial statements are available, with the covenant set forth in Section 7.03 hereof after the consummation of such Acquisition;

(c)  the agreements, instruments and other documents referred to in paragraph (b) above shall provide that (i) neither the Loan Parties nor any of their Restricted Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the applicable Seller or Sellers, or other obligation of the applicable Seller or Sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary or desirable to the continued operation of such property and except for Permitted Indebtedness), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);

(d)  the aggregate consideration in respect of Equity Interests in Persons that do not become Loan Parties upon the consummation of such Acquisition, and in respect of assets that are acquired by Restricted Subsidiaries that are not Loan Parties in connection with such Acquisition, shall not for all such Acquisitions made after the Closing Date (when taken together with the aggregate amount of Investments then outstanding under clause (d) of ~~“~~"Permitted Intercompany Investments~~”~~") exceed $100,000,000;

(e)  the assets being acquired (other than a de minimis amount of assets in relation to the Loan Parties' and their Restricted Subsidiaries' total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Restricted Subsidiaries or a business reasonably related thereto;

(f)  the applicable Loan Party or Restricted Subsidiary shall execute and deliver the agreements, instruments and other documents required by Section 7.01(b) on or prior to the date of the consummation of such Acquisition (or arrangements reasonably satisfactory to the Administrative Agent for the taking of such actions within the grace periods provided in Section 7.01(b) for a newly-formed or acquired Restricted Subsidiary shall have been made);

(g)  the consideration for any such Acquisition shall consist solely of (x) Equity Interests of Holdings or cash generated by the issuance of Equity Interests of Holdings or (y) unrestricted cash on the balance sheet; and

(h)  the Total Net Leverage Ratio, recomputed on a pro forma basis as of the last day of the most recently ended Fiscal Quarter, is equal to or less than 3.00 to 1.00 after giving effect to such Permitted Acquisition.

"Permitted Disposition" means:

(a)  sale of Inventory in the ordinary course of business;

(b)  licensing or sub-licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business;

(c)  leasing or subleasing assets (including ground leases) in the ordinary course of business;

(d)  (i) the lapse of Registered Intellectual Property of the Borrower and its Restricted Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties;

(e)  any involuntary loss, damage or destruction of property;

(f)  any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(g)  so long as no Event of Default has occurred and is continuing or would result therefrom, Dispositions of assets from Holdings, the Borrower or any of its Restricted Subsidiaries to Holdings, the Borrower or any of its Restricted Subsidiaries; provided that any such Dispositions after the Closing Date involving a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 7.02(j).

(h)  the granting of Permitted Liens;

(i)  (x) Disposition of obsolete or worn-out equipment or equipment that is no longer used or useful in the business of Holdings, the Borrower and its Restricted Subsidiaries, in each case in the ordinary course of business and (y) Dispositions of equipment to the extent such equipment is exchanged for credit against the purchase price of similar replacement property;

(j)  Dispositions of accounts receivable in connection with a compromise, write-down or collection thereof in the ordinary course of business or in connection with the bankruptcy or reorganization of the applicable counterparty and Dispositions of any securities received in any such bankruptcy or reorganization;

(k)  Dispositions of property or assets the aggregate amount of consideration received for which does not exceed, for all such Dispositions made pursuant to this clause (k), $10,000,000; and

(l)  Dispositions of property or assets not otherwise permitted in clauses (a) through (k) above as long as (i) the aggregate amount of consideration received is not less than the fair market value of such property or assets and (ii) 75% of the purchase price is payable in cash or Cash Equivalents; provided that (A) any liabilities (as shown on the Borrower~~’~~'s or such Restricted Subsidiary~~’~~'s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition shall be deemed to be cash consideration in an amount equal to the liabilities so assumed and (B) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of any Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (B) that is at that time outstanding, not in excess of $5,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration.

"Permitted Indebtedness" means:

(a)  any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents;

(b)  any other Indebtedness listed on Schedule 7.02(b), and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(c)  any Refinancing Facilities;

(d)  Permitted Intercompany Investments;

(e)  Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds and similar obligations (other than in respect of other Indebtedness);

(f)  Indebtedness owed to any Person (including obligations in respect of letters of credit, bank guarantees and similar instruments for the benefit of such Person) providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;

(g)  the incurrence by any Loan Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party's operations and not for speculative purposes;

(h)  Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called "procurement cards" or "P-cards") or other similar cash management services, in each case, incurred in the ordinary course of business;

(i)  contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions;

(j)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence;

(k)  Indebtedness consisting of the financing of insurance premiums to the extent non-recourse (other than to the insurance premiums) incurred in the ordinary course of business;

(l)  customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(m)  Indebtedness in respect of Contingent Obligations of Holdings, the Borrower or any of its Restricted Subsidiaries in respect of Indebtedness of Holdings, the Borrower or any of its Restricted Subsidiaries permitted hereunder; provided that, in the case of a Contingent Obligation of a Loan Party in respect of Indebtedness of a Restricted Subsidiary that is not a Loan Party, such Contingent Obligation is permitted under Section 7.02(e);

(n)  other unsecured Indebtedness in an aggregate principal amount not exceeding $25,000,000 at any time outstanding;

(o)  the Existing Convertible Notes in an aggregate principal amount not to exceed the aggregate principal amount thereof on the Closing Date, and Permitted Refinancing Indebtedness in respect thereof;

(p)  (i) Indebtedness of the Borrower or any of its Restricted Subsidiaries incurred to finance the acquisition, construction, lease or improvement of any fixed or capital assets, including Capitalized Lease Obligations and any Indebtedness assumed by the Borrower or any of its Restricted Subsidiaries in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or lease or the completion of such construction or improvement, and (ii) Permitted Refinancing Indebtedness in respect of Indebtedness incurred or assumed pursuant to clause (i) above; provided further that the aggregate principal amount of Indebtedness permitted by this clause (p) shall not exceed, at any time outstanding, the greater of (x) $12,500,000 and (y) 2.5% of Consolidated EBITDA of Holdings, the Borrower and its Restricted Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters for which financial statements are required to have been delivered pursuant to Section 7.01(a)(ii) or Section 7.01(a)(iii), as applicable;

(q)  (i) the Notes and Permitted Refinancing Indebtedness in respect thereof and (ii) the Senior Secured Notes and Permitted Refinancing Indebtedness in respect thereof;

(r)  (i) Indebtedness in the form of one or more series of senior secured notes, junior secured notes, junior secured term loans, senior secured revolving credit facilities or junior secured revolving credit facilities (~~“~~"Incremental Equivalent Indebtedness~~”~~") of the Borrower secured by the Collateral on either a pari passu basis (but without regard to control of remedies) with the Obligations or a junior basis to the Obligations or unsecured, in an aggregate principal amount not to exceed, at any one time outstanding, the sum of (x) $206,000,000 less the aggregate principal amount of (without duplication) Incremental Term Loans incurred pursuant to clause (x) of Section 2.13(a) at or prior to such time, plus (y) [reserved], plus (z) additional amounts if, immediately after giving effect to the incurrence of such additional amount (but without giving effect to any amount incurred simultaneously under the immediately preceding clause (x)) and the application of the proceeds therefrom, (1) in the case of any Incremental Equivalent Indebtedness that will be secured by the Collateral on a pari passu basis (but without regard to control of remedies) with the Obligations in respect of the Term Loans, the First Lien Net Leverage Ratio, recomputed on a pro forma basis as of the last day of the most recently ended Fiscal Quarter giving effect to the incurrence of such Incremental Equivalent Indebtedness, is equal to or less than 2.00 to 1.00, (2) in the case of any Incremental Equivalent Indebtedness that will be secured by the Collateral on a junior basis to the Obligations in respect of the Term Loans, the Secured Net Leverage Ratio, recomputed on a pro forma basis as of the last day of the most recently ended Fiscal Quarter giving effect to the incurrence of such Incremental Equivalent Indebtedness, is equal to or less than 3.00 to 1.00 or (3) in the case of any Incremental Equivalent Indebtedness that will be unsecured, the Total Net Leverage Ratio, recomputed on a pro forma basis as of the last day of the most recently ended Fiscal Quarter giving effect to the incurrence of such Incremental Equivalent Indebtedness, is equal to or less than 3.50 to 1.00; provided that no Event of Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom, provided, further, that such Indebtedness shall (1) if such Indebtedness is secured on a pari passu basis (but without regard to control of remedies) with the Obligations, have a maturity date that is no earlier than the Latest Maturity Date at the time such Indebtedness is incurred, and if such Indebtedness is secured on a junior basis to the Obligations, have a maturity date that is at least 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (2) if such Indebtedness is secured on a pari passu basis (but without regard to control of remedies) with the Obligations (other than in the case of any senior secured revolving credit facilities), have a weighted average life to maturity no shorter than the longest remaining weighted average life to maturity of the Loans and, if such Indebtedness is secured on a junior basis to the Obligations, shall not be subject to scheduled amortization prior to maturity, (3) if such Indebtedness is secured on a pari passu basis (but without regard to control of remedies) with the Obligations, not be subject to any mandatory prepayment, repurchase or redemption provisions, unless the prepayment, repurchase or redemption of such Indebtedness is accompanied by an offer to prepay a pro rata portion of the outstanding principal of the Loans hereunder pursuant to Section 2.05(d) and, if such Indebtedness is secured on a junior basis to the Obligations, shall not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than pursuant to customary asset sale, event of loss and change of control prepayment provisions and a customary acceleration right after an event of default), in each case prior to the Latest Maturity

Date at the time such Indebtedness is incurred (provided that, in the case of any Incremental Equivalent Indebtedness in the form of revolving credit facilities, such Indebtedness may be prepaid in the event that the aggregate revolving exposure thereunder exceeds the aggregate revolving commitments thereunder), (4) if such Indebtedness is secured on a pari passu basis (but without regard to control of remedies) with the Obligations, be in the form of debt securities (and, for purposes of clarity, not loans) and subject to a Permitted Pari Passu Intercreditor Agreement and, if such Indebtedness is secured on a junior basis to the Obligations, be subject to a Permitted Junior Intercreditor Agreement, (5) not be (A) guaranteed by any Person other than the Guarantors or (B) secured by any assets of Holdings, the Borrower or any of the Restricted Subsidiaries other than the Collateral that secures the Obligations and (6) have terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or optional redemption provisions) that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole); provided that (x) any Incremental Equivalent Indebtedness in the form of a revolving credit facility may have a financial maintenance covenant so long as such financial maintenance covenant applies to the Loans and (y) a certificate of the Borrower as to the satisfaction of the conditions described in this clause (6) delivered at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (6), shall be conclusive, unless the Administrative Agent shall have notified the Borrower of its objection to such determination not later than three Business Days after receipt of such notice, and (ii) any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(s)  Indebtedness of the Borrower or any Restricted Subsidiary in the form of purchase price adjustments, earn-outs, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Permitted Investment;

(t)  Indebtedness of Foreign Subsidiaries, including in respect of local lines of credit, letters of credit, bank guarantees, receivables financings, factoring arrangements, sale and leaseback transactions and similar extensions of credit in the ordinary course of business, in an aggregate principal amount not to exceed, at any time outstanding, the greater of (i) $25,000,000 and (ii) 5% of Consolidated EBITDA of Holdings, the Borrower and its Restricted Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters for which financial statements are required to have been delivered pursuant to Section 7.01(a)(ii) or Section 7.01(a)(iii), as applicable; provided that if such Indebtedness is secured, it shall be secured only by the assets of such Foreign Subsidiary; and

(u)  Indebtedness of the Borrower or any Restricted Subsidiary under the Paycheck Protection Program of the U.S. Small Business Administration in an aggregate principal amount not to exceed, at any time outstanding, $20,000,000.

"Permitted Intercompany Investments" means Investments made by (a) a Loan Party to or in another Loan Party, (b) a Restricted Subsidiary that is not a Loan Party to or in another Restricted Subsidiary that is not a Loan Party, (c) a Restricted Subsidiary that is not a Loan Party to or in a Loan Party, so long as, in the case of a loan or advance made pursuant to this clause (c), the parties thereto are party to the Intercompany Subordination Agreement, (d) a Loan Party to or in a Restricted Subsidiary that is not a Loan Party; provided that the aggregate amount of Investments made after the Closing Date pursuant to this clause (d) (when taken together with any Permitted Acquisitions made pursuant to clause (d) of the definition of ~~“~~"Permitted Acquisitions~~”~~" after the Closing Date) shall not exceed $100,000,000 at any time outstanding; provided, further, that intercompany current liabilities incurred in the ordinary course of business and in good faith in connection with cash management operations of the Borrower and its Restricted Subsidiaries shall not count in calculating the limitation set forth in the immediately preceding proviso, and (e) Loan Parties as specified in Part II to Schedule 7.02(e) hereto.

"Permitted Investments" means:

(a)  Investments in cash and Cash Equivalents;

(b)  Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c)  advances made in connection with purchases of goods or services in the ordinary course of business;

(d)  Investments received in settlement of amounts due to any Loan Party or any of its Restricted Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Restricted Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Restricted Subsidiaries;

(e)  Investments existing on the Closing Date, as set forth in Part I to Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

(f)  Permitted Intercompany Investments;

(g)  Permitted Acquisitions;

(h)  (i) earn-outs that become due and payable to any Loan Party or its Restricted Subsidiaries pursuant to the terms of Section 1.8 of the BridgeTower Asset Purchase Agreement and (ii) other purchase price adjustments, earn-outs, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Permitted Investment;

(i)  Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(j)  Investments in Hedging Agreements permitted under Section 7.02(b);

(k)  extensions of trade credit in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors in the ordinary course of business;

(l)  Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m)  Investments consisting of the purchase of outstanding minority interests in non-wholly owned subsidiaries of the Loan Parties pursuant to obligations existing as of the Closing Date and set forth on Schedule 7.02(e);

(n)  Investments in the form of guarantees of third-party lease obligations arising in connection with Permitted Dispositions;

(o)  Investments of any Person (other than an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with the Borrower or any of its Restricted Subsidiaries so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;

(p)  Guarantees by any Loan Party or any Restricted Subsidiary of obligations in respect of leases (including subleases) and other obligations, in each case that do not constitute Indebtedness; and

(q)  other Investments by the Borrower or any of its Restricted Subsidiaries in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such Investment), in an aggregate amount at any time outstanding not in excess of, for any Fiscal Quarter, the RP/Investment Amount for such Fiscal Quarter (less the sum of (x) the aggregate amount of Restricted Payments that have been made pursuant to clause (g) of the definition of "Permitted Restricted Payments" during such Fiscal Quarter and (y) the aggregate principal amount of Junior Indebtedness that has been repaid pursuant to subclause (x) of Section 7.02(m)(ii)(A) during such Fiscal Quarter, in each case on or prior to the applicable date of determination); provided that (x) at the time such Investment is made pursuant to this clause (q), no Event of Default shall have occurred and be continuing or would result therefrom and (y) such Investment shall be made in the form of cash or Cash Equivalents.

"Permitted Junior Intercreditor Agreement" means, with respect to any Liens on Collateral that are intended to be junior to the Liens on the Collateral securing the Term Loans, an intercreditor agreement for the sharing of liens on a junior basis in form and substance that is reasonably acceptable to the Administrative Agent and the Collateral Agent in their sole discretion.

"Permitted Liens" means:

(a)  Liens securing the Obligations;

(b)  Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c)(ii);

(c)  Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings initiated as promptly as practicable and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(d)  Liens described on Schedule 7.02(a), provided that any such Lien shall only secure the Indebtedness that it secures on the Closing Date and any Permitted Refinancing Indebtedness in respect thereof;

(e)  Liens in respect of Refinancing Facilities and subject to a Permitted Pari Passu Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable;

(f)  deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds (and, in the case of each of the foregoing, deposits and pledges of cash in respect of letters of credit, bank guarantees or similar instruments issued for the account of Holdings, the Borrower or any Subsidiary in support of any such obligations), but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

(g)  with respect to any Mortgaged Property, covenants, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money (other than Indebtedness otherwise permitted hereunder) or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;

(h)  Liens of landlords and mortgagees of landlords securing unpaid rents (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(i)  the title and interest of a lessor or sublessor, or of a licensor or a sublicensor, in and to personal property leased or subleased (other than through a Capitalized Lease), or licensed or sublicensed, in each case extending only to such personal property;

(j)  non-exclusive licenses of Intellectual Property granted in the ordinary course of business;

(k)  judgment liens securing judgments and other proceedings not constituting an Event of Default under Section 9.01(j);

(l)  rights of set-off, bankers' liens or similar rights and remedies upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(m)  Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of "Permitted Indebtedness";

(n)  Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;

(o)  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(p)  Liens (x) of a collection bank arising under Section 4-208 of the Uniform Commercial Code (or any comparable or successor provision) on items in the course of collection, and (y) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business;

(q)  Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(r)  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(s)  leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and do not secure any Indebtedness;

(t)  Liens arising from UCC or other applicable personal property financing statement filings regarding operating leases entered into by the Borrower and its Subsidiaries in the ordinary course of business;

(u)  Liens on fixed or capital assets acquired, constructed or improved (including any such assets made the subject of a Capitalized Lease Obligation incurred) by the Borrower or any of its Restricted Subsidiaries; provided that (i) such Liens only secure Indebtedness incurred to finance such acquisition, construction or improvement and permitted by clause (p)(i) of the definition of ~~“~~"Permitted Indebtedness~~”~~" or any Permitted Refinancing Indebtedness in respect thereof permitted by clause (p)(ii) of the definition of ~~“~~"Permitted Indebtedness~~”~~", (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement

(provided that this clause (ii) shall not apply to any Permitted Refinancing Indebtedness permitted by clause (p)(ii) of the definition of ~~“~~"Permitted Indebtedness~~”~~" or any Lien securing such Permitted Refinancing Indebtedness), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost of acquiring, constructing or improving such fixed or capital asset or, in the case of Indebtedness permitted by clause (p)(i) of the definition of ~~“~~"Permitted Indebtedness~~”~~", its fair market value at the time such security interest attaches, and in any event, the aggregate principal amount of such Indebtedness does not exceed the principal amount of Indebtedness permitted under clause (p) of the definition of ~~“~~"Permitted Indebtedness~~”~~" and (iv) such Liens shall not apply to any other property or assets of the Borrower or any of its Restricted Subsidiaries (except assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business);

(v)  Liens arising from Cash Equivalents described in clause (d) of the definition of ~~“~~"Cash Equivalents~~”~~";

(w)  (i) Liens securing the Notes and subject to the Notes Junior Intercreditor Agreement and (ii) Liens securing the Senior Secured Notes and subject to the Pari Passu Intercreditor Agreement;

(x)  in the case of (i) any Restricted Subsidiary that is not a wholly owned Subsidiary or (ii) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders~~’~~' or similar agreement;

(y)  Liens granted by a Restricted Subsidiary that is not a Loan Party in respect of Indebtedness permitted to be incurred by such Restricted Subsidiary under Section 7.02(b);

(z)  Liens granted by (i) the Borrower or any other Loan Party in respect of Indebtedness permitted to be incurred on a secured basis under clause (r) of the definition of "Permitted Indebtedness" and (ii) any Foreign Subsidiary in respect of Indebtedness permitted to be incurred under clause (t) of the definition of "Permitted Indebtedness"; and

(aa)  Liens not otherwise permitted by clauses (a) through (z) of this definition to the extent that neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds $10,000,000 at any time outstanding.

"Permitted Pari Passu Intercreditor Agreement" means, with respect to any Liens on Collateral that are intended to be pari passu with the Liens on the Collateral securing the Term Loans, an intercreditor agreement for the sharing of liens on a pari passu in form and substance that is reasonably acceptable to the Administrative Agent and the Collateral Agent in their sole discretion.

"Permitted Refinancing Indebtedness" means the extension of maturity, refinancing or modification of the terms of Indebtedness so long as:

(a)  after giving effect to such extension, refinancing or modification, the aggregate principal amount of such Indebtedness is not greater than the aggregate principal amount of Indebtedness and unused commitments outstanding immediately prior to such extension, refinancing or modification (other than by the amount of accrued and unpaid interest with respect thereto and premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto);

(b)  such extension, refinancing or modification does not result in (i) the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified being shorter than the shorter of (x) the remaining average weighted maturity of the Loans of each Class and (y) the remaining average weighted maturity of such Indebtedness prior to giving effect to such extension, refinancing or modification or (ii) the maturity date of the Indebtedness so extended, refinanced or modified being earlier than the earlier of (x) the Latest Maturity Date and (y) the maturity date of such Indebtedness prior to giving effect to such extension, refinancing or modification;

(c)  such extension, refinancing or modification is pursuant to terms (including terms relating to the payment of cash interest (which cannot exceed the amount of cash interest payable on such Indebtedness as of the Closing Date)) that are not less favorable, when taken as a whole, to the Loan Parties and the Lenders than the terms of the Indebtedness being extended, refinanced or modified;

(d)  the Indebtedness that is extended, refinanced or modified is not recourse to any Loan Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended;

(e)  if the Indebtedness that is extended, refinanced or modified is subordinated to the Obligations, then such extension, refinancing or modification shall also be subordinated to the Obligations on terms not less favorable in any material respect to the Lenders; and

(f)  such extension, refinancing or modification shall not be secured by any Lien on any asset other than the assets that secured such Indebtedness (or would have been required to secure such Indebtedness pursuant to the terms thereof).

"Permitted Restricted Payments" means any of the following Restricted Payments made by:

(a)  the Borrower or any of its Restricted Subsidiaries to Holdings, the Borrower or any of its Restricted Subsidiaries; provided that, if the Person making such Restricted Payment is a Loan Party, then the recipient of such Restricted Payment shall also be a Loan Party;

(b)  Holdings to make Restricted Payments in the form of common Equity Interests;

(c)  ~~[reserved]~~Holdings pursuant to Stock Repurchases consummated on or prior to December 31, 2022; provided that the aggregate amount of Restricted Payments made pursuant to this clause (c) shall not exceed $50,000,000;

(d)  Holdings to make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchange for Equity Interests in Holdings;

(e)  Holdings to repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such stock options;

(f)  Detroit Newspaper Partnership, L.P., a Michigan limited partnership (the "Detroit Partnership"), to Detroit News, Inc., a Michigan corporation and a wholly owned subsidiary of Media News Group, Inc. ("Detroit News"), as required pursuant to the Amended and Restated Joint Operating Agreement dated as of August 3, 2005 (as amended as of February 6, 2009), by and between Detroit Free Press, Incorporated, a Michigan corporation, and Detroit News, as such agreement is in effect as of the Closing Date, and in an amount not to exceed $2,000,000 in any Fiscal Year; and

(g)  Holdings to make Restricted Payments in an aggregate amount not in excess of, for any Fiscal Quarter, the RP/Investment Amount for such Fiscal Quarter (less the sum of (x) the aggregate amount of Investments outstanding (without giving effect to any write-off or write-down) that have been made pursuant to clause (q) of the definition of "Permitted Investment" during such Fiscal Quarter and (y) the aggregate principal amount of Junior Indebtedness that has been repaid pursuant to subclause (x) of Section 7.02(m)(ii)(A) during such Fiscal Quarter, in each case on or prior to the applicable date of determination); provided that at the time any such Restricted Payment is made pursuant to clause (g), no Event of Default shall have occurred and be continuing or would result therefrom.

"Permitted Rights Agreement" means that certain Rights Agreement, to be dated on or around April 6, 2020 (as the same may be amended, restated, supplemented or otherwise modified in a manner that is not adverse to the interests of the Agents and the Lenders), entered into by Holdings and approved by the Board of Directors of Holdings, pursuant to or in accordance with which Holdings may issue, by dividend or otherwise, to the holders of its common stock purchase rights for the purchase of shares of common stock, preferred stock or other Equity Interests upon the occurrence of specified events, which stockholder rights agreement contains customary terms and conditions (including the right of Holdings to redeem such purchase rights for nominal consideration) for stockholders rights agreements of this type, together with all agreements, filings and other documentation customarily entered into or delivered in connection with such a rights agreement.

"Permitted Specified Liens" means Permitted Liens described in clauses (a), (b), (c), (e) and (w) of the definition of "Permitted Liens", and, solely in the case of Section 7.01(b)(i), including clauses (g), (h) and (i) of the definition of "Permitted Liens".

"Permitted Tax Distribution" means, for any taxable period during which (i) the Borrower and its Restricted Subsidiaries are part of a consolidated, combined, unitary or similar group for U.S. federal and/or applicable, state, local or foreign Tax purposes (a ~~“~~"Consolidated Group~~”~~") or (ii) the Borrower is a disregarded entity for U.S. federal income tax purposes that is wholly owned (directly or indirectly) by a Person that is a member of a Consolidated Group, distributions to discharge the income Tax liabilities of such Consolidated Group, when and as due, in an amount not to exceed the amount that the Borrower would be required to pay in respect of income Taxes for such taxable period if the Borrower were the parent of a separate Consolidated Group consisting of the Borrower and its Restricted Subsidiaries that are (or are disregarded entities wholly owned by) members of such Consolidated Group (computed at the highest marginal tax rate applicable to a corporation residing in New York, New York and in effect for such taxable period, and taking into account the character and type of income earned and any actual carryovers and carrybacks of Tax attributes (such as net operating losses) of the Borrower and such Restricted Subsidiaries from other taxable years).

"Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

"Plan" means any Employee Plan or Multiemployer Plan.

~~“~~"Platform~~”~~" means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.

"Prime Rate" means the rate of interest in effect for such day as publicly announced from time to time by Citibank as its ~~“~~"prime rate~~”~~" on the date of determination (or, if Citibank ceases to quote such rate, the prime lending rate as set forth on the Bloomberg page PRIMBB Index (or successor page) for such day (or such other service as reasonably determined by the Administrative Agent from time to time for purposes of providing quotations of prime lending interest rates)).

"Pro Rata Share" means, with respect to a Lender's obligation to make a Loan and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment of the applicable Class, by (ii) the aggregate Commitments of such Class; provided that if the aggregate Commitments of the applicable Class have been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Loans of such Class and the denominator shall be the aggregate unpaid principal amount of the Loans of such Class held by all Lenders.

"Projections" means financial projections of Holdings and its Subsidiaries delivered pursuant to Section 7.01(a)(vi).

"PTE" means a prohibited transaction class exemption issued by the United States Department of Labor, as any such exemption may be amended from time to time.

"Public Lender" has the meaning specified therefor in Section 12.01(e).

"QFC Credit Support" has the meaning specified therefor in Section 12.26.

"Qualified Cash" means, as of any date of determination, the aggregate amount of unrestricted cash on-hand of (x) the Loan Parties maintained in deposit accounts in the name of a Loan Party in the United States as of such date, which deposit accounts are, on and after the date that is 90 days after the Closing Date (unless a later date is otherwise agreed to by the Collateral Agent), subject to Control Agreements, and (y) the Excluded Subsidiaries referenced in clause (d) of the definition thereof.

"Qualified Equity Interests" means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

"Real Property Deliverables" means the requirement that within ninety (90) days after the Closing Date (unless a later date is otherwise agreed to by the Collateral Agent), with respect to the Mortgaged Property, the Collateral Agent shall have received each of the following agreements, instruments and other documents in respect of each Mortgaged Property:

(a)  a Mortgage duly executed by the applicable Loan Party, in form and substance reasonably acceptable to the Collateral Agent and suitable for recording or filing, together with such other documents and instruments, payments of recording charges and/or taxes necessary to cause the same to be recorded in the real property records,

(b)  evidence of the recording of each Mortgage in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

(c)  a Title Insurance Policy with respect to each Mortgage;

(d)  a current ALTA survey and a surveyor's certificate, in form and substance satisfactory to the Collateral Agent, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such Mortgaged Property is located and satisfactory to Collateral Agent; provided, however, that, with respect to any Mortgaged Property, Holdings and its Subsidiaries shall not be required to satisfy the requirements of this clause (d) if the Title Insurance Policy for the applicable Mortgage does not include a general exception concerning matters a survey would show based on an existing survey together with an affidavit of no change;

(e)  an opinion of counsel, reasonably satisfactory to the Collateral Agent, in the state where such Mortgaged Property is located with respect to the enforceability of the Mortgage to be recorded and such other reasonable and customary matters as the Collateral Agent may reasonably request;

(f)  if requested by the Collateral Agent, a reasonably satisfactory ASTM 1527-13 Phase I Environmental Site Assessment of each Mortgaged Property, in form and substance and by an independent firm reasonably satisfactory to Collateral Agent;

(g)  if required by the Flood Laws, no later than three (3) Business Days prior to the delivery of the Mortgage, the following documents and instruments, in order to comply with the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System): (1) a complete standard flood hazard determination form, (2) if any portion of the improvements on any Mortgaged Property is located in a special flood hazard area, a notification to the Borrower (~~“~~"Borrower Notice~~”~~") and, if applicable, notification to the Borrower that flood insurance coverage under the National Flood Insurance Program (~~“~~"NFIP~~”~~") is not available because the community does not participate in NFIP, (3) documentation evidencing the Borrower's receipt of the Borrower Notice and (4) if the Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of the flood insurance policy, the Borrower's application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Collateral Agent; and

(h)  such other agreements, instruments and other documents (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require.

"Recipient" means any Agent and any Lender, as applicable.

"Reference Rate" means, for any period, the greater of (i) the Federal Funds ~~Effective~~ Rate plus 0.50% per annum, and (ii) the rate last quoted by The Wall Street Journal as the "Prime Rate" in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the "bank prime loan" rate or, if such rate is no longer quoted therein, any similar rate quoted ~~therein~~ (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).  Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

"Refinancing Facilities" means, collectively, (i) any secured or unsecured term loans incurred by the Borrower (such loans, "Refinancing Term Loans") or (ii) any secured or unsecured notes or loans issued by the Borrower (whether under an indenture, a credit agreement or otherwise) (such loans or notes, the "Refinancing Notes") and, in each case, the Indebtedness represented thereby; provided, that (a) 100% of the Net Cash Proceeds of such Refinancing Term Loans or Refinancing Notes are used to permanently reduce Loans of the applicable Class on a dollar-for-dollar basis substantially simultaneously with the incurrence or issuance thereof; (b) the principal amount (or accreted value, if applicable) of such Refinancing Term Loans or Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the aggregate principal amount of the Loans so reduced plus any fees, premiums, original issue discount and accrued interest associated therewith, and costs and expenses related thereto; (c) the final maturity date of such Refinancing Term Loans or Refinancing Notes is on or after the Final Maturity Date of the Loans of the applicable Class; (d) the Weighted Average Life to Maturity of such Refinancing Term Loans or Refinancing Notes is no shorter than the remaining Weighted Average Life to Maturity of the Loans so reduced; (e) the terms of such Refinancing Term Loans or Refinancing Notes do not require any mandatory prepayments or mandatory redemptions, pursuant to a sinking fund obligation or otherwise, prior to the Latest Maturity Date (except as a result of (i) the payment in full of the Obligations (other than Contingent Indemnity Obligations) and (ii) a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Contingent Indemnity Obligations) and the termination of the Commitments); (f) the other terms of such Refinancing Term Loans or Refinancing Notes, taken as a whole, are substantially similar to, or not materially less favorable to (i) the Borrower and its Subsidiaries or (ii) the Lenders, in each case, than the terms, taken as a whole, applicable to the Loans (other than any such less favorable terms that are (1) applicable only after the Latest Maturity Date or (2) added for the benefit of the existing Loans at the time of the applicable refinancing); (g) there shall be no obligor in respect of such Refinancing Term Loans or Refinancing Notes that is not a Loan Party and there shall be no asset or property that secures such Refinancing Term Loans or Refinancing Notes that is not Collateral; and (h) Refinancing Term Loans or Refinancing Notes that are secured by Collateral shall be subject to the provisions of a Permitted Pari Passu Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable.

"Register" has the meaning specified therefor in Section 12.07(f).

"Registered Intellectual Property" means Intellectual Property that is issued, registered, renewed or the subject of a pending application with the U.S. Patent and Trademark Office or the U.S. Copyright Office, or any equivalent office or agency in any other country throughout the world.

"Registered Loans" has the meaning specified therefor in Section 12.07(f).

"Registration Rights Agreements" means the Registration Rights Agreement, dated and effective as of the Closing Date, between Holdings and FIG LLC, as in effect on the Closing Date.

"Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

"Related Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person's Affiliates.

"Relevant Governmental Body" has the meaning specified therefor in Section 2.08.

"Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

"Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (d) perform any other actions authorized by 42 U.S.C. § 9601.

"Replacement Lender" has the meaning specified therefor in Section 12.02(b).

"Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

"Repricing Event" means (a) any prepayment of Term Loans pursuant to Section 2.05(b)(ii) with the proceeds of any new or replacement tranche of broadly syndicated first lien secured term loan Indebtedness that is secured by the Collateral bearing interest at an All-in Yield less than the All-in Yield applicable to the Term Loans (as determined by the Administrative Agent in consultation with the Borrower) and (b) any amendment to this Agreement whose primary purpose is to directly or indirectly reduce the All-in Yield applicable to the Term Loans (it being understood that any prepayment premium with respect to a Repricing Event shall apply to any required assignment by a Holdout Lender in connection with any such amendment pursuant to Section 12.02(b)); provided that, in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification in connection with a Change of Control, a Transformative Acquisition, a Transformative Disposition or any other transaction not otherwise permitted by this Agreement or for which this Agreement, in the good faith assessment of the Borrower, does not provide adequate flexibility for the continuation and/or expansion of the business of the Borrower and the Restricted Subsidiaries, constitute a Repricing Event.  Any determination by the Administrative Agent in consultation with the Borrower of the All-in Yield for purposes of this definition shall be conclusive and binding on all Lenders holding the Term Loans.

"Required Lenders" means Lenders whose Pro Rata Shares of the Loans and Commitments of all Classes aggregate at least a majority by dollar amount of such Loans and Commitments.

"Requirements of Law" means, with respect to any Person, collectively, the common law and all Federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Resignation Effective Date" has the meaning specified therefor in Section 10.07(a).

"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

"Responsible Officer" means, when used with respect to the Agent, any officer within the department of the Administrative Agent or Collateral Agent, as applicable, administering this matter, including any vice president, assistant vice president, senior associate, assistant secretary, assistant treasurer, trust officer or any other officer of the Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any such matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

"Restricted Payment" means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Restricted Subsidiaries, now or hereafter outstanding, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding or (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding.

"Restricted Subsidiary" means each Subsidiary other than an Unrestricted Subsidiary.

"RP/Investment Amount" means, for any Fiscal Quarter, (a) if the First Lien Net Leverage Ratio, recomputed on a pro forma basis as of the last day of the immediately preceding Fiscal Quarter, is less than or equal to 2.0 to 1.0 but greater than 1.5 to 1.0, $25,000,000; (b) if the First Lien Net Leverage Ratio, recomputed on a pro forma basis as of the last day of the immediately preceding Fiscal Quarter, is less than or equal to 1.5 to 1.0 but greater than 1.0 to 1.0, $50,000,000; and (c) if the First Lien Net Leverage Ratio, recomputed on a pro forma basis as of the last day of the immediately preceding Fiscal Quarter, is less than or equal to 1.0 to 1.0, an unlimited amount.

"Sale and Leaseback Transaction" means, with respect to Holdings, the Borrower or any of its Restricted Subsidiaries, any arrangement, directly or indirectly, with any Person whereby Holdings, the Borrower or any of its Restricted Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property (or any portion thereof) or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

"Sanctioned Country" has the meaning specified in the definition of "Blocked Person".

"Sanctions Programs" means any of the sanctions programs and related Requirements of Law administered by (a) the U.S. government, including those administered by the Treasury Department's Office of Foreign Assets Control or the U.S. Department of State, or

(b) the United Nations Security Council, the European Union, the Government of Canada or Her Majesty's Treasury of the United Kingdom, in each case, as renewed, extended, amended, or replaced.

"SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

"Secured Net Leverage Ratio" means, with respect to any Person for any period, the ratio of (a) Total Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding as of the end of such period (excluding any Indebtedness to the extent unsecured), minus Unrestricted Cash of such Person and its Restricted Subsidiaries to (b) Consolidated EBITDA of such Person and its Restricted Subsidiaries for the period of four consecutive Fiscal Quarters then last ended for which financial statements have been (or were required to be) delivered pursuant to Section 7.01(a)(ii) or Section 7.01(a)(iii), as applicable.  Unless otherwise specified, references to the "Secured Net Leverage Ratio" herein shall mean the Secured Net Leverage Ratio of Holdings, the Borrower and their respective Restricted Subsidiaries.

"Secured Party" means any Agent and any Lender.

"Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

"Securitization" has the meaning specified therefor in Section 12.07(l).

"Security Agreement" means the Pledge and Security Agreement dated as of the Closing Date made by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations.

"Security Documents" means, collectively, the Security Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to any of the foregoing or pursuant to Section 7.01(b), Section 7.01(n) or Section 7.01(q) to secure any of the Obligations.

"Seller" means any Person that sells Equity Interests or other property or assets to a Loan Party or a Restricted Subsidiary of a Loan Party in a Permitted Acquisition.

"Senior Secured Notes" means up to $400,000,000 in aggregate principal amount of the Borrower~~’~~'s 6.000% Senior Secured Notes due 2026 issued pursuant to the Senior Secured Notes Indenture.

"Senior Secured Notes Indenture" means the Indenture, dated October 15, 2021, among the Borrower, as issuer, the guarantors party thereto from time to time and U.S. Bank National Association, as trustee, as amended, restated, supplemented or otherwise modified from time to time.

"SOFR" means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

"SOFR Borrowing" means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

"SOFR Loan" means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of "Alternate Base Rate".

"Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

"Specified Transaction" means, with respect to any period, any investment, sale, transfer or other Disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation, Investment or other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

"Standard & Poor's" means S&P Global Ratings, a segment of S&P Global Inc., and any successor to its rating agency business.

"Statutory Reserves~~" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board).  Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D.  Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage~~Stock Repurchases" means any repurchases by Holdings of its common stock pursuant to share repurchase programs approved by the board of directors of Holdings in open market transactions, including plans pursuant to Rule 10b5-1 under the Exchange Act and including repurchases via tender offers, accelerated stock buyback transactions, derivatives, other structured stock buyback transactions and privately negotiated transactions.

"Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.  References to a Subsidiary shall mean a Subsidiary of Holdings unless the context expressly provides otherwise.

"Supported QFC" has the meaning specified therefor in Section 12.26.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Termination Event" means (a) a Reportable Event with respect to any Employee Plan, (b) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, (c) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings by the PBGC to terminate an Employee Plan, or (e) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

"Term Loan" means, collectively, (i) the loans made by the Term Loan Lenders to the Borrower on the Closing Date pursuant to Sections 2.01(a) and (ii) the loans made by the Term Loan Lenders to the Borrower on the First Amendment Closing Date pursuant to the First Amendment. It is understood and agreed that all terms loans funded by the Term Loan Lenders to the Borrower on the First Amendment Closing Date pursuant to the First Amendment shall, from an after such funding, be "Term Loans" for all purposes of this Agreement.

"Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loan to the Borrower on the Closing Date in the amount set forth in Schedule 1.01(A) hereto or in the Assignment and Assumption pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

"Term Loan Increase" has the meaning specified therefor in Section 2.13(a).

"Term Loan Lender" means a Lender with a Term Loan Commitment or a Term Loan.

"Term SOFR" means,

(a)  for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period for such SOFR Loan on the day (such day, the "Periodic Term SOFR Determination Day") that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)  for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the "ABR Term SOFR Determination Day") that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.

"Term SOFR Adjustment" means, for any calculation with respect to an ABR Loan or a SOFR Loan, a percentage per annum as set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:

          ABR Loans:
0.11448%

          SOFR Loans:

Interest Period	Percentage
One month	0.11448%
Three months	0.26161%
Six months	0.42826%

"Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

"Term SOFR Reference Rate" means the forward-looking term rate based on SOFR.

"Title Insurance Policy" means a mortgagee's loan policy, in form and substance reasonably satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued to the Collateral Agent by or on behalf of a title insurance company selected by or otherwise reasonably satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount no greater than one hundred twenty (120%) percent of the fair market value of such property (as reasonably estimated by the Borrower) and with such endorsements reasonably satisfactory to the Collateral Agent (other than a zoning 3.1 endorsement).

"Total Indebtedness" means, with respect to any Person, all Indebtedness of such Person and its Restricted Subsidiaries for borrowed money (excluding any Indebtedness listed on Schedule 7.02(b) (other than any Permitted Refinancing Indebtedness in respect thereof)).

"Total Net Leverage Ratio" means, with respect to any Person for any period, the ratio of (a) Total Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding as of the end of such period, minus Unrestricted Cash of such Person and its Restricted Subsidiaries to (b) Consolidated EBITDA of such Person and its Restricted Subsidiaries for the period of four consecutive Fiscal Quarters then last ended for which financial statements have been (or were required to be) delivered pursuant to Section 7.01(a)(ii) or Section 7.01(a)(iii), as applicable.  Unless otherwise specified, references to the "Total Net Leverage Ratio" herein shall mean the Total Net Leverage Ratio of Holdings, the Borrower and their respective Restricted Subsidiaries.

"Total Term Loan Commitment" means the sum of the amounts of the Lenders' Term Loan Commitments.  As of the Closing Date, the Total Term Loan Commitments ~~is~~was $516,000,000.00.

"Transactions" means, collectively, (i) the execution, delivery and performance of the Loan Documents, (ii) the consummation of the Payoff, (iii) the issuance of the Senior Secured Notes and (iv) the payment of all fees and expenses to be paid and owing in connection with the foregoing.

"Transformative Acquisition" means any Acquisition by Holdings, the Borrower or any of its Restricted Subsidiaries that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such Acquisition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such Acquisition, would not provide Holdings, the Borrower and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by the Borrower acting in good faith.

"Transformative Disposition" means any Disposition by Holdings, the Borrower or any of its Restricted Subsidiaries that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such Disposition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such Disposition, would not provide Holdings, the Borrower and its Restricted Subsidiaries with a durable capital structure following such consummation, as reasonably determined by the Borrower acting in good faith.

"Type", when used in ~~respect of~~reference to any Loan or Borrowing, refers to whether the ~~Rate by reference to which~~rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined~~.  For purposes hereof, the term "~~Rate~~" includes the~~ by reference to Adjusted ~~LIBO Rate and~~Term SOFR or the Alternate Base Rate.

"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

"Unadjusted Benchmark Replacement" has the meaning specified therefor in Section 2.08.

"Uniform Commercial Code" or "UCC" has the meaning specified therefor in Section 1.05.

"Unrestricted Cash" means, with respect to any Person as at any date of determination, all cash and Cash Equivalents of such Person and its Restricted Subsidiaries other than cash and Cash Equivalents that would be designated as restricted on the consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP.

"Unrestricted Subsidiary" means (a) any Subsidiary that is designated as an Unrestricted Subsidiary by the Borrower pursuant to Article VIII subsequent to the Closing Date and (b) any Subsidiary of an Unrestricted Subsidiary.

"Unrestricted Subsidiary Reconciliation Statement" means, with respect to any consolidated balance sheet or statement of operations and retained earnings and or statement of cash flows of Holdings and its consolidated Subsidiaries, such financial statement (in substantially the same form) prepared on the basis of consolidating the accounts of Holdings, the Borrower and the Restricted Subsidiaries and treating Unrestricted Subsidiaries as if they were not consolidated with Holdings and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.

"U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

"U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Internal Revenue Code.

"U.S. Special Resolution Regimes" has the meaning specified therefor in Section 12.26.

"U.S. Tax Compliance Certificate" has the meaning specified therefor in Section 2.09(d)(ii)(B)(3).

"USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced.

"WARN" has the meaning specified therefor in Section 6.01(p).

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

"Withholding Agent" means any Loan Party and the Administrative Agent.

"Working Capital" means, at any date of determination thereof, (a) the sum, for any Person and its Restricted Subsidiaries, of (i) the unpaid face amount of all Accounts of such Person and its Restricted Subsidiaries as at such date of determination, plus (ii) the aggregate amount of prepaid expenses and other current assets of such Person and its Restricted Subsidiaries as at such date of determination (other than cash, Cash Equivalents and any Indebtedness owing to such Person or any of its Restricted Subsidiaries by Affiliates of such Person), minus (b) the sum, for such Person and its Restricted Subsidiaries, of (i) the unpaid amount of all accounts payable of such Person and its Restricted Subsidiaries as at such date of determination, plus (ii) the aggregate amount of all accrued expenses of such Person and its Restricted Subsidiaries as at such date of determination (other than the current portion of long-term debt and lease liabilities and all accrued interest and taxes).

"Write-Down and Conversion Powers" means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".  The word "will" shall be construed to have the same meaning and effect as the word "shall".  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Section 1.03  Certain Matters of Construction.  A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the Required Lenders.  Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent, any agreement entered into by any Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders. Wherever the phrase "to the knowledge of any Loan Party" or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer's duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

Section 1.04  Pro Forma Calculations.

(a)  Notwithstanding anything to the contrary contained herein, financial ratios and tests (including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio) pursuant to this Agreement shall be calculated in the manner prescribed by this Section 1.04.

(b)  In the event that the Borrower or any of its Restricted Subsidiaries redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) subsequent to the end of the applicable period for which such financial ratio or test is being calculated but prior to or simultaneously with the event for which such calculation is being made, then such financial ratio or test shall be calculated giving pro forma effect to such redemption, repayment, retirement or extinguishment of Indebtedness, as if the same had occurred on the last day of the applicable period.

(c)  With respect to any period during which any Permitted Acquisition or any Disposition of material assets outside the ordinary course of business occurs, financial ratios and tests (including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio) pursuant to this Agreement shall be calculated giving pro forma effect to such Permitted Acquisition or Disposition, as if the same had occurred on the first day of the applicable period.

Section 1.05  Accounting and Other Terms.

(a)  Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP.  For purposes of determining compliance with any incurrence or expenditure tests set forth in Section 7.01 and Section 7.02, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Administrative Agent (acting at the written direction of the Required Lenders) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Administrative Agent (acting at the written direction of the Required Lenders)) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Holdings and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.  Notwithstanding anything to the contrary contained in this Section 1.05(a) or in the definitions of "Capitalized Lease" or "Capitalized Lease Obligations", any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02 , Leases (Topic 842) (~~“~~"FAS 842~~”~~"), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a Capitalized Lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, shall not result in such lease being considered a Capitalized Lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

(b)  All terms used in this Agreement which are defined in Article 4, Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code" or the "UCC") and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the Closing Date shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

Section 1.06  Time References.  Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day.  For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day.

Section 1.07  Limited Conditions Transaction.  Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio, the amount or availability of any basket based on Consolidated EBITDA or Consolidated Net Income, or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Conditions Transaction, the date of determination of such ratio, the amount or availability of any basket based on Consolidated EBITDA or Consolidated Net Income, and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom, shall, at the option of the Borrower (the Borrower’'s election to exercise such option in connection with any Limited Conditions Transaction, an “"LCT Election”"), be deemed to be the date the definitive agreements for such Limited Conditions Transaction are entered into (the “"LCT Test Date”") and if, after such ratios and other provisions are measured on a pro forma basis after giving effect to such Limited Conditions Transaction and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable test period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratios and provisions, then such provisions shall be deemed to have been complied with.  For the avoidance of doubt, (x) if any of such ratios or other provisions are exceeded (or, in the case of the financial covenant in Section 7.03, is not reached) as a result of fluctuations in such ratio or other provision (including due to fluctuations in Consolidated EBITDA of the Borrower and the Restricted Subsidiaries) at or prior to the consummation of the relevant Limited Conditions Transaction, such ratios and other provisions will not be deemed to have been exceeded (or, in the case of the financial covenant in Section 7.03, not reached) as a result of such fluctuations solely for purposes of determining whether the Limited Conditions Transaction is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Conditions Transaction or related Specified Transactions.  If the Borrower has made an LCT Election for any Limited Conditions Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Conditions Transaction is consummated or the date that the definitive agreement for such Limited Conditions Transaction is terminated or expires without consummation of such Limited Conditions Transaction, any such ratio or basket shall be tested by calculating the availability under such ratio or basket on a pro forma basis assuming such Limited Conditions Transaction and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated; provided that any Consolidated EBITDA and Consolidated Net Income attributable to the target of such Limited Conditions Transaction can only be used in the determination of the relevant ratios and baskets if and when such Limited Conditions Transaction has closed.

Section 1.08  Cashless Rolls.

Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, any Lender may exchange, continue or roll over all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

Section 1.09  Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate,  Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate

(including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE LOANS

Section 2.01  Commitments; Loans.  (a)  Subject to the terms and conditions and relying upon the representations and warranties herein set forth in Article VI, each Term Loan Lender severally agrees to make its portion of the Term Loan to be advanced on the Closing Date to the Borrower on the Closing Date, in an aggregate principal amount not to exceed the amount of such Lender's Term Loan Commitment.

(b)  Notwithstanding the foregoing, the aggregate principal amount of the Term Loan made on the Closing Date shall not exceed the Total Term Loan Commitment.  Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed.

(c)  Subject to Section 2.08, each Borrowing shall be comprised entirely of ABR Loans or ~~Eurodollar~~SOFR Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(d)  At the commencement of each Interest Period for any ~~Eurodollar~~SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a ~~Eurodollar~~SOFR Borrowing that results from a continuation of an outstanding ~~Eurodollar~~SOFR Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) (or such greater number as may be agreed to by the Administrative Agent) ~~Eurodollar~~SOFR Borrowings outstanding.

(e)  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any ~~Eurodollar~~SOFR Borrowing of any Class if the Interest Period requested with respect thereto would end after the Final Maturity Date applicable thereto.

Section 2.02  Making the Loans.  With respect to the making of Loans:

(a)  The Borrower shall give the Administrative Agent prior written notice substantially in the form of Exhibit C hereto (a "Notice of Borrowing"), (x) in the case of a ~~Eurodollar~~SOFR Borrowing, not later than 12:00 p.m. on the date which is three U.S. Government Securities Business Days' prior to the date of the proposed Borrowing (or such shorter period as may be acceptable to the Administrative Agent) and (y) in the case of an ABR Borrowing, not later than 12:00 p.m. on the date which is one Business Day prior to the date of the proposed Borrowing (or such shorter period as may be acceptable to the Administrative Agent).  Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Borrowing, (ii) whether the proposed Borrowing will be an ABR Borrowing or a ~~Eurodollar~~SOFR Borrowing, (iii) in the case of a ~~Eurodollar~~SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of ~~“~~"Interest Period~~”~~", (iv) wire instructions for the account of the Borrower into which such funds should be deposited, and (v) the proposed borrowing date, which must be a Business Day.  The Administrative Agent and the Lenders may act without liability upon the basis of written, emailed or telecopied notice believed by the Administrative Agent in good faith to be from the Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrower to the Administrative Agent).  The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrower until the Administrative Agent receives written notice to the contrary.  The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

(b)  Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrower shall be bound to make a Borrowing in accordance therewith.

(c)  Except as otherwise provided in this Section 2.02(c), the Loans of any Class under this Agreement shall be made by the Lenders of such Class simultaneously and proportionately to their respective Pro Rata Shares of the Commitments of the applicable Class; it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.  Not later than 1:00 p.m., New York City time, on the borrowing date, each Lender shall deliver to the account of the Borrower specified in the Notice of Borrowing an amount in immediately available funds equal to the such Lender's Pro Rata Share of the Loan to be made by the Lenders.

(d)  If no election as to the Type of Borrowing is specified in the applicable Notice of Borrowing, then the requested Loan shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested ~~Eurodollar~~SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month~~’~~'s duration.

Section 2.03  Repayment of Term Loans; Evidence of Debt.

(a)  Commencing with the second full Fiscal Quarter ending after the Closing Date, on the last Business Day of each Fiscal Quarter, the Borrower shall repay a portion of the Term Loan in an aggregate principal amount equal to the Amortization Installment Amount.  Subject to adjustment as provided below, the Borrower shall repay Incremental Term Loans of any series in such amounts and on such date or dates as shall be specified therefor in the Incremental Facility Amendment establishing the Incremental Term Commitments of such series.  Any prepayment of Loans of any Class shall be applied to reduce the amount of the scheduled repayment of the Loans of such Class to be made on the Final Maturity Date and thereafter shall be applied to the remaining scheduled repayments of such Loans in reverse chronological order of maturity; provided that any prepayment of Incremental Term Loans of any series shall be applied to subsequent scheduled repayments as provided in the applicable Incremental Facility Amendment.  All repayments of Loans pursuant to this Section 2.03(a) shall be accompanied by accrued but unpaid interest on the amounts repaid.

(b)  The outstanding principal amount of (i) the Term Loan, and all accrued and unpaid interest thereon, shall be due and payable on the earlier of (A) the Final Maturity Date for the Term Loan and (B) the date on which the Term Loan is declared due and payable pursuant to the terms of this Agreement and (ii) the Incremental Term Loans of any series, and all accrued and unpaid interest thereon, shall be due and payable on the earlier of (A) the Final Maturity Date for the Incremental Term Loans of such series and (B) the date on which the Incremental Term Loans of such series are declared due and payable pursuant to the terms of this Agreement.

(c)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of the Loans made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

(e)  The entries made in the accounts maintained pursuant to Section 2.03(c) or Section 2.03(d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.03(c) and the accounts maintained pursuant to Section 2.03(d), the accounts maintained pursuant to Section 2.03(d) shall govern and control.

(f)  Any Lender may request that Loans made by it be evidenced by a promissory note substantially in the form of Exhibit D hereto.  In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit D hereto.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to 12.07) be represented by one or more promissory notes in such form payable to the payee named therein.

Section 2.04  Interest.

(a)  [Reserved].

(b)  Interest Rate.  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.  The Loans comprising each ~~Eurodollar~~SOFR Borrowing shall bear interest at the Adjusted ~~LIBO Rate~~Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)  Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Loans as provided in paragraph (b) of this Section.  Payment or acceptance of the increased rates of interest provided for in this paragraph (c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

(d)  Interest Payment.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a ~~Eurodollar~~SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)  General.  All interest hereunder shall be computed on the basis of a year of 360 days~~, except that~~ (or in the case of interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day~~;~~ provided ~~that, if a Loan, or a portion thereof, is repaid on the same day on which such Loan is made, one day’s~~).  All interest hereunder on any Loan shall ~~accrue~~be computed on ~~the portion~~a daily basis based upon the outstanding principal amount of such Loan ~~so prepaid)~~as of the applicable date of determination.  The applicable Alternate Base Rate or Adjusted ~~LIBO Rate~~Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f)  Term SOFR Conforming Changes.  In connection with the use or administration of Term SOFR, the Administrative Agent will have the right (in consultation with the Borrower) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such

Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.  The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(g)  Inability to Determine Rates. Subject to Section 2.08, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(i)  the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR cannot be determined pursuant to the definition thereof, or

(ii)  the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.  Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period.  Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.11. Subject to Section 2.08, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of "Alternate Base Rate" until the Administrative Agent revokes such determination.

Section 2.05  Termination of Commitment; Prepayment of Term Loans.

(a)  Termination of Commitments.  The Total Term Loan Commitment shall terminate at 5:00 p.m. on the Closing Date.

(b)  Optional Prepayment.

(i)  [Reserved].

(ii)  Optional Prepayments of Loan.  The Borrower may, at any time and from time to time, upon at least 3 Business Days' prior written notice prior to 12:00 p.m. New York Time to the Administrative Agent, prepay the principal of the Loans of any Class, in whole or in part, at par plus accrued and unpaid interest to, but not including, the date of prepayment but without any premium or penalty (except as provided in clause (iv) below).  Each prepayment notice delivered pursuant to this Section 2.05(b)(ii) shall be irrevocable (except that such notice may be conditioned on the closing of a replacement financing facility, in which case such notice may be revoked or extended by the Borrower if any such condition is not satisfied prior to the date of the applicable prepayment).

(iii)  Termination of Agreement.  The Borrower may, upon at least 3 days' prior written notice prior to 12:00 p.m. New York Time to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations (but excluding any Contingent Indemnity Obligations) in full; provided that such notice may provide that it is conditioned upon the consummation of other financing or the consummation of a sale of Equity Interests, in which case, such notice may be revoked or extended by the Borrower if any such condition is not satisfied prior to the date of termination of this Agreement in such notice.  If the Borrower has sent a notice of termination pursuant to this Section 2.05(b)(iii), then the Lenders' obligations to extend credit hereunder shall terminate and the Borrower shall be obligated to repay the Obligations (but excluding any Contingent Indemnity Obligations) in full on the date set forth in such notice (except as revoked or extended as provided above).

(iv)  Prepayment Premium.  If any Repricing Event occurs on or prior to the date occurring twelve months after the Closing Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with Term Loans that are subject to such Repricing Event, a fee in an amount equal to 1.00% of the aggregate principal amount of the Term Loans subject to such Repricing Event.  Such fees shall be earned, due and payable upon the date of the occurrence of such Repricing Event.

(c)  Mandatory Prepayment.

(i)  Within 5 Business Days after the delivery to the Agents and the Lenders of financial statements pursuant to Section 7.01(a)(iii), commencing with the delivery to the Agents and the Lenders of the financial statements for the first Fiscal Year ending after the Closing Date or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.01(a)(iii), on the date such statements are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(iii), the Borrower shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to the amount by which (x) the aggregate amount of the cash and Cash Equivalents on-hand at Holdings, the Borrower and its Restricted Subsidiaries as of the last day of such Fiscal Year exceeds (y) $100,000,000.

(ii)  Within 5 Business Days after any Sale and Leaseback Transaction or any Disposition (excluding Dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (f), (g), (h), (i) (but only to the extent the fair market value of such property does not exceed $100,000 per such Disposition or series of related Dispositions) or (j) of the definition of "Permitted Disposition") by any Loan Party or its Restricted Subsidiaries

(other than Sale and Leaseback Transactions and Dispositions resulting in aggregate Net Cash Proceeds not exceeding $250,000 in the case of any single Sale and Leaseback Transaction or Disposition), the Borrower shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Sale and Leaseback Transaction or Disposition, as applicable.  Nothing contained in this Section 2.05(c)(ii) shall permit any Loan Party or any of its Restricted Subsidiaries to make a Sale and Leaseback Transaction or Disposition of any property other than in accordance with Section 7.02(f) or Section 7.02(c)(ii), as applicable.

(iii)  Within 1 Business Day after the issuance or incurrence by any Loan Party or any of its Restricted Subsidiaries of any Indebtedness (other than Permitted Indebtedness), the Borrower shall prepay the outstanding amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.  The provisions of this Section 2.05(c)(iii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(iv)  Within 5 Business Days after the receipt by any Loan Party or any of its Restricted Subsidiaries of any Extraordinary Receipts (other than any casualty or condemnation event resulting in aggregate Net Cash Proceeds not exceeding $250,000 in the case of any single casualty or condemnation event), the Borrower shall prepay the outstanding principal of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.

(v)  Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party or any of its Restricted Subsidiaries in connection with the receipt of Net Cash Proceeds of a Disposition or the receipt of Net Cash Proceeds in respect of Extraordinary Receipts consisting of insurance proceeds or condemnation awards that are required to be used to prepay the Obligations pursuant to Section 2.05(c)(ii) or Section 2.05(c)(iv), respectively, shall not be required to be so used to prepay the Obligations to the extent that such Net Cash Proceeds are used to acquire real property, equipment or other tangible assets to be used in the business of the Borrower and the Restricted Subsidiaries or to consummate any Permitted Acquisition (or any other acquisition of all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person) (a "Permitted Use"); provided that (A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, (B) the Borrower delivers a certificate to the Administrative Agent within 5 Business Days after the receipt of such Net Cash Proceeds stating that such Net Cash Proceeds shall be used for a Permitted Use within a period specified in such certificate not to exceed twelve months after the date of receipt of such Net Cash Proceeds (or within a period of six months thereafter if by the end of such initial twelve-month period the Borrower or one or more Restricted Subsidiaries shall have entered into an agreement with a third party to effect a Permitted Use), which certificate shall set forth estimates of the Net Cash Proceeds to be so expended, (C) upon the earlier of (1) the expiration of the period specified in the relevant certificate furnished to the Administrative Agent pursuant to clause (B) above or (2) the occurrence of a Default or an Event of Default, such Net Cash Proceeds, if not theretofore so used, shall be used to prepay the Obligations in accordance with Section 2.05(c)(ii) or Section 2.05(c)(iv), as applicable and (D) if, as of the last day of the most recently ended Fiscal Quarter, the Total Net Leverage Ratio, recomputed on a pro forma basis as of the last day of such Fiscal Quarter, is greater than 2.00 to 1.00, then the aggregate amount of Net Cash Proceeds applied to Permitted Uses in accordance with this clause (v) for the period beginning on the last day of such Fiscal Quarter and ending on the last day of the fourth Fiscal Quarter ending thereafter shall not exceed $25,000,000; provided that the limitation in this clause (D) shall (x) cease to apply with respect to such period of four consecutive Fiscal Quarters if, on the last day of any subsequent Fiscal Quarter ending during such period, the Total Net Leverage Ratio, recomputed on a pro forma basis as of the last day of such Fiscal Quarter, is less than or equal to 2.00 to 1.00, and the limitation in this clause (D) shall not subsequently apply to any period of four consecutive Fiscal Quarters unless the condition specified in this clause (D) occurs and (y) not prevent any Loan Party or Restricted Subsidiary from giving effect to any such application for a Permitted Use to which such Loan Party or Restricted Subsidiary committed if, at the time of such commitment, such Loan Party or Restricted Subsidiary would have been permitted to apply the Net Cash Proceeds for such Permitted Use without violating this clause (D).

(vi)  Notwithstanding any other provisions of this Section 2.05, (A) to the extent that any or all of the Net Cash Proceeds or, in the case of clause (i) of this Section 2.05, other cash amounts attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being distributed to the Borrower, the portion of such Net Cash Proceeds or other cash amounts so affected will not be required to be applied to repay Loans at the times provided in this Section 2.05 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit distribution to any Loan Party (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such distribution), and once any of such affected Net Cash Proceeds or other cash amounts that, in each case, would otherwise be required to be used to prepay Loans pursuant to Section 2.05(c)(i), Section 2.05(c)(ii) or Section 2.05(c)(iv), as applicable, is permitted under the applicable local law to be distributed to any Loan Party, such distribution will be promptly made and such distributed Net Cash Proceeds or other cash amounts will be promptly (and in any event not later than two Business Days after such distribution) applied (net of additional Taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to the applicable clause of this Section 2.05 and (B) to the extent that the Borrower has determined in good faith that distribution to the Borrower of any of or all the Net Cash Proceeds or other cash amounts attributable to Foreign Subsidiaries would have material adverse tax consequences to the Borrower and its Restricted Subsidiaries, such Net Cash Proceeds or other cash amounts so affected may be retained by the applicable Foreign Subsidiary; provided that, in the case of this clause (B), to the extent that within 12 months of the applicable prepayment event, the repatriation to the Borrower of any Net Cash Proceeds or other cash amounts attributable to any such Foreign Subsidiary would no longer have material adverse tax consequences, such Foreign Subsidiary shall promptly repatriate an amount equal to such Net Cash Proceeds or such other cash amounts, less applicable tax paid by the Borrower or any of its Restricted Subsidiaries in respect thereof, to the Administrative Agent, which amount shall be applied to the pro rata prepayment of the Loans in accordance with this Section 2.05.

(d)  Application of Payments.  In the event of any mandatory prepayment of Loans made at a time when Loans of more than one Class remain outstanding, the Borrower shall select Loans to be prepaid so that the aggregate amount of such prepayment is allocated between the Term Loans and, to the extent provided in the Incremental Facility

Amendment for any Class of Incremental Term Loans, the Loans of such Class, pro rata based on the aggregate principal amount of outstanding Loans of each such Class.  Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall, if directed in writing by the Required Lenders, apply payments in respect of any Obligations in accordance with Section 4.03(b), and apply prepayments required under Section 2.05(c) in the manner set forth in Section 4.03(b).  Notwithstanding anything herein to the contrary, if at the time of any required prepayment of the Loans pursuant to Section 2.05(c)(i), Section 2.05(c)(ii) or Section 2.05(c)(iv), the Borrower has outstanding any Incremental Equivalent Indebtedness (which term, solely for purposes of this Section 2.5(d), shall include the Senior Secured Notes) that is secured on a pari passu basis (but without regard to control of remedies) with the Obligations that, by its terms, requires the Borrower to offer to the holders thereof to repurchase or prepay such Incremental Equivalent Indebtedness with the Net Cash Proceeds or, in the case of Section 2.05(c)(i), other cash amounts that would otherwise be required to so prepay the Loans (such Incremental Equivalent Indebtedness required to be offered to be so repurchased or prepaid, ~~“~~"Other Applicable Indebtedness~~”~~"), then the Borrower may apply such Net Cash Proceeds or such other cash amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans and Other Applicable Indebtedness at such time; provided that the portion of such Net Cash Proceeds or other cash amounts allocated to Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds or other cash amounts required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds or other cash amounts shall be allocated to the Loans in accordance with the terms hereof) to the prepayment of the Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Loans that would otherwise have been required pursuant to Section 2.05(c)(i), Section 2.05(c)(ii) or Section 2.05(c)(iv), as applicable, shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness purchased, the declined amount shall promptly (and in any event within three Business Days after the date of such rejection) be applied to prepay the Loans in accordance with the terms hereof.

(e)  Interest and Fees.  Any prepayment made pursuant to this Section 2.05 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

(f)  Cumulative Prepayments.  Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

(g)  [Reserved].

(h)  Intercreditor Agreements.  Notwithstanding anything in this Section 2.05 to the contrary, in the event that the provisions of any Permitted Pari Passu Intercreditor Agreement provide that a portion of the proceeds of any mandatory prepayment event be allocated among the parties to such Permitted Pari Passu Intercreditor Agreement, the amount of Loans required to be prepaid pursuant to this Section 2.05 shall be reduced by the amount required to be allocated to creditors of Holdings other than the Lenders.

Section 2.06  Fees. As and when due and payable under the terms of the Agent Fee Letter, the Borrower shall pay the fees set forth in the Agent Fee Letter.

Section 2.07  Interest Elections.

(a)  Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a ~~Eurodollar~~SOFR Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing.  Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)  To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Notice of Borrowing would be required under Section 2.02 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such Interest Election Request shall be irrevocable and shall be signed by an Authorized Officer of the Borrower.

(c)  Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)  the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)  whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~SOFR Borrowing; and

(iv)  if the resulting Borrowing is to be a ~~Eurodollar~~SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period".

If any such Interest Election Request requests a ~~Eurodollar~~SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

(d)  Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender's portion of each resulting Borrowing.

(e)  If the Borrower fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a ~~Eurodollar~~SOFR Borrowing for an additional Interest Period of one month.  Notwithstanding any contrary provision hereof, if an Event of Default under clause (f) or (g) of Section 9.01 has occurred and is continuing with respect to Holdings or the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of the Lenders of any Class, has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing (or Borrowing of the applicable Class, as applicable) may be converted to or continued as a ~~Eurodollar~~SOFR Borrowing and (ii) unless repaid, each ~~Eurodollar~~SOFR Borrowing (or ~~Eurodollar~~SOFR Borrowing of the applicable Class, as applicable) shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.08  Alternate Rate of Interest.

(a)  Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, ~~if~~upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of~~, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark~~, then (x) if~~ with a Benchmark Replacement ~~is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting~~.  Any such amendment with respect to a Benchmark Transition Event will become effective at ~~or after~~ 5:00 p.m. (New York City time) on  the fifth (5th) Business Day after the ~~date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document~~Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such ~~Benchmark Replacement~~amendment from Lenders comprising the Required Lenders. ~~If (i) a Benchmark Replacement Date has occurred for the LIBO Rate and the applicable Benchmark Replacement on such Benchmark Replacement Date for the LIBO Rate is a Benchmark Replacement other than the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, (ii) subsequently, the Relevant Governmental Body recommends for use a forward-looking term rate based on SOFR for loans denominated in Dollars and the Borrower requests that the Administrative Agent review the administrative feasibility of such recommended forward-looking term rate for purposes of this Agreement and (iii) following such request from the Borrower, the Administrative Agent determines (in its sole discretion) that such forward looking term rate is administratively feasible for the Administrative Agent, then the Administrative Agent may (in its sole discretion) provide~~

~~the Borrower and Lenders with written notice that from and after a date identified in such notice: (i) a Benchmark Replacement Date shall be deemed to have occurred, the Benchmark Replacement on such Benchmark Replacement Date shall be deemed to be a Benchmark Replacement determined in accordance~~ No replacement of a Benchmark with ~~clause (a)(1) of the definition of “~~a Benchmark Replacement~~” under~~ pursuant to this Section 2.08~~;~~ provided~~,~~ however~~, that if upon such Benchmark Replacement Date the Benchmark Replacement Adjustment is unable to be determined in accordance with clause (a)(1) of the definition of “Benchmark Replacement” and the corresponding definition of “Benchmark Replacement Adjustment”, then the Benchmark Replacement Adjustment in effect immediately prior to such new Benchmark Replacement Date shall be utilized for purposes of this Benchmark Replacement (for avoidance of doubt, for purposes of this proviso, such Benchmark Replacement Adjustment shall be the Benchmark Replacement Adjustment which was established in accordance with the definition of “Benchmark Replacement Adjustment” on the date determined in accordance with clauses (1) or (2), as applicable, of the definition of “Benchmark Replacement Date” hereunder) and (ii) such forward looking term rate shall be deemed to be the forward looking term rate referenced in the definition of “Term SOFR” for all purposes hereunder or under any Loan Document in respect of any Benchmark setting and any subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document.  For the avoidance of doubt, if the circumstances described in the immediately preceding sentence shall occur, all applicable provisions set forth in this Section 2.08 shall apply with respect to such election of the Administrative Agent as completely as if such forward-looking term rate was initially determined in accordance with clause (1) of the definition of “Benchmark Replacement”, including the provisions set forth in clauses (b) and (f) of this Section 2.08~~ will occur prior to the applicable Benchmark Transition Start Date.

(b)  Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right (in consultation with the Borrower) to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)  Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark ~~Transition Event and its related Benchmark~~ Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement ~~Conforming Changes,~~.  The Administrative Agent will notify the Borrower of (~~iii~~x) the removal or reinstatement of any tenor of a Benchmark pursuant to ~~clause~~ Section 2.08(d) ~~below~~ and (~~iv~~y) the commencement of any Benchmark Unavailability Period. ~~For the avoidance of doubt, any notice required to be delivered by the Administrative Agent as set forth in this Section 2.08 may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes.~~ Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.08, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.08.

(d)  Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or the LIBO~~Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be ~~no longer~~ representative, then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of ~~“~~"Interest Period~~”~~" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)  Benchmark Unavailability Period.  Upon the Borrower~~’~~'s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a ~~Eurodollar~~SOFR Borrowing of, conversion to or continuation of ~~Eurodollar~~SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans.  During ~~any~~a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

~~(f)~~  Disclaimer.  ~~The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to, the LIBO Rate (or any other Benchmark) or have the same volume or liquidity as did the LIBO Rate (or any other Benchmark), (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 2.08, including whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery~~

 ~~or non-delivery of any notices required by paragraph (e) of this Section 2.08 or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 2.08.~~

(f)  ~~(g)~~ Certain Defined Terms.  As used in this Section 2.08:

"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark ~~or~~(or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark~~, as applicable,~~ (or component thereof) that is or may be used for determining ~~the length of an Interest Period~~any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "Interest Period" pursuant to paragraph (e) of this Section 2.08.

"Benchmark" means, initially, the ~~LIBO~~Term SOFR Reference Rate; provided that if a Benchmark Transition Event~~, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have~~ has occurred with respect to the ~~LIBO~~Term SOFR Reference Rate or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (b) of this Section 2.08.

"Benchmark Replacement" means, for any Available Tenor, ~~the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:~~

~~(1)  the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

~~(2)  the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; and~~

~~(3)~~   the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement ~~for~~to the then-current Benchmark for ~~U.S. dollar~~Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, ~~in the case of clause (1),~~if such ~~Unadjusted~~ Benchmark Replacement ~~is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.~~

 ~~If the Benchmark Replacement as~~as so determined ~~pursuant to clause (1), (2) or (3) above~~ would be less than the Floor, ~~the~~such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

"Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~

~~(1)  for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; and (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2)  for purposes of clause (3) of the definition of “Benchmark Replacement,”~~, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (~~ii~~b) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~U.S. dollar~~ Dollar-denominated syndicated credit facilities~~;~~

provided ~~that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~

~~"~~Benchmark Replacement Conforming Changes~~" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "ABR," the definition of "Business Day," the definition of "Interest Period," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of "Benchmark Replacement", the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as~~

~~the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents)~~ at such time.

"Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)  in the case of clause (1) or (2) of the definition of ~~“~~"Benchmark Transition Event,~~”~~" the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)  in the case of clause (3) of the definition of ~~“~~"Benchmark Transition Event,~~”~~" the first date ~~of~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the ~~public~~most recent statement or publication ~~of information~~ referenced ~~therein; or~~

~~(3)  in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders~~in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, ~~(i) if the event giving rise to the~~ the "Benchmark Replacement Date ~~occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date”~~" will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)  a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Start Date" means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

"Benchmark Unavailability Period" means the period (if any) (~~x~~a) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section ~~titled "Benchmark Replacement Setting"~~2.08 and (~~y~~b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.08.

"Corresponding Tenor", with respect to any Available Tenor, means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

~~"~~Daily Simple SOFR~~" means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for syndicated business loans;~~ provided ~~that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~

~~"~~Early Opt-in Election~~" means, if the then-current Benchmark is the LIBO Rate, the occurrence of the following on or after December 31, 2020:~~

~~(1)  a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)  the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

~~"~~Floor~~" means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate.~~

~~"~~ISDA Definitions~~" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

~~"~~Reference Time~~" with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.~~

"Relevant Governmental Body" means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.

~~"~~SOFR~~" means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.~~

~~"~~SOFR Administrator~~" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).~~

~~"~~SOFR Administrator’s Website~~" means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

~~"~~Term SOFR~~" means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Section 2.09  Taxes.  (a)  Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of any Withholding Agent) requires the deduction or withholding of any Taxes from or in respect of any such payment, (i) the applicable Withholding Agent shall make such deduction or withholding (for which it shall have no liability), (ii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount (an "Additional Amount") necessary such that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.09) the applicable Recipient receives the amount equal to the sum it would have received had no such deduction or withholding been made.

(b)  In addition, each Loan Party shall pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes by any Secured Party.  Each Loan Party shall deliver to the Administrative Agent official receipts in respect of any Taxes or Other Taxes payable hereunder as promptly as practicable after payment of such Taxes or Other Taxes.

(c)  The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against Indemnified Taxes (including Indemnified Taxes imposed on any amounts payable under this Section 2.09) paid or payable by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted.  Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Secured Party (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of another Secured Party shall be conclusive absent manifest error.

(d)  (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.09(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)  Without limiting the generality of the foregoing,

(A)  any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)  any Lender that is not a U.S. Person (a "Foreign Lender") shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(2)  executed copies of IRS Form W-8ECI;

(3)  in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 2.09(d)-1 hereto to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Internal Revenue Code (a "U.S. Tax Compliance Certificate") and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)  to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-2 or Exhibit 2.09(d)-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-4 on behalf of each such direct and indirect partner;

(C)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)  if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Agent in writing of its legal inability to do so.

(e)  On or prior to the Closing Date, the Administrative Agent, if it is not a U.S. Person, shall deliver to the Borrower an accurate, complete, original, signed copy of IRS Form W-8IMY certifying in Part I that the Administrative Agent is a U.S. branch of a foreign bank and in Part VI that the Administrative Agent agrees to be treated as a U.S. Person with respect to any payments associated with such IRS Form W-8IMY.

(f)  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 12.07(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the

Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(g)  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.09 (including by the payment of additional amounts pursuant to this Section 2.09), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)  The obligations of the Loan Parties under this Section 2.09 shall survive the termination of this Agreement, the payment of the Term Loans and all other amounts payable hereunder and the resignation or removal of any Agent.

Section 2.10  Increased Costs and Reduced Return.  (a)  If any Secured Party shall have determined that any Change in Law shall (i) subject such Secured Party, or any Person controlling such Secured Party, to any Tax with respect to this Agreement or any Term Loans, or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto, made by such Agent or such Lender, or change the basis of taxation of payments to such Secured Party or any Person controlling such Secured Party of any amounts payable hereunder (except for Indemnified Taxes and Taxes described in clauses (b) through (d) of the definition of ~~“~~"Excluded Taxes~~”~~"), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (except any such reserve requirement reflected in the Adjusted ~~LIBO~~Term SOFR Rate) against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Secured Party or any Person controlling such Secured Party or (iii) impose on such Secured Party or any Person controlling such Secured Party any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Secured Party of making any Loan or agreeing to make any Loan, or to reduce any amount received or receivable by such Secured Party hereunder, then, upon demand by such Secured Party, the Borrower shall pay to such Secured Party such additional amounts as will compensate such Secured Party for such increased costs or reductions in amount.

(b)  If any Secured Party shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Secured Party or any Person controlling such Secured Party, and such Secured Party determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained or any guaranty or participation with respect thereto or any agreement to make Loans or such Secured Party's or such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Secured Party's or such other controlling Person's capital to a level below that which such Secured Party or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained or any guaranty or participation with respect thereto or any agreement to make Loans or such Secured Party's or such other controlling Person's other obligations hereunder (in each case, taking into consideration such Secured Party's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by such Secured Party, the Borrower shall pay to such Secured Party from time to time such additional amounts as will compensate such Secured Party for such cost of maintaining such increased capital or such reduction in the rate of return on such Secured Party's or such other controlling Person's capital.

(c)  All amounts payable under this Section 2.10 shall bear interest from the date that is 10 days after the date of demand by any Secured Party until payment in full to such Secured Party at the Reference Rate.  A certificate of such Secured Party claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Secured Party to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Secured Party's reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error.

(d)  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.10 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)  The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement, the payment of the Loans and all other amounts payable hereunder and the resignation or removal of any Agent.

Section 2.11  Break Funding Payments.  In the event of (a) the payment of any principal of any ~~Eurodollar~~SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any ~~Eurodollar~~SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof) or (d) the assignment of any ~~Eurodollar~~SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.12(b) or Section

12.02(b), then, in any such event, the Borrower shall compensate each Lender for ~~the~~any loss, cost and expense attributable to such event~~.  In the case of a Eurodollar Loan, such~~, including any loss, cost or expense ~~to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including~~arising from the liquidation or redeployment of funds or from any fees payable (but excluding any loss of profit or loss relating to the Applicable Margin ~~applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the London interbank market~~).  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.12  Mitigation Obligations; Replacement of Lenders.

(a)  If any Lender requires the Borrower to pay any Additional Amounts under Section 2.09 or requests compensation under Section 2.10, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to such Section in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)  If any Lender requires the Borrower to pay any Additional Amounts under Section 2.09 or requests compensation under Section 2.10 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with clause (a) above, or if any Lender has become a Declining Lender under Section 2.14, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.07), all of its interests, rights and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a Lender having become a Declining Lender, all its interests, rights and obligations under this Agreement and the other Loan Documents in respect of the applicable Class of Loans with respect to which such Lender is a Declining Lender) to an assignee that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); provided that:

(i)  the Borrower shall have paid to the Agents any assignment fees specified in Section 12.07;

(ii)  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (or, in the case of a Lender that has become a Declining Lender, Loans of the applicable Class with respect to which such Lender is a Declining Lender), accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.09) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)  in the case of any such assignment resulting from payments required to be made pursuant to Section 2.09 or a claim for compensation under Section 2.10, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)  such assignment does not conflict with applicable law.

Prior to the effective date of such assignment, the assigning Lender shall execute and deliver an Assignment and Assumption, subject only to the conditions set forth above.  If the assigning Lender shall refuse or fail to execute and deliver any such Assignment and Assumption prior to the effective date of such assignment, the assigning Lender shall be deemed to have executed and delivered such Assignment and Assumption.  Any such assignment shall be made in accordance with the terms of Section 12.07.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.13  Incremental Extensions of Credit.

(a)  At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) to add one or more additional tranches of term loan commitments ("Incremental Term Commitments" and the loans made thereunder, the "Incremental Term Loans") or (ii) one or more increases in the aggregate principal amount of any Class of Loans (each such increase, a "Term Loan Increase" and, together with the Incremental Term Loans, the "Incremental Extensions of Credit"), in an aggregate principal amount not to exceed the sum of (x) $206,000,000, less the aggregate principal amount of Incremental Equivalent Indebtedness incurred pursuant to clause (x) of the definition of "Incremental Equivalent Indebtedness" at or prior to such time, plus (y) [reserved], plus (z) an additional amount if, immediately after giving effect to the incurrence of such additional amount (but without giving effect to any amount incurred simultaneously under the immediately preceding clause (x)) and the application of the proceeds therefrom, (1) in the case of any Term Loan Increase or any Incremental Term Loans that will be secured by the Collateral on a pari passu basis (but without regard to control of remedies) with the Obligations in respect of the Term Loans, the First Lien Net Leverage Ratio, recomputed on a pro forma basis as of the last day of the most recently ended Fiscal Quarter giving effect to the incurrence of such Incremental Extension of Credit, is equal to or less than 2.00 to 1.00 or (2) in the case of any Incremental Term Loans that will be secured by the Collateral on a junior basis to the Obligations in respect of the Term Loans, the Secured Net Leverage Ratio, recomputed on a pro forma basis as of the last day of the most recently ended Fiscal Quarter giving effect to the incurrence of such Incremental Extension of Credit, is equal to or less than 3.00 to 1.00; provided that at the time of each such request and upon the effectiveness of the applicable Incremental Facility Amendment, (A) no Default or Event of Default has occurred and is continuing or shall result therefrom (provided that if the proceeds of the applicable Incremental Extension of Credit are to be used to finance a Limited Conditions Transaction, then the condition precedent set forth in this clause (A) may be limited to Defaults described in clauses (a), (f) and (g) of Section 9.01) and (B) the representations and warranties of the Loan Parties set forth in the Loan Documents would be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the date of, and immediately after giving effect to, the effectiveness of the applicable Incremental Facility Amendment, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date (provided that if the proceeds of the applicable Incremental Extension of Credit are to be used to finance a Limited Conditions Transaction, then the condition precedent set forth in this clause (B) may be limited to (x) customary specified representations and warranties with respect to Holdings, the Borrower and the Restricted Subsidiaries and (y) customary specified acquisition agreement representations and warranties with respect to the Person to be acquired); provided, further, that if the applicable Incremental Term Loans are to be secured by the Collateral on a junior basis to the Obligations in respect of the Term Loans, then such Incremental Term Loans shall be subject to an intercreditor agreement reasonably satisfactory to the Administrative Agent.  In connection with any calculation of the First Lien Net Leverage Ratio or the Secured Net Leverage Ratio for purposes of this Section 2.13(a), the cash proceeds of the applicable Incremental Extension of Credit will not be deducted from Total Indebtedness when making such calculation.  Each tranche of Incremental Extensions of Credit shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $5,000,000; provided that such amount may be less than $5,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Extensions of Credit set forth above.

(b)  The Incremental Term Loans (i) shall rank pari passu or junior in right of payment in respect of the Collateral and with the Obligations in respect of the Term Loans, (ii) for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Term Loans and (iii) except as provided in the immediately preceding clauses (i) and (ii) and other than amortization, pricing, maturity date or prepayment premiums, shall have the same terms as the Term Loans; provided that (A) if the All-In Yield relating to any Incremental Term Loan exceeds the All-In Yield relating to the Term Loans immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50%, then the Applicable Margin relating to the Term Loans shall be adjusted so that the All-In Yield relating to such Incremental Term Loans shall not exceed the All-In Yield relating to the Term Loans by more than 0.50%; provided, however, that (x) the requirements set forth in this clause (A) shall not apply to any Incremental Term Loans the effective date of which is more than six months after the Closing Date and (y) any increase in the Applicable Margin required pursuant to this clause (A) resulting from the application of any interest rate ~~“~~"floor~~”~~" on any Incremental Term Loan will be effected solely through the establishment or increase of an interest rate ~~“~~"floor~~”~~" on the Term Loans, (B) any Incremental Term Loan shall not have a final maturity date earlier than the Final Maturity Date for the Term Loans and (C) any Incremental Term Loan shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the then-

remaining Term Loans.  Any term loans incurred by the Borrower pursuant to a Term Loan Increase shall have the same terms as the Term Loans.  Any Incremental Term Commitments established pursuant to an Incremental Facility Amendment that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate series of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement.  For the avoidance of doubt, there shall be no borrowers or guarantors in respect of any Incremental Term Loans other than the Borrower and the Guarantors, and the Incremental Term Loans shall not be secured by any assets that do not constitute Collateral.

(c)  Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Extension of Credit.  Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Extensions of Credit shall be reasonably satisfactory to the Borrower and the Administrative Agent (any such bank, financial institution, existing Lender or other Person being called an ~~“~~"Additional Lender~~”~~") and, if not already a Lender (any such bank, financial institution or other Person being called an ~~“~~"Incremental Lender~~”~~"), shall become a Lender under this Agreement pursuant to an amendment (an ~~“~~"Incremental Facility Amendment~~”~~") to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Lender and the Administrative Agent.  No Lender shall be obligated to provide any Incremental Extension of Credit, unless it so agrees.  Commitments in respect of any Incremental Extensions of Credit shall become Commitments under this Agreement upon the effectiveness of the applicable Incremental Facility Amendment.  An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement or any other Loan Document as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section.

(d)  Notwithstanding the foregoing, the Incremental Extensions of Credit pursuant to this Section shall not be effective with respect to any Incremental Lender unless:

(i)  the Administrative Agent shall have received a duly executed Notice of Borrowing in respect of such Incremental Extension of Credit;

(ii)  ~~the Administrative Agent shall have received one or more Joinder Agreements contemplated above, providing for Incremental Term Commitments in the amount of such Incremental Extension of Credit~~[reserved];

(iii)  to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received (A) customary legal opinions addressed to the Administrative Agent, the Collateral Agent and the Lenders, board resolutions and officers~~’~~' certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a Change in Law, change in fact or change to counsel~~’~~'s form of opinion reasonably satisfactory to the Administrative Agent and (B) reaffirmation agreements and/or such amendments to the Security Documents (including modifications to the Mortgages), as may be reasonably requested by the Administrative Agent in order to ensure that the enforceability of the Security Documents and the perfection and priority of the Liens thereunder are preserved and maintained; and

(iv)  as of such effective date of the Incremental Facility Amendment of Credit, upon the Administrative Agent~~’~~'s receipt of the documents required by this paragraph (d), the Administrative Agent shall record the information contained in the applicable Joinder Agreement(s) in the Register and give prompt notice of the Incremental Term Commitments to the Borrower and the Lenders (including each Incremental Lender).

Section 2.14  Extension of Maturity Date.

(a)  The Borrower may, by delivery of a Maturity Date Extension Request to the Administrative Agent (who shall promptly deliver a copy thereof to each of the Lenders) not less than 30 days prior to the then existing Final Maturity Date for the applicable Class of Loans hereunder to be extended (the ~~“~~"Existing Maturity Date~~”~~"), request that the Lenders extend the Existing Maturity Date in accordance with this Section.  Each Maturity Date Extension Request shall specify (i) the applicable Class of Loans hereunder to be extended, (ii) the date to which the applicable Final Maturity Date is sought to be extended, (iii) the changes, if any, to the Applicable Margin to be applied in determining the interest payable on the Loans of, and fees payable hereunder to, Consenting Lenders (as defined below) in respect of that portion of their Loans extended to such new Final Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date) and (iv) any other amendments or modifications to this Agreement to be effected in connection with such Maturity Date Extension Request; provided that no such changes or modifications requiring approvals pursuant to the provisos in Section 12.02(a) shall become effective prior to the then Existing Maturity Date unless such other approvals have been obtained.  In the event a Maturity Date Extension Request shall have been delivered by the Borrower, each Lender of the applicable Class shall have the right to agree to the extension of the Existing Maturity Date for such Class and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender agreeing to the Maturity Date Extension Request being referred to herein as a ~~“~~"Consenting Lender~~”~~" and each Lender not agreeing thereto being referred to herein as a ~~“~~"Declining Lender~~”~~"), which right may be exercised by written notice thereof, specifying the maximum principal amount of the Loans of such Class of such Lender with respect to which such Lender agrees to the extension of the Final Maturity Date, delivered to the Borrower (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Borrower and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by the Borrower (it being understood and agreed that any Lender that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Lender).  If a Lender elects to extend only a portion of its then existing Loans of the applicable Class, it will be deemed for purposes hereof to be a Consenting Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Loans of such Class, and the aggregate principal amount of each Type of Loans of the applicable Class of such Lender shall be allocated ratably among the extended and non-extended portions of the Loans of such Lender based on the aggregate principal amount of such Loans so extended and not extended.  If Consenting Lenders shall have agreed to such Maturity Date Extension Request in respect of Loans held by them, then, subject to paragraph (d) of this Section, on the date specified in the Maturity Date Extension Request as the effective date thereof (the ~~“~~"Extension Effective Date~~”~~"), (i) the Existing Maturity Date of the applicable Loans shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (ii) the terms and conditions of the applicable Loans of the Consenting Lenders (including interest and fees payable in respect thereof) shall be modified as set forth in the Maturity Date Extension

Request and (iii) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals (including those of the Required Lenders) having been obtained) become effective.

(b)  Notwithstanding the foregoing, the Borrower shall have the right, in accordance with the provisions of Sections 2.12(b) and 12.07, at any time prior to the Existing Maturity Date, to replace a Declining Lender (for the avoidance of doubt, only in respect of that portion of such Lender~~’~~'s Loans subject to a Maturity Date Extension Request that it has not agreed to extend) with a Lender or other financial institution that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Loans assigned to and assumed by it on and after the effective time of such replacement.

(c)  If a Maturity Date Extension Request has become effective hereunder, on the Existing Maturity Date, the Borrower shall repay all the Loans of such Class of each Declining Lender, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder.

(d)  Notwithstanding the foregoing, no Maturity Date Extension Request shall become effective hereunder unless, on the Extension Effective Date, the conditions set forth in Sections 5.01(b) and 5.01(c) shall be satisfied (with all references in such Sections to a Borrowing being deemed to be references to such Maturity Date Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer.

(e)  Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Maturity Date in accordance with the express terms of this Section, or any amendment or modification of the terms and conditions of the Commitments and the Loans of the Consenting Lenders effected pursuant thereto, shall be deemed to (i) violate any provision of this Agreement requiring the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 12.02(a).

(f)  The Borrower, the Administrative Agent and the Consenting Lenders may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has become effective in accordance with the provisions of this Section.

(g)  To the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received (A) customary legal opinions addressed to the Administrative Agent, the Collateral Agent and the Lenders, board resolutions and officers~~’~~' certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a Change in Law, change in fact or change to counsel~~’~~'s form of opinion reasonably satisfactory to the Administrative Agent and (B) reaffirmation agreements and/or such amendments to the Security Documents (including modifications to the Mortgages), as may be reasonably requested by the Administrative Agent in order to ensure that the enforceability of the

Security Documents and the perfection and priority of the Liens thereunder are preserved and maintained

ARTICLE III

[RESERVED]

ARTICLE IV

APPLICATION OF PAYMENTS

Section 4.01  Payments; Computations and Statements.  The Borrower will make each payment under this Agreement not later than 2:00 p.m. on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent's Account.  All payments received by the Administrative Agent after 2:00 p.m. on any Business Day may, in the Administrative Agent~~’~~'s discretion, be credited on the next succeeding Business Day.  All payments shall be made by the Borrower without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders.  Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders of the applicable Class in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.  The Lenders and the Borrower hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, revise the Register with any amount due and payable by the Borrower under any Loan Document.  Each of the Lenders and the Borrower agrees that the Administrative Agent shall have the right to make such changes whether or not any Default or Event of Default shall have occurred and be continuing. The Lenders and the Borrower confirm that any changes which the Administrative Agent may so make to the Register as herein provided will be made as an accommodation to the Borrower and solely at the Administrative Agent's discretion; provided that the Administrative Agent shall from time to time upon the request of the Required Lenders, revise the Register with any amount due and payable under any Loan Document.  Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.  Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

Section 4.02  Sharing of Payments.  Except as provided in Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the applicable Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered and (b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Loan Party or any Subsidiary thereof in a transaction that does not comply with Section 12.07(m) (as to which the provisions of this Section shall apply).  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 4.03  Apportionment of Payments.  Subject to Section 2.02 hereof:

(a)  All payments of principal and interest in respect of outstanding Loans and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

(b)  (w) After the occurrence and during the continuance of an Event of Default described in Section 9.01(a), (f) or (g), (x) after the acceleration of the Loans pursuant to Section 9.01, (y) after the exercise of enforcement remedies by the Collateral Agent pursuant to the Loan Documents or (z) otherwise upon the written direction of the Required Lenders, after the occurrence and during the continuance of an Event of Default, in each case, the Administrative Agent shall apply all payments in respect of any Obligations, including proceeds of the Collateral and any amounts received on account of the Obligations (whether received as a consequence of the exercise of any remedies under Section 9.01 hereof or any Loan Document or as a distribution out of any proceeding in respect of or commenced under any bankruptcy or insolvency proceeding including payments in respect of "adequate protection" for the use of Collateral during such proceeding or under any plan of reorganization or on account of any liquidation of any Loan Party, subject to the provisions of this Agreement), (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (ii) second, to pay interest then due and payable in respect of the Collateral Agent Advances until paid in full; (iii) third, to pay principal of the Collateral Agent Advances until paid in full; (iv) fourth, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Lenders until paid in full; (v) fifth, ratably to pay interest then due and payable in respect of the Loans until paid in full; (vi) sixth, ratably to pay principal of the Loans until paid in full; (vii) seventh, to the ratable payment of all other Obligations then due and payable; and (viii) eighth, to the extent of any remaining amounts, to the Borrower or as a court of competent jurisdiction may otherwise direct.

(c)  [reserved.]

(d)  In the event of a conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, the terms and provisions of this Section 4.03 shall control and govern.

ARTICLE V

CONDITIONS TO LOANS

Section 5.01  Conditions Precedent to Effectiveness.  This Agreement shall become effective as of the Business Day (the "Closing Date") when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Administrative Agent:

(a)  Payment of Fees, Etc.  The Borrower shall have paid on or before the Closing Date all fees then payable pursuant to Section 2.06 and the Engagement Letter and, to the extent invoiced at least three Business Days prior to the Closing Date, all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by any Loan Party pursuant to the Engagement Letter or Section 12.04.

(b)  Representations and Warranties.  The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the Closing Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(c)  No Default.  At the time of and immediately after giving effect to the borrowing of the Term Loan on the Closing Date, no Default shall have occurred and be continuing.

(d)  Delivery of Documents.  The Agents shall have received on or before the Closing Date the following, each in form and substance reasonably satisfactory to the Agents and, unless indicated otherwise, dated the Closing Date and, if applicable, duly executed by the Persons party thereto:

(i)  the Security Agreement, together with the original stock certificates representing all of the Equity Interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

(ii)  [reserved];

(iii)  a Perfection Certificate;

(iv)  the Agent Fee Letter;

(v)  the Intercompany Subordination Agreement;

(vi)  a certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a reasonably recent date prior to the Closing Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith and (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of the Borrower, including Notices of Borrowing, and all other notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

(vii)  a certificate of the chief financial officer of Holdings, certifying as to the solvency of the Borrower and its Subsidiaries taken as a whole (after giving effect to the Term Loans and the other transactions to be consummated on the Closing Date) (or, at the Borrower~~’~~'s option, a solvency opinion from an independent investment bank or valuation firm of nationally recognized standing);

(viii)  a duly executed Notice of Borrowing;

(ix)  to the extent that the concept is applicable in the relevant jurisdiction, a certificate of the appropriate official(s) of the jurisdiction of organization certifying as of a reasonably recent date prior to the Closing Date as to the subsistence in good standing of such Loan Party in such jurisdictions;

(x)  an opinion of (A) Cravath, Swaine & Moore LLP, New York counsel to the Loan Parties, and (B) the legal opinion of local counsel in each jurisdiction in which a Loan Party is organized, to the extent such Loan Party is not covered by the opinion referenced in clause (A) above, as may be reasonably requested by the Administrative Agent, in each case as to such matters regarding the Loan Parties, this Agreement (including the Guaranty) and the Term Loans as the Administrative Agent may reasonably request, and the Loan Parties hereby request such opinions;

(xi)  evidence of the consummation of the Payoff simultaneously or substantially concurrently with the funding of the Term Loans; and

(xii)  (A) a termination in respect of the Existing Notes Intercreditor Agreement, (B) the Notes Junior Intercreditor Agreement and (C) the Pari Passu Intercreditor Agreement.

(e)  Minimum Liquidity.  Immediately after giving effect to the Transactions, Holdings, the Borrower and its Restricted Subsidiaries shall have (without including the cash proceeds of the Loans) at least $30,000,000 of Qualified Cash.

(f)  KYC; Beneficial Ownership.  The Agents and the Lenders shall have received all information required under the applicable ~~“~~"know your customer~~”~~" requirements of the Anti-Money Laundering and Anti-Terrorism Laws, including the USA PATRIOT Act, and a Beneficial Ownership Certification for the Borrower and any Guarantor, in each case, that qualifies as a "legal entity customer" under the Beneficial Ownership Regulation to any Lender that has requested such certification (in each case, with such documentation and information to be requested not later than 10 Business Days prior to the Closing Date and to be delivered at least three Business Days prior to the Closing Date).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01  Representations and Warranties.  Each Loan Party hereby represents and warrants to the Secured Parties as follows:

(a)  Organization, Good Standing, Etc.  Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

(b)  Authorization, Etc.   The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law or (C) any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of clause (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal would not reasonably be expected to have a Material Adverse Effect.

(c)  Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party other than filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Closing Date.

(d)  Enforceability of Loan Documents.  This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

(e)  Capitalization.  On the Closing Date, after giving effect to the transactions contemplated hereby to occur on the Closing Date, the authorized Equity Interests of Holdings and each of its Subsidiaries and the issued and outstanding Equity Interests of Holdings and each of its Subsidiaries are as set forth on Schedule 6.01(e).  All of the issued and outstanding shares of Equity Interests of Holdings and each of its Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights.  All Equity Interests of such Subsidiaries of Holdings are owned by Holdings free and clear of all Liens (other than Permitted Specified Liens).  Except as described on Schedule 6.01(e), there are no outstanding debt or equity securities of Holdings or any of its Subsidiaries and no outstanding obligations of Holdings or any of its Subsidiaries, in each case convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from Holdings or any of its Subsidiaries, or other obligations of Holdings or any of its Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of Holdings or any of its Subsidiaries.

(f)  Litigation.  Except as set forth in Schedule 6.01(f), there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding (or, to the best knowledge of any Loan Party, investigation) affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

(g)  Financial Statements.  The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of Holdings, the Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of Holdings, the Borrower and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP.

(h)  Compliance with Law, Etc.  No Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any material Requirement of Law or (iii) any material term of any material Contractual Obligation (including any Material Contract) binding on or otherwise affecting it or any of its properties, and no default or event of default has occurred and is continuing thereunder.

(i)  ERISA.  Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Employee Plan is in substantial compliance with ERISA and the

Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Lenders, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (vi) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code.  Except as set forth on Schedule 6.01(i), no Loan Party or any of its ERISA Affiliates has occurred or may reasonably be expected to incur any withdrawal liability under ERISA with respect to any Multiemployer Plan.  Except as would not reasonably be expected to have a Material Adverse Effect, no Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid.  Except as would not reasonably be expected to have a Material Adverse Effect, there are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or (iii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan.  Except as required by Section 4980B of the Internal Revenue Code or any other applicable law or as would not be material, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.

(j)  Taxes, Etc.  (i) All material Federal, state, provincial and local tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party have been filed, or extensions have been obtained, and (ii) all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the Closing Date have been paid, except (x) to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the financial statements of Holdings and its Subsidiaries in accordance with GAAP or (y) unpaid taxes, assessment and other governmental charges in an aggregate amount not exceed $25,000,000.

(k)  Regulations T, U and X.  No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.

(l)  Nature of Business.

(i)  No Loan Party is engaged in any business other than as set forth on Schedule 6.01(l) or business activities incidental or related thereto.

(ii)  Holdings does not have any material liabilities (other than liabilities arising under the Loan Documents), own any material assets (other than the Equity Interests of its Subsidiaries or cash and cash equivalents held in connection with the performing of activities in each case permitted under this Agreement) or engage in any operations or business (other than the ownership of its Subsidiaries).

(m)  Adverse Agreements, Etc.  No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or in the future would reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.

(n)  Permits, Etc.  Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and Mortgaged Property currently owned, leased, managed or operated by such Person, except to the extent the failure to have or be in compliance therewith would not reasonably be expected to have a Material Adverse Effect.  No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except as would not reasonably be expected to have a Material Adverse Effect.

(o)  Properties.  Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens.  Except as would not reasonably be expected to have a Material Adverse Effect, all such properties and assets are in good operating condition and repair, ordinary wear and tear excepted.

(p)  Employee and Labor Matters.  There is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party or (iii) to the knowledge of each Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party, in each case, except as would not reasonably be expected to have a Material Adverse Effect.  No Loan Party or any of its ERISA Affiliates has incurred any material liability or material obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied.  The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  All payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)  Environmental Matters.  Except as set forth on Schedule 6.01(q), (i) the operations of each Loan Party are in material compliance with all Environmental Laws, except for such noncompliance that would not reasonably be expected to have a Material Adverse Effect; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a legal predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any legal predecessor in interest which in either case would reasonably be expected to have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest, nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest, which, in either case, would reasonably be expected to have a Material Adverse Effect; (iv) no Environmental Actions have been asserted against any facilities that have received Hazardous Materials generated by any Loan Party or any predecessor in interest which in either case would reasonably be expected to be material to the Loan Parties; (v) no property now or formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material in a manner which violates Environmental Laws in any material respect or has resulted in or would reasonably be expected to result in an Environmental Action, Environmental Liabilities and Costs, or an obligation on the part of any Loan Party or any of its Subsidiaries to conduct a Remedial Action, in each case which would reasonably be expected to have a Material Adverse Effect; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which would reasonably be expected to have a Material Adverse Effect; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party's failure to maintain or comply with would not reasonably be expected to have a Material Adverse Effect; and (viii) no Loan Party has received any written notification by any Governmental Authority pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made to continue to comply with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

(r)  Insurance.  Each Loan Party maintains the insurance and required services and financial assurance as required by law and as required by Section 7.01(h).  Schedule 6.01(r) sets forth a list of all insurance maintained by each Loan Party on the Closing Date.

(s)  Use of Proceeds.  The proceeds of the Term Loans shall be used by the Borrower on or after the Closing Date (i) to consummate the Payoff, (ii) to pay fees and expenses incurred to obtain the Term Loans and to consummate of the Payoff and (iii) to the extent of any remaining funds after application of the proceeds of the Term Loans as set forth in clauses (i) and (ii) above, for working capital and general corporate purposes.  The proceeds of Incremental Term Loans (unless otherwise provided in the applicable Incremental Facility Amendment) will be used solely for working capital and other general corporate purposes (including Permitted Acquisitions) of Holdings, the Borrower and its Restricted Subsidiaries.

(t)  Solvency.  Immediately after giving effect to the transactions contemplated by this Agreement to occur on the Closing Date (including the funding of the Term Loans), the Borrower and its Subsidiaries on a consolidated basis are Solvent.  No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

(u)  Intellectual Property.  Each Loan Party owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Subject to Section 6(b) of the Security Agreement, set forth on Schedule 6.01(u) is a complete and accurate list as of the Closing Date of each item of Registered Intellectual Property (except with respect to copyrights, which shall be limited to the Material Copyrights (as defined in the Security Agreement)) owned by each Loan Party.  No trademark or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  To the knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code pertaining to Intellectual Property is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(v)  Material Contracts.  Set forth on Schedule 6.01(v) is a complete and accurate list as of the Closing Date of all Material Contracts of each Loan Party.  Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

(w)  Investment Company Act.  None of the Loan Parties is (i) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.

(x)  Customers and Suppliers.  Except as would not reasonably be expected to have a Material Adverse Effect, there exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (ii) any Loan Party, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party.

(y)  Anti-Money Laundering and Anti-Terrorism Laws.

(i)  None of the Loan Parties, any of their respective Subsidiaries, their respective directors, officers or employees nor to the knowledge of the Borrower, their respective agents, has violated or is in violation of any of the Anti-Money Laundering and Anti-Terrorism Laws in any material respect or has engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Money Laundering and Anti-Terrorism Laws.

(ii)  None of the Loan Parties, nor any Subsidiary of any of the Loan Parties, nor any officer, director, employees or principal shareholder or owner of any of the Loan Parties or any of their Subsidiaries, nor, to the knowledge of the Loan Parties, any of the Loan Parties' or any of their Subsidiaries' respective agents acting or benefiting in any capacity in connection with the Term Loans or other transactions hereunder, is a Blocked Person.

(iii)  None of the Loan Parties, nor any Subsidiary of any of the Loan Parties, nor, to the knowledge of the Loan Parties, any of their respective agents acting in any capacity in connection with the Term Loans or other transactions hereunder, (A) conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any Sanctions Programs.

(iv)  The Borrower will not request any Term Loan, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Term Loan (A) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Blocked Person, or in any Sanctioned Country, or (B) in any manner that would result in the violation of Anti-Money Laundering and Anti-Terrorism Laws applicable to any by any Person (including any Lender or any Agent).

(v)  The Loan Parties have adopted, implemented and maintain policies and procedures that are reasonably designed to ensure compliance with the Anti-Money Laundering and Anti-Terrorism Laws by the Loan Parties, their respective Subsidiaries and their respective directors, officers, employees and agents.

(z)  Anti-Bribery and Anti-Corruption Laws.

(i)  The Loan Parties, their respective Subsidiaries, their respective directors, officers and employees and to the knowledge of the Borrower, their respective agents, are in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), and the anti-bribery and anti-corruption laws, rules and regulations of any jurisdictions applicable to the Loan Parties or their Subsidiaries from time to time (collectively, the "Anti-Corruption Laws").

(ii)  None of the Loan Parties has at any time:

(A)  offered, promised, paid, given, or authorized the payment or giving of any money, gift or other thing of value, directly or indirectly, to or for the benefit of any employee, official, or other person acting on behalf of any foreign (i.e., non-U.S.) Governmental Authority, or of any public international organization, or any foreign political party or official thereof, or candidate for foreign political office (collectively, "Foreign Official"), for the purpose of: (1) improperly influencing any act or decision of such Foreign Official in his, her, or its official capacity; or (2) inducing such Foreign Official to do, or omit to do, an act in violation of the lawful duty of such Foreign Official, or (3) securing any improper advantage, in order to obtain or retain business for, or with, or to direct business to, any Person; or

(B)  acted or attempted to act in any manner which would subject any of the Loan Parties to liability under any Anti-Corruption Law.

(iii)  There are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Corruption Law by any of the Loan Parties or any of their respective current or former directors, officers, employees, stockholders or agents, or other persons acting on their behalf.

(iv)  The Loan Parties have adopted, implemented and maintain anti-bribery and anti-corruption policies and procedures that are reasonably designed to ensure compliance with the Anti-Corruption Laws by the Loan Parties, their respective Subsidiaries and their respective directors, officers, employees and agents.

(v)  The Borrower will not request any Term Loan, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Term Loan in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

(aa)  Full Disclosure.

(i)  Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents (other than forward-looking information and projections and information of a general economic nature and general information about Borrower's industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not materially misleading.

(ii)  As of the Closing Date, the information included in any Beneficial Ownership Certification is true and correct in all material respects.

(bb)  Material Adverse Effect.  Since December 31, 2020, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

ARTICLE VII

COVENANTS OF THE LOAN PARTIES

Section 7.01  Affirmative Covenants.  So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party will:

(a)  Reporting Requirements.  Furnish to each Agent and each Lender:

(i)  [reserved];

(ii)  as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the first such Fiscal Quarter ending after the Closing Date, unaudited consolidated balance sheets, statements of operations and retained earnings and statements of cash flows of Holdings and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of Holdings as fairly presenting, in all material respects, the financial position of Holdings and its Subsidiaries as of the end of such quarter and the results of operations of Holdings and its Subsidiaries for such quarter and for such year-to-date period and the cash flows of Holdings and its Subsidiaries for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of Holdings and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(iii)  as soon as available, and in any event within 75 days after the end of each Fiscal Year, commencing with the first Fiscal Year ending after the Closing Date, consolidated balance sheets, statements of operations and retained earnings and statements of cash flows of Holdings and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Administrative Agent (which opinion shall be without (1) a "going concern" or like qualification or exception, or (2) any qualification or exception as to the scope of such audit (other than solely as a result of the impending maturity of any Indebtedness or as a result of a prospective or actual default under any financial maintenance covenant in any agreement governing Term Loans of Holdings, the Borrower or any of its Restricted Subsidiaries or governing the Senior Secured Notes or the Notes)), together with a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default under Section 7.03 and (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

(iv)  simultaneously with the delivery of the financial statements of Holdings and its Subsidiaries required by clauses (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer of Holdings (a "Compliance Certificate"), which shall be substantially in the form of Exhibit F:

(A)  stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of Holdings, the Borrower and its Restricted Subsidiaries during the period covered by such financial statements with a view to determining whether the Loan Parties were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which the Loan Parties propose to take or have taken with respect thereto,

(B)  (1) attaching a schedule showing a reasonably detailed calculation of the First Lien Net Leverage Ratio at the end of the relevant period along with a certification as to what the Amortization Installment Amount shall be for the next scheduled quarterly amortization payment, (2) solely in the case of any Compliance Certificate delivered together with the financial statements required by clause (iii  ) of this Section 7.01(a), attaching a schedule showing the calculation of the Excess Cash Flow, (3) attaching a schedule showing the calculation of the liquidity of the Loan Parties with respect to Section 7.03, (4) at any time when there is any Unrestricted Subsidiary, attaching an Unrestricted Subsidiary Reconciliation Statement and (5) to the extent not included in the applicable financial statements, including a discussion and analysis of the financial condition and results of operations of Holdings and its

Subsidiaries for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the figures for the corresponding period in the previous Fiscal Year, and

(C)  in the case of the delivery of the financial statements of Holdings and its Subsidiaries required by clause (iii) of this Section 7.01(a), attaching (1) a summary of all material insurance coverage maintained as of the date thereof by any Loan Party, together with such other related documents and information as the Administrative Agent may reasonably require and (2) confirmation that there have been no changes to the information contained in the Perfection Certificate delivered on the Closing Date or the date of the most recently updated Perfection Certificate delivered pursuant to this clause (iv) and/or attaching an updated Perfection Certificate identifying any such changes to the information contained therein;

(v)  participate in a customary quarterly conference call with the Lenders, at a time selected by the Administrative Agent and reasonably acceptable to the Borrower, to discuss the financial condition of Holdings and its Subsidiaries; provided that, any public earnings call open to the Lenders and Agents shall be deemed to satisfy this requirement;

(vi)  as soon as available and in any event not later than 30 days prior to the end of each Fiscal Year, a certificate of an Authorized Officer of Holdings attaching Projections for Holdings, the Borrower and its Restricted Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a quarterly basis and otherwise in form and substance satisfactory to the Administrative Agent, for the immediately succeeding Fiscal Year;

(vii)  as promptly as practicable after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

(viii)  as soon as possible, and in any event within 3 Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that would reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Borrower setting forth the details of such Event of Default or Default or other event or development that would reasonably be expected to have a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

(ix)  (A) as promptly as practicable and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) as promptly as practicable and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) as promptly as practicable and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by the Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) as promptly as practicable and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan and (E) as promptly as practicable and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA;

(x)  as promptly as practicable after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(xi)  as promptly as practicable and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract;

(xii)  as promptly as practicable and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party;

(xiii)  [reserved];

(xiv)  [reserved];

(xv)  as promptly as practicable upon receipt thereof, copies of all management letters, if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

(xvi)  as promptly as practicable upon request, any certification or other evidence reasonably requested from time to time by any Lender in its sole discretion, confirming the Borrower's compliance with Section 7.02(r);

(xvii)  simultaneously with the delivery of the financial statements of Holdings and its Subsidiaries required by clauses (ii) and (iii) of this Section 7.01(a), if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements that is permitted by Section 7.02(q), the consolidated financial statements of

Holdings and its Subsidiaries delivered pursuant to clauses (ii) and (iii) of this Section 7.01(a) will differ from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to the Administrative Agent;

(xviii)  [reserved]; and

(xix)  as promptly as practicable upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

For the avoidance of doubt, delivery of any reports, information and documents to an Agent hereunder is for informational purposes only and such Agent's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Borrower's compliance with any of its covenants hereunder.

Information required to be furnished pursuant to clause (ii) or (iii) of this Section 7.01(a) shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Platform or shall be available on the website of the SEC at http://www.sec.gov.  Information required to be furnished pursuant to this Section 7.01(a) may also be furnished by electronic communications pursuant to procedures approved by the Administrative Agent

(b)  Additional Guarantors and Collateral Security.  Cause:

(i)  each Restricted Subsidiary of any Loan Party not in existence on the Closing Date (other than any Excluded Subsidiary) to execute and deliver to the Collateral Agent as promptly as practicable and in any event within 30 days (except as provided in clause (D) below and unless a later date is otherwise agreed to by the Collateral Agent) after the formation, acquisition or change in status thereof, (A) a Joinder Agreement, pursuant to which such Restricted Subsidiary shall be made a party to this Agreement as a Guarantor, (B) a supplement to the Security Agreement, together with (1) certificates evidencing all of the Equity Interests of any Person owned by such Restricted Subsidiary required to be pledged under the terms of the Security Agreement as well as any Equity Interests in such Restricted Subsidiary, (2) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (3) such opinions of counsel as the Collateral Agent may reasonably request, (C) to the extent required under the terms of this Agreement, within ninety (90) days after such formation, acquisition or change in status (unless a later date is otherwise agreed to by the Collateral Agent), one or more Mortgages creating on the fee-owned real property of such Restricted Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Specified Liens) on such real property and such other Real Property Deliverables as may be required by the Collateral Agent with respect to each such real property and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Document or otherwise to effect the intent that such Restricted Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Restricted Subsidiary shall become Collateral for the Obligations (each such deliverable set out in this clause (i) being a ~~“~~"Joinder Document Deliverable~~”~~"); and

(ii)  each Loan Party that is the owner of the Equity Interests of any such Restricted Subsidiary to execute and deliver as promptly as practicable and in any event within 10 Business Days after the formation or acquisition of such Restricted Subsidiary, a Pledge Amendment (as defined in the Security Agreement), together with (A) certificates evidencing all of the Equity Interests of such Restricted Subsidiary required to be pledged under the terms of the Security Agreement, (B) to the extent required by the terms of the Security Agreement, undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (C) such opinions of counsel as the Collateral Agent may reasonably request and (D) such other agreements, instruments, approvals or other documents requested by the Collateral Agent; provided that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests (and, for purposes of clarity, 100% of the outstanding non-voting Equity Interests) of any Foreign Subsidiary or FSHCO if a pledge of a greater percentage of the outstanding voting Equity Interests would result in a material adverse tax consequence to Holdings, the Borrower or any of its Restricted Subsidiaries as reasonably determined by the Borrower;

provided that neither the Borrower nor any Guarantor shall be required, nor may the Administrative Agent or the Collateral Agent be authorized, to take any action in any jurisdiction (or pursuant to any Requirement of Law of any jurisdiction) other than the United States of America, any State thereof or the District of Columbia in order to create or perfect any security interests or Liens (as applicable) in assets located or titled outside the United States of America, any State thereof or the District of Columbia or to perfect such security interests or Liens (as applicable), including any Intellectual Property registered in any such jurisdiction (it being understood and agreed that there shall be no security agreements or pledge agreements governed under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia).

(c)  Compliance with Laws; Payment of Taxes.

(i)  Comply, and cause each of its Restricted Subsidiaries to comply, with all Requirements of Law (including all Environmental Laws), judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), except to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(ii)  Pay, and cause each of its Restricted Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all taxes, assessments and other governmental charges imposed upon any Loan Party or any of its Restricted Subsidiaries or any property of any Loan Party or any of its Restricted Subsidiaries, except to the extent (x) contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP or (y) unpaid taxes, assessments and other governmental charges in an aggregate amount not exceed $25,000,000.

(d)  Preservation of Existence, Etc.  Except as otherwise expressly permitted by this Agreement, maintain and preserve, and cause each of its Restricted Subsidiaries to maintain and preserve, its existence, rights and privileges (except as otherwise permitted by Section 7.02(c)), and become or remain, and cause each of its Restricted Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(e)  Keeping of Records and Books of Account.  Keep, and cause each of its Restricted Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

(f)  Inspection Rights.  (i) Permit, and cause each of its Restricted Subsidiaries to permit, the agents and representatives of any Agent  at any time and from time to time during normal business hours, at the expense of the Borrower, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals or non-intrusive examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives and (ii) at the request of the Collateral Agent and at Borrower~~’~~'s expense, conduct and provide to the Collateral Agent (x) a Phase I Environmental Site Assessment of the applicable Mortgaged Property using a consultant reasonably acceptable to the Collateral Agent (the "Phase I Report") and (y) to the extent such Phase I Report concludes that a Phase II Environmental Site Assessment is reasonably necessary to mitigate or address an impact or threat to the environment or human health and safety posed by any environmental condition identified in the Phase I Report, or recommends a Phase II Environmental Site Assessment to investigate a "Recognized Environmental Condition" identified in the Phase I Report, a reasonably-scoped Phase II Environmental Site Assessment; provided, however, that, excluding any such visits and inspections during the continuation of an Event of Default, the Agents shall not exercise the rights under this Section 7.01(f) more often than one time during any calendar year, provided that the Agents may exercise such rights under this Section 7.01(f) following the receipt of a notice pursuant to Section 7.01(j).  In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Restricted Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f).

(g)  Maintenance of Properties, Etc.  Maintain and preserve, and cause each of its Restricted Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Restricted Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply would not reasonably be expected to have a Material Adverse Effect.

(h)  Maintenance of Insurance.  Maintain, and cause each of its Restricted Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including comprehensive general liability, hazard, rent, worker's compensation and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent (it being understood and agreed that the amount, adequacy and scope of insurance coverage that exists on the Closing Date is satisfactory to the Collateral Agent).  All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as its interests may appear, in case of loss, under a standard non‑contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may reasonably require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies.  All certificates of insurance are to be delivered to the Collateral Agent, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days' (10 days' in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation.  If any Loan Party or any of its Restricted Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Collateral Agent~~’~~'s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Upon the occurrence and during the continuance of an Event of Default, upon the written direction of the Collateral Agent or the Required Lenders, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Restricted Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(i)  Obtaining of Permits, Etc.  Obtain, maintain and preserve, and cause each of its Restricted Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action would not reasonably be expected to have a Material Adverse Effect.

(j)  Environmental.  (i)  Keep any property either owned or operated by it or any of its Restricted Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Restricted Subsidiaries to comply, with all Environmental Laws and provide to the Collateral Agent any documentation of such compliance which the Collateral Agent may reasonably request; (iii) provide the Agents written notice within 20 days of becoming aware of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Restricted Subsidiaries and take any Remedial

Actions required to abate said Release; and (iv) provide the Agents with written notice within 20 days of the receipt of any of the following:  (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Restricted Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Restricted Subsidiaries; and (C) notice of a violation, citation or other administrative order which, in the case of item (i), (ii) or (iii) of this paragraph, would reasonably be expected to have a Material Adverse Effect.

(k)  Fiscal Year.  Cause the Fiscal Year of the Borrower and its Subsidiaries to end on December 31 of each calendar year.

(l)  [Reserved].

(m)  Real Property Collateral. On or before a date which is 90 days following the Closing Date (unless a later date is otherwise agreed to by the Collateral Agent), the Real Property Deliverables shall have been provided with respect to each of the Closing Date Mortgaged Properties.

(n)  After Acquired Real Property.  Upon the acquisition by it or any of its Restricted Subsidiaries after the Closing Date of any fee interest in any real property (wherever located) (each such interest being a "New Mortgaged Property") with a Current Value (as defined below) in excess of $5,000,000, so notify, as promptly as practicable, the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value").  The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage (and any other Real Property Deliverables) with respect to such New Mortgaged Property.  Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables), the Person that has acquired such New Mortgaged Property shall promptly furnish no more than 90 days after the acquisition (unless a later date is otherwise agreed to by the Collateral Agent) the same to the Collateral Agent.  The Borrower shall pay all reasonable and documented out-of-pocket fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 7.01(n).

(o)  Anti-Bribery and Anti-Corruption Laws; Anti-Money Laundering and Anti-Terrorism Laws.  Maintain, and cause each of its Restricted Subsidiaries to maintain, policies and procedures that are reasonably designed to ensure compliance by the Loan Parties, their respective Restricted Subsidiaries and their respective directors, officers, employees and agents with the Anti-Corruption Laws and the Anti-Money Laundering and Anti-Terrorism Laws.

(p)  Lender Meetings.  Upon the request of the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each Fiscal Year), participate in (i) a conference call or (ii) a meeting with the Agents and the Lenders at the Borrower's corporate offices (or at such other location as may be agreed to by the Borrower and the Required Lenders), in each case, at such time as may be agreed to by the Borrower and the Administrative Agent.

(q)  Further Assurances.  Take such action and execute, acknowledge and deliver, and cause each of its Restricted Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens (subject to Permitted Liens) any of the Collateral or any other property of any Loan Party and its Restricted Subsidiaries that is required, pursuant to the terms of any Security Document, to become Collateral, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document.  In furtherance of, and to the extent necessary to accomplish, the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent, upon the occurrence and during the continuance of an Event of Default, to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes (but without any obligation to do so) each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the Closing Date.

(r)  Post-Closing Matters.  As promptly as practicable, take all necessary actions to satisfy the items described on Schedule 7.01(r) within the applicable period of time specified in such Schedule (unless a later date is otherwise agreed to by the Collateral Agent).

(s)  [Reserved].

(t)  Control Agreements.  Deliver to the Collateral Agent no later than 90 days after the Closing Date (unless a later date is otherwise agreed to by the Collateral Agent) each Control Agreement that, in the reasonable judgment of the Collateral Agent, are required for the Loan Parties to comply with the Loan Documents, each duly executed by, in addition to the applicable Loan Party, the applicable financial institution.

(u)  [Reserved].

(v)  Loss Payee and Additional Insured Endorsements.  Deliver to the Collateral Agent (to the extent not delivered on the Closing Date) no later than 60 days after the Closing Date (unless a later date is otherwise agreed to by the Collateral Agent) each long form insurance endorsement referenced under Section 7.01(h).

(w)  Casualty and Condemnation. Furnish to the Agents and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

Section 7.02  Negative Covenants.  So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not:

(a)  Liens, Etc.  Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Restricted Subsidiaries as debtor; or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.

(b)  Indebtedness.  Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Restricted Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

(c)  Fundamental Changes; Dispositions.

(i)  Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, including by means of a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or permit any of its Restricted Subsidiaries to do (or agree to do) any of the foregoing; provided, however, that (x) any wholly-owned Restricted Subsidiary of any Loan Party may be merged into such Loan Party or another wholly-owned Restricted Subsidiary of such Loan Party, or may consolidate or amalgamate with such Loan Party or another wholly-owned Restricted Subsidiary of such Loan Party, and any Person may merge into or consolidate or amalgamate with any Restricted Subsidiary in a transaction permitted by Section 7.02(e) in which, after giving effect to such transaction, the surviving entity is a Restricted Subsidiary, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least 10 days' prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed as promptly as practicable after such filing), (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders' rights in any Collateral, including the existence, perfection and priority of any Lien thereon, are not adversely affected in any material respect by such merger, consolidation or amalgamation, (E) if any party to such transaction is a Loan Party, the surviving Restricted Subsidiary, if any, if not already a Loan Party, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and becomes a party to the Security Agreement and the Equity Interests of such Restricted Subsidiary become the subject of the Security Agreement, in each case, which is in full force and effect not later than the date that is 30 days after giving effect to such merger, consolidation or amalgamation (unless a later date is otherwise agreed to by the Collateral Agent) and (F) if the Borrower is a party to such transaction, the Borrower shall be the surviving entity, (y) any Restricted Subsidiary that is not a Loan Party may merge into or consolidate or amalgamate with another Restricted Subsidiary that is not a Loan

Party or, if the surviving entity is or becomes a Loan Party, with a Restricted Subsidiary that is a Loan Party and (z) any Restricted Subsidiary (other than the Borrower) may wind-up, liquidate or dissolve if the Borrower determines in good faith that such winding-up, liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Secured Parties; and

(ii)  Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Restricted Subsidiaries to do any of the foregoing; provided, however, that any Loan Party and its Restricted Subsidiaries may make Permitted Dispositions.

(d)  Change in Nature of Business. Make, or permit any of its Restricted Subsidiaries to make, any change in the nature of its business as described in Section 6.01(l).

(e)  Loans, Advances, Investments, Etc.  Make or commit or agree to make, or permit any of its Restricted Subsidiaries make or commit or agree to make, any Investment in any other Person except for Permitted Investments.

(f)  Sale and Leaseback Transactions.  Enter into, or permit any of its Restricted Subsidiaries to enter into, any Sale and Leaseback Transaction except to the extent the Net Cash Proceeds thereof are paid to the Administrative Agent for the benefit of the Agents and the Lenders pursuant to the terms of Section 2.05(c)(ii).

(g)  [Reserved].

(h)  Restricted Payments.  Make or permit any of its Restricted Subsidiaries to make any Restricted Payment other than (a) Permitted Restricted Payments and (b) Permitted Tax Distributions.

(i)  Federal Reserve Regulations.  Permit any Term Loan or the proceeds of any Term Loan under this Agreement to be used for any purpose that would cause such Term Loan to be a margin loan under and in a manner that violates the provisions of Regulation T, U or X of the Board.

(j)  Transactions with Affiliates.  Enter into, renew, extend or be a party to, or permit any of its Restricted Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Restricted Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof if they involve one or more payments by Holdings, the Borrower or any of its Restricted Subsidiaries in excess of $1,000,000 for any single transaction or series of related transactions, (ii) transactions by a Loan Party with another Loan Party not involving any other Affiliate and transactions by a Restricted Subsidiary that is not a Loan Party with another Restricted Subsidiary that is not a Loan Party not involving any other Affiliate, (iii) transactions permitted by Section 7.02(e) and Section 7.02(h), (iv) sales of Qualified Equity Interests of Holdings to Affiliates of Holdings not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith under agreements to which such Loan Party or such Restricted Subsidiary is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of or the performance by any Loan Party or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (iv) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous to the Lenders when taken as a whole, (v) reasonable and customary director and officer compensation (including bonuses and stock option programs), benefits and indemnification arrangements, in each case approved by the Board of Directors (or a committee thereof) of such Loan Party or such Restricted Subsidiary, (vi) so long as no Default or Event of Default, in each case, pursuant to Section 9.01(a) has occurred and is continuing or would result therefrom, the payment of all amounts payable under the Management Agreement upon the termination thereof pursuant to the terms of such termination, (vii) transactions, when viewed together with any related transactions, on terms that the Board of Directors of Holdings determines pursuant to a resolution of the Board of Directors of Holdings are no less favorable to such Loan Party or its Restricted Subsidiaries than would be obtainable in a comparable arm~~’~~'s length transaction with a Person that is not an Affiliate thereof and (viii) transactions under the Investor Agreement, the Registration Rights Agreement and the Option Awards Agreement.

(k)  Limitations on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.  Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Restricted Subsidiary owned by any Loan Party or any of its Restricted Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Restricted Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Restricted Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Restricted Subsidiaries, or permit any of its Restricted Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

(A)  this Agreement and the other Loan Documents and the definitive documentation for any Refinancing Facility;

(B)  any agreement in effect on the date of this Agreement and described on Schedule 7.02(k), or any extension, replacement or continuation of any such agreement; provided, that, any such encumbrance or restriction contained in such extended, replaced or continued agreement is no less favorable in any material respect to the Agents and the Lenders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;

(C)  any applicable law, rule or regulation (including applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(D)  in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;

(E)  customary restrictions on dispositions of real property interests in reciprocal easement agreements;

(F)  customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets;

(G)  customary restrictions in contracts that prohibit the assignment of such contract;

(H)  customary restrictions set forth in the Governing Documents of any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary; or

(I)  the Senior Secured Notes Indenture or the Notes Indenture.

(l)  Limitations on Negative Pledges.  Enter into, incur or permit to exist, or permit any Restricted Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any of its Restricted Subsidiaries of any Loan Party to create, incur or permit to exist any Lien (other than Permitted Liens) upon any of its property or revenues in favor of the Secured Parties to secure the Obligations under the Loan Documents, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following:  (i) this Agreement and the other Loan Documents or in the definitive documentation for any Refinancing Facility, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.02(b) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Restricted Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Restricted Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (iv) customary provisions in leases restricting the assignment or sublet thereof, (v) customary restrictions in contracts that prohibit the assignment of such contracts, (vi) customary restrictions set forth in the Governing Documents of any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary and (vii) the Senior Secured Notes Indenture or the Notes Indenture.

(m)  Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i)  Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Restricted Subsidiaries~~’~~' Indebtedness outstanding as of the Closing Date or of any instrument or agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would (A) shorten the final maturity of such Indebtedness, or shorten the average life to maturity of such Indebtedness, to a date earlier than 91 days after the Latest Maturity Date then in effect, (B) require any payment to be made on such Indebtedness earlier than the date originally scheduled on such Indebtedness, unless such payment is to be made after the date that is 91 days after the Latest Maturity Date then in effect, (C) increase the interest rate applicable to such Indebtedness or (D) change the subordination provision, if any, of such Indebtedness;

(ii)  except for the Obligations or for any Indebtedness owing by a Restricted Subsidiary of a Loan Party to a Loan Party,

(A)  make any mandatory, voluntary or optional payment (including any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Restricted Subsidiaries' Junior Indebtedness (including by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Junior Indebtedness when due), except in an aggregate amount not in excess of, for any Fiscal Quarter, the RP/Investment Amount for such Fiscal Quarter (less the sum of (1) the aggregate amount of Investments outstanding (without giving effect to any write-off or write-down) that have been made pursuant to clause (q) of the definition of "Permitted Investment" during such Fiscal Quarter and (2) the aggregate amount of Restricted Payments that have been made pursuant to clause (g) of the definition of "Permitted Restricted Payments" during such Fiscal Quarter, in each case on or prior to the applicable date of determination); provided that at the time any such payment is made pursuant to this clause, no Default or Event of Default shall have occurred and be continuing or would result therefrom; provided further that (x) no payment may be made pursuant to this clause (A)(x) or (A)(y) other than with respect to the Notes until such date as the Notes have been prepaid or redeemed in full and (y) the aggregate principal amount of the Notes that may be redeemed during any Fiscal Quarter shall not exceed $10,000,000, or

(B)  refund, refinance, replace or exchange any other Junior Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness);

(iii)  amend, modify or otherwise change any of its Governing Documents (including by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders' agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; provided that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law); or

(iv)  agree to any amendment, modification or other change to or waiver of any of its rights under any Material Contract if such amendment, modification, change or waiver would be adverse in any material respect to any Loan Party or any of its Restricted Subsidiaries or the Agents and the Lenders.

(n)  Investment Company Act of 1940.  Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Restricted Subsidiaries to do any of the foregoing, that would cause it or any of its Restricted Subsidiaries to be required to register under the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

(o)  ERISA.  (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

(p)  Environmental.  Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Restricted Subsidiaries, except in compliance with Environmental Laws (other than any noncompliance that would not reasonably be expected to have a Material Adverse Effect).

(q)  [Reserved].

(r)  Anti-Money Laundering and Anti-Terrorism Laws.

(i)  None of the Loan Parties, nor any of their Restricted Subsidiaries shall:

(A)  conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person;

(B)  deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the Sanctions Programs;

(C)  use any of the proceeds of the Term Loans or the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including any violation of the Anti-Money Laundering and Anti-

Terrorism Laws or any specified unlawful activity as that term is defined in the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956 and 1957; or

(D)  violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering and Anti-Terrorism Laws in any material respects.

(ii)  None of the Loan Parties, nor any Restricted Subsidiary of any of the Loan Parties, nor any officer, director or principal shareholder or owner of any of the Loan Parties, nor, to the knowledge of any Loan Party, any of the Loan Parties' respective agents acting or benefiting in any capacity in connection with the Term Loans or other transactions hereunder, shall be or shall become a Blocked Person.

(s)  Anti-Bribery and Anti-Corruption Laws.  None of the Loan Parties shall:

(i)  offer, promise, pay, give, or authorize the payment or giving of any money, gift or other thing of value, directly or indirectly, to or for the benefit of any Foreign Official for the purpose of: (1) influencing any act or decision of such Foreign Official in his, her, or its official capacity; (2) inducing such Foreign Official to do, or omit to do, an act in violation of the lawful duty of such Foreign Official, or (3) securing any improper advantage, in order to obtain or retain business for, or with, or to direct business to, any Person; or

(ii)  act or attempt to act in any manner which would subject any of the Loan Parties to liability under any Anti-Corruption Law.

(t)  Divisions.  Notwithstanding anything herein or any other Loan Document to the contrary, no Loan Party that is a limited liability company may divide itself into two or more limited liability companies (pursuant to a "plan of division" as contemplated under the Delaware Limited Liability Company Act or otherwise) without the prior written consent of the Administrative Agent, and in the event that any Loan Party that is a limited liability company divides itself into two or more limited liability companies (with or without the prior consent of Administrative Agent as required above), any limited liability companies formed as a result of such division shall be required to comply with the obligations set forth in Section 7.01(b) and the other further assurances obligations set forth in the Loan Documents and become a Borrower or Guarantor (as required by the Administrative Agent) under this Agreement and the other Loan Documents.

Notwithstanding the foregoing, the limitations set forth in paragraphs (h) and (m) of this Section 7.02 shall not prohibit Holdings~~’~~' entry into the Permitted Rights Agreement or, subject to the proviso in clause (ii) below, the taking of any action by Holdings or any of the Subsidiaries pursuant to or in accordance with such Permitted Rights Agreement, including (i) the issuance (by dividend or otherwise) of common stock, preferred stock or other Equity Interests of Holdings or purchase rights for the purchase of any of the foregoing; (ii) the making of Restricted Payments in respect of any Equity Interests or purchase rights described in the immediately preceding clause (i) (including the redemption of any such purchase rights); provided that any such Restricted Payments made in the form of cash shall be subject to Section 7.02(h); and (iii) the filing of a certificate of designation or similar documentation in respect of any preferred stock or other Equity Interests of Holdings that may be issued pursuant to or in accordance with such Permitted Rights Agreement.

Section 7.03  Minimum Liquidity.  So long as any principal of or interest on any Term Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not permit, as of the last day of any Fiscal Quarter (beginning with the Fiscal Quarter in which the Closing Date occurs), the aggregate amount of Qualified Cash of Holdings, the Borrower and its Restricted Subsidiaries to be less than $30,000,000.

ARTICLE VIII

DESIGNATION OF SUBSIDIARIES

The Borrower may at any time designate any of its Restricted Subsidiaries as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, (x) no Default or Event of Default shall have occurred and be continuing or would immediately result from such designation and (y) the Borrower shall be in pro forma compliance with the covenant set forth in Section 7.03 after giving effect to such designation and (ii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is designated as a Restricted Subsidiary under the Senior Secured Notes Indenture or the Notes Indenture.  The Borrower may not designate a Restricted Subsidiary as an Unrestricted Subsidiary if, at the time of such designation (and, thereafter, any Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary automatically if) such Restricted Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or holds any Lien on any property of, Holdings, the Borrower or any other Subsidiary (other than (x) any Subsidiary of such Restricted Subsidiary and (y) any Unrestricted Subsidiary).  The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an investment by the parent company of such Subsidiary therein under Section 7.02(e) at the date of designation in an amount equal to the net book value of such parent company~~’~~'s investment therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary, and the making of an investment by such Subsidiary in any investments of such Subsidiary, in each case existing at such time.  Notwithstanding anything in this Agreement or any other Loan Document to the contrary (including Section 7.02(e)), none of Holdings, the Borrower or any of its Restricted Subsidiaries may invest, exclusively license or otherwise transfer Intellectual Property to, and Intellectual Property may not be owned by, any Unrestricted Subsidiary.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.01  Events of Default.  Each of the following events shall constitute an event of default (each, an ~~“~~"Event of Default"):

(a)  the Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (i) any interest on any Term Loan, any Collateral Agent Advance or any fee, indemnity or other amount payable under this Agreement (other than any portion thereof constituting principal of the Term Loans) or any other Loan Document, and such failure continues for a period of three Business Days or (ii) all or any portion of the principal of the Term Loans;

(b)  any representation or warranty made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or "Material Adverse Effect" in the text thereof) when made or deemed made;

(c)  any Loan Party shall fail to perform or comply with any covenant or agreement contained in Section 7.01(a), Section 7.01(d) (with respect to the Borrower), Section 7.01(k), Section 7.01(m), Section 7.01(t), Section 7.01(v), Section 7.01(x), Section 7.02, Section 7.03 or the last sentence of Article VIII;

(d)  any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of the date a senior officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent (acting at the written direction of the Required Lenders) to such Loan Party;

(e)  Holdings, the Borrower or any of their respective Restricted Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of the Senior Secured Notes, the Notes or any other Indebtedness (excluding Indebtedness evidenced by this Agreement) having an aggregate amount outstanding in excess of $50,000,000, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to the Senior Secured Notes, the Notes or any such Indebtedness, or any other default under any agreement or instrument relating to the Senior Secured Notes, the Notes or any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of the Senior Secured Notes, the Notes or any such Indebtedness; or the Senior Secured Notes, the Notes or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Senior Secured Notes, such Notes or any such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(f)  Holdings, the Borrower or any of its Material Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

(g)  any proceeding shall be instituted against Holdings, the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(h)  any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(i)  the Security Agreement, any Mortgage or any other Security Document, after delivery thereof pursuant hereto, shall for any reason (other than release by the Collateral Agent pursuant to the terms hereof of thereof or the failure of the Agents to take required actions based on accurate information timely provided by the Loan Parties) fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby;

(j)  one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $50,000,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against Holdings, the Borrower or any of its Restricted Subsidiaries and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 30 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(k)  [reserved];

(l)  [reserved];

(m)  [reserved];

(n)  [reserved];

(o)  any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount that would reasonably be expected to result in a Material Adverse Effect; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount that would reasonably be expected to result in a Material Adverse Effect;

(p)  any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by any Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by an amount that would reasonably be expected to result in a Material Adverse Effect (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, the liability is in excess of such amount);

(q)  (i) any of the Obligations for any reason shall cease to be (x) "Senior Indebtedness" or "Designated Senior Indebtedness" (or any comparable terms) under, and as defined in the documents evidencing or governing, any Junior Indebtedness, or (y) ~~“~~"First Priority Obligations~~”~~" (or any comparable terms) under, and as defined in, the Notes Junior Intercreditor Agreement, (ii) any Indebtedness other than the Obligations shall constitute "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the documents evidencing or governing any Junior Indebtedness, (iii) any holder of Junior Indebtedness shall fail to perform or comply with any of the subordination provisions of the documents evidencing or governing such Junior Indebtedness, including the Notes Junior Intercreditor Agreement, or (iv) the subordination provisions of the documents evidencing or governing any Junior Indebtedness (including the Notes Junior Intercreditor Agreement) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Junior Indebtedness; or

(r)  a Change of Control shall have occurred;

then, and in any such event, the Collateral Agent shall, at the written direction of the Required Lenders, by notice to the Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

ARTICLE X

AGENTS

Section 10.01  Appointment.  Each of the Lenders (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints, authorizes and empowers the Administrative Agent and the Collateral Agent to take such actions on its behalf and perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.  The Agents shall not be required to take any action which, in the opinion of any Agent or its counsel, may expose such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.  If any Agent so requests, it shall first be indemnified to its satisfaction from the Lenders or Required Lenders, as applicable, against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  No provision of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, or the transactions contemplated hereby or thereby shall require any Agent to: (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power or (ii) otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers.

Section 10.02  Nature of Duties; Delegation.  (a) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents.  The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender.  Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.  Each of the Lenders shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Term Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loans hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document.  If any Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender.

(b)  Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any one or more sub-agents (including such Agent~~’~~'s officers, directors, agents and affiliations), trustees, co-agents, employees, attorney-in-facts and any other Person (including any Lender) appointed by it.  Any such Person shall benefit from this Article X to the extent provided by the applicable Agent.  The exculpatory provisions of Section 10.03 shall apply to any such Person and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent. No Agent shall be responsible for the negligence or misconduct of any such Person.

Section 10.03  Rights, Exculpation, Etc.  The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them (a) at or by the direction of the Required Lenders, or (b) under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Administrative Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Administrative Agent; (ii) may consult with legal counsel (including counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.  The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled.  The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the

Loan Documents until they shall have received such instructions from the Required Lenders.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents).  The Agents shall not be responsible or liable for any failure or delay in the performance of their obligations under this Agreement or the other Loan Documents arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; pandemics; riots; business interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.  In no event shall any Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  No Agent shall be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as Agent or to enforce any rights and remedies in any foreign jurisdiction.

Section 10.04  Reliance.

(a)  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet, or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Holdings and the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b)  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, an Agent may presume that such condition is satisfactory to such Lender unless an Agent has received notice to the contrary from such Lender prior to the making of such Loan.

(c)  Before an Agent acts or refrains from acting, it may require an officer's certificate from the Borrower and/or an opinion of counsel satisfactory to such Agent with respect to the proposed action or inaction, such certificate and opinion to be given at the Borrower's expense.  No Agent shall be liable for any action it takes or omits to take in good faith in reliance upon such certificate or opinion.  Whenever in the administration of the Loan Documents any Agent shall deem it necessary or desirable that a matter be proved or established before taking or suffering or omitting to take any act under any Loan Document, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of such Agent, be deemed to be conclusively proved and established by an officers' certificate delivered to such Agent, and such certificate, in the absence of gross negligence or willful misconduct on the part of such Agent, shall be full warrant to that Agent for any action taken, suffered or omitted to be taken by it under the Loan Documents upon the faith thereof.

Section 10.05  Indemnification.  To the extent that any Agent is not reimbursed and indemnified by any Loan Party, and whether or not such Agent has made demand on any Loan Party for the same, the Lenders will, within five days of written demand by such Agent (and, with respect to any Affected Financial Institution, such amounts shall be deemed due and payable no later than six days after demand therefor), reimburse such Agent for and indemnify such Agent, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses (including client charges and reasonable and documented out-of-pocket expenses of counsel or any other advisor to such Agent), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent, in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent, under this Agreement or any of the other Loan Documents, including in connection with proceedings where such Lender is a party thereto, in proportion to each Lender's Pro Rata Share, including advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent's gross negligence or willful misconduct.  The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans, the resignation or removal of any Agent, the termination of this Agreement and the exercise of Write-Down and Conversion Powers by a Resolution Authority with respect to any Lender that is an Affected Financial Institution.

Section 10.06  Agents Individually.  With respect to its Pro Rata Share of the Commitments hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender.  The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders.  Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that any such Agent shall not be under any obligation to provide such information to them.

Section 10.07  Successor Agent.  (a)  Any Agent may at any time give at least 30 days prior written notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor Agent.  If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the "Resignation Effective Date"), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent.  In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld or delayed and shall not be required while an Event of Default has occurred and is continuing).  Whether or not a successor Agent has been appointed or approved, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)  With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Agent shall have been appointed as provided for above.  Upon the acceptance of a successor's Agent's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  After the retiring Agent's resignation or removal hereunder and under the other Loan Documents, the provisions of this Article, Section 12.04 and Section 12.15 shall continue in effect for the benefit of such retiring Agent in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent.

Section 10.08  Collateral Matters.

(a)  The Collateral Agent may, but shall be under no obligation to, from time to time, at the written direction of the Required Lenders, make such disbursements and advances ("Collateral Agent Advances") which the Required Lenders, in their sole discretion, deem necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Term Loans and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 12.04.  The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the Reference Rate.  The Collateral Agent Advances shall constitute Obligations hereunder.  The Collateral Agent shall notify each Lender and the Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance.  Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Collateral Agent Advance.  If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds ~~Effective~~ Rate for three Business Days and thereafter at the Reference Rate.

(b)  The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all Loans and all other Obligations (other than Contingent Indemnity Obligations) in accordance with the terms hereof; (ii) constituting property being sold or disposed of in the ordinary course of any Loan Party's business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or (iii) constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders in accordance with Section 12.02.

(c)  Each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release, in accordance with Section 10.08(b), of the Liens granted to the Collateral Agent for the benefit of the Agents and the Secured Parties upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party; provided, further, that prior to any release in accordance with this Section 10.08, the Collateral Agent may request the Borrower deliver a certificate of an Authorized Officer certifying that such transactions and releases are permitted by the Loan Documents (and the Collateral Agent may rely conclusively on such certificate without further inquiry).

(d)  Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent acting at the written direction of the Required Lenders for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.

(e)  The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

(f)  Beyond the exercise of reasonable care in the custody thereof, no Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto.  No Agent shall be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or Liens granted under this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing or any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral.  The actions described in items (i) through (iii) shall be the sole responsibility of the Borrower.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(g)  No Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of such Agent (as determined by a final, nonappealable judgment by a court of competent jurisdiction), for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  The Agents hereby disclaim any representation or warranty to the present and future holders of the Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

(h)  In the event that any Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in such Agent's sole discretion may cause the Agent, to be considered an "owner or operator" under any Environmental Laws or otherwise cause the Agent to incur, or be exposed to, any liability under Environmental Law, (i) each Agent reserves the right, instead of taking such action, either to resign as Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver and (ii) no Agent will be liable to any Person for any Environmental Liabilities and Costs or any environmental liabilities or contribution actions under any federal, state or local law, rule or regulation by reason of such Agent's actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or Release or threatened discharge or Release of any Hazardous Materials into the environment, unless and only to the extent that such liability results from such Agent~~’~~'s gross negligence or willful misconduct as finally judicially determined in a court of competent jurisdiction.

Section 10.09  Agency for Perfection.  Each Agent and each other Secured Party hereby appoints each other Agent and each other Secured Party as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each other Secured Party hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the other Secured Parties as secured party.  Should the Administrative Agent or any other Secured Party obtain possession or control of any such Collateral, the Administrative Agent or such other Secured Party shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions.  In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents.  Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 10.10  No Reliance on any Agent's Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced ("CIP Regulations"), or any other Anti-Terrorism Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby:  (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act.  Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

Section 10.11  No Third Party Beneficiaries.  Except as expressly set forth in Section 10.07, the provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 10.12  No Fiduciary Relationship.  It is understood and agreed that the use of the term "agent" herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine or any applicable law, regardless of whether a Default has occurred and is continuing or an Event of Default exists.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.13  Arrangers.  Neither of the Arrangers shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such Persons shall have the benefit of the indemnities provided for hereunder.

Section 10.14  Collateral Custodian.  Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent or its designee may, at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent who shall have full authority to do all acts necessary to protect the Agents' and the Secured Parties' interests.  Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral.  All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrower and shall be part of the Obligations hereunder.

Section 10.15  [Reserved].

Section 10.16  Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

(b)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder and under the other Loan Documents.

Section 10.17  Defaults.  No Agent shall be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default unless a Responsible Officer has received written notice from a Lender, the Borrower or a Guarantor specifying such Default or Event of Default and stating that such notice is a "Notice of Default."  If an Agent receives such a notice, then it shall give prompt notice thereof to the Lenders and the Borrower (if such notice is received from a Lender).  Such Agent shall (subject to Section 10.01) take such action with respect to any such Default or Event of Default as shall be directed in writing by the Required Lenders; provided that unless and until such Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

Section 10.18  Erroneous Payments.

(a)  If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a ~~“~~"Payment Recipient~~”~~") that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf)  (any such funds, whether  transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an ~~“~~"Erroneous Payment~~”~~") and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.18 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds ~~Effective~~ Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)  Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)  it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)  such Lender or Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.18(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.18(b) shall not have any effect on a Payment Recipient~~’~~'s obligations pursuant to Section 10.18(a) or on whether or not an Erroneous Payment has been made.

(c)  Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)  (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an ~~“~~"Erroneous Payment Return Deficiency~~”~~"), upon the Administrative Agent~~’~~'s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans of the relevant Class with respect to which such Erroneous Payment was made (the ~~“~~"Erroneous Payment Impacted Class~~”~~") in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans of the Erroneous Payment Impacted Class, the ~~“~~"Erroneous Payment Deficiency Assignment~~”~~") (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii)  Subject to Section 12.07 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)  The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the ~~“~~"Erroneous Payment Subrogation Rights~~”~~") (provided that the Loan Parties~~’~~' Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 10.18 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)  To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to  an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on ~~“~~"discharge for value~~”~~" or any similar doctrine.

(g)  Each party~~’~~'s obligations, agreements and waivers under this Section 10.18 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XI

GUARANTY

Section 11.01  Guaranty.  Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower and each other Loan Party now or hereafter existing under any Loan Document, whether for principal, interest (including all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower, being the "Guaranteed Obligations"), and agrees to pay any and all reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket fees and expenses of (i) one outside counsel and one local counsel in each relevant jurisdiction for the Agents and (ii) one outside counsel and one local counsel in each relevant jurisdiction for the other Lenders taken as a whole) incurred in enforcing any rights under the guaranty set forth in this Article XI.  Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any other Loan Party to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower or such other Loan Party.

Section 11.02  Guaranty Absolute.  Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto.  Each Guarantor agrees that this Article XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral.  The obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions.  The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)  any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)  any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(c)  any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)  the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including any Secured Party;

(e)  any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f)  any other circumstance (other than defense of payment, but including any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

Section 11.03  Waiver.  Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Article XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor.  Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits.  Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 11.04  Continuing Guaranty; Assignments; Release.  This Article XI is a continuing guaranty and shall (i) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, (ii) be binding upon each Guarantor, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including all or any portion of its Commitments and its Loans) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.  A Restricted Subsidiary shall automatically be released from its obligations under this Article XI upon the consummation of any transaction permitted by this Agreement as a result of which such Restricted Subsidiary ceases to be a Subsidiary or becomes an Excluded Subsidiary; provided that the Required Lenders shall have consented to such transaction (to the extent required by this Agreement) and the terms of such consent did not provide otherwise.  In connection with any termination or release pursuant to this Section 11.04, the Administrative Agent shall execute and deliver to the applicable Guarantor, at such Guarantor~~’~~'s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release; provided, further, that prior to any release in accordance with this Section 11.04, the Administrative Agent may request the Borrower deliver a certificate of an Authorized Officer certifying that such transactions and releases are permitted by the Loan Documents (and the Administrative Agent may rely conclusively on such certificate without further inquiry).  Any execution and delivery of documents pursuant to this Section 11.04 shall be without recourse to or warranty by the Administrative Agent.  Notwithstanding the foregoing, no Restricted Subsidiary shall be released from its obligations under this Article XI solely by virtue of no longer being a wholly owned Restricted Subsidiary of the Borrower unless (i) the Borrower or the applicable Restricted Subsidiary of the Borrower that is the holder of the Equity Interests of such Restricted Subsidiary shall be deemed to have made an Investment in such Restricted Subsidiary in an amount equal to its outstanding Investment therein at the time of such release and such Investment is permitted under Section 7.02(e) at such time, (ii) no Event of Default has occurred and is continuing or would exist therefrom and (iii) such Restricted Subsidiary does not continue to be wholly owned by the Borrower and/or one or more Affiliates of the Borrower.

Section 11.05  Subrogation.  No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Article XI, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI shall have been paid in full in cash and the Final Maturity Date shall have occurred.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XI thereafter arising.  If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor

Section 11.06  Contribution.  All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor's Aggregate Payments to equal its Fair Share as of such date.  "Fair Share" means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed.  "Fair Share Contribution Amount" means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided that, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Guarantor for purposes of this Section 11.06, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor.  "Aggregate Payments" means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including in respect of this Section 11.06), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 11.06.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor.  The allocation among Guarantors of their obligations as set forth in this Section 11.06 shall not be construed in any way to limit the liability of any Guarantor hereunder.  Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 11.06.

ARTICLE XII

MISCELLANEOUS

Section 12.01  Notices, Etc.

(a)  Notices Generally.  All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier.  In the case of notices or other communications to any Loan Party, Administrative Agent or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01):

Gannett Holdings LLC c/o Gannett Co., Inc. 1345 Avenue of the Americas, Floor 45 New York, NY 10105 Attention: Michael Reed Telephone: (212) 798-6146 Telecopier: (212) 798-6070

with a copy to:

Gannett Holdings LLC c/o Gannett Co., Inc. 175 Sully~~’~~'s Trail Pittsford, NY 14534 Attention: Polly Sack Telephone: (585) 598-0032 Telecopier: (585) 248-9562

with a copy to:

Cravath, Swaine & Moore LLP Attention: George E. Zobitz, Esq. Telephone: (212) 474-1996 Telecopier: (212) 474-3700 Email: gzobitz@cravath.com if to the Administrative Agent or the Collateral Agent, to it at the following address:

Citibank, N.A.,
Citibank Delaware
One Penn~~’~~'s Way
OPS II
New Castle, DE 19720
Attn: Agency Operations
Phone: (302) 894-6010
Fax: (646) 274-5080
Borrower inquiries only: AgencyABTFSupport@Citi.com
Borrower notifications: G1AgentOfficeOps@Citi.com

in each case, with a copy to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention:  Alfred Y. Xue
Telephone:  (212) 906-1640
Email:  alfred.xue@lw.com

All notices or other communications sent in accordance with this Section 12.01, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); provided, further that notices to any Agent pursuant to Article II shall not be effective until received by such Agent, as the case may be.

(b)  Electronic Communications.

(i)  Each Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

(ii)  Unless the Collateral Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)  The Agents shall have the right to accept and act upon instructions, including funds transfer instructions ("Instructions") given pursuant to this Agreement and sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Borrower shall amend the incumbency certificate provided by the Borrower in accordance with Section 5.01 whenever a person is to be added or deleted from the list.  If the Borrower elects to give any Agent Instructions using e-mail or facsimile instructions (or instructions by a similar electronic method) and the Agent in its discretion elects to act upon such Instructions, the Agent's reasonable understanding of such Instructions shall be deemed controlling.  The Borrower understands and agrees that the Agents cannot determine the identity of the actual sender of such Instructions and that the Agents shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to such Agent have been sent by such Authorized Officer.  The Borrower shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Agents and that the Borrower and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Borrower.  No Agent shall be liable for any losses, costs or expenses arising directly or indirectly from such Agent's reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  The Borrower agrees (i) to assume all risks arising out of the use of e-mail or facsimile instructions (or instructions by a similar electronic method) to submit Instructions to the Agents, including the risk of such Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Agents and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Borrower; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the applicable Agent immediately upon learning of any compromise or unauthorized use of the security procedures.

(d)  Platform.

(i)  The Borrower agrees that the Agents may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on the Platform.

(ii)  The Platform is provided ~~“~~"as is~~”~~" and ~~“~~"as available.~~”~~"  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Agents or any of their Related Parties (collectively, the ~~“~~"Agent Parties~~”~~") have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower~~’~~'s or the Agents~~’~~' transmission of communications through the Platform.  ~~“~~"Communications~~”~~" means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Agents or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

(e)  Public Information.  The Borrower hereby acknowledges that certain of the Lenders (each, a ~~“~~"Public Lender~~”~~") may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person~~’~~'s securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of the Borrower hereunder and under the other Loan Documents (collectively, ~~“~~"Borrower Materials~~”~~") that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked ~~“~~"PUBLIC,~~”~~" which, at a minimum, shall mean that the word ~~“~~"PUBLIC~~”~~" shall appear prominently on the first page thereof; (ii) by marking Borrower Materials ~~“~~"PUBLIC,~~”~~" the Borrower shall be deemed to have authorized the Agents and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of U.S. federal and state securities laws (provided, however, that to the extent that such Borrower Materials constitute non-public information, they shall be subject to Section 12.19); (iii) all Borrower Materials marked ~~“~~"PUBLIC~~”~~" are permitted to be made available through a portion of the Platform designated ~~“~~"Public Side Information;~~”~~" and (iv) the Agents shall be entitled to treat any Borrower Materials that are not marked ~~“~~"PUBLIC~~”~~" as being suitable only for posting on a portion of the Platform not designated ~~“~~"Public Side Information~~”~~".  Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders.

Section 12.02  Amendments, Etc.  (a)  Except as expressly provided in Section 2.13, no amendment or waiver of any provision of this Agreement or any other Loan Document (excluding the Agent Fee Letter), and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Secured Parties or extending an existing Lien over additional property, by the Agents and the Borrower, (y) in the case of any other waiver or consent, by the Required Lenders (or by the Collateral Agent with the written consent of the Required Lenders), with a copy to each Agent, and (z) in the case of any other amendment, by the Required Lenders (or by the Collateral Agent with the written consent of the Required Lenders) and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

(i)  increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender without the written consent of such Lender;

(ii)  change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;

(iii)  amend the definition of "Required Lenders" or "Pro Rata Share" without the written consent of each Lender;

(iv)  release all or substantially all the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release any Borrower or any Guarantor (except as otherwise provided in this Agreement and the other Loan Documents), or release the Guaranty of Holdings or of all or substantially all of the value of the Guaranty provided by the other Guarantors (except as otherwise provided in this Agreement and the other Loan Documents), in each case, without the written consent of each Lender;

(v)  amend, modify or waive Section 4.02, Section 4.03 or this Section 12.02 of this Agreement without the written consent of each Lender; or

(vi)  change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to, or the Collateral of, Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class.

Notwithstanding the foregoing, (A) no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents, (B) any waiver, amendment or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into solely by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time and (C) this Agreement may be amended to provide for Incremental Extensions of Credit in the manner contemplated by Section 2.13 without any additional consents.

(b)  If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, and a Lender (the "Holdout Lender") fails to give its consent, authorization, or agreement, then the Borrower, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute lenders (each, a "Replacement

Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder.  Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.  Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Assumption, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever.  If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Assumption prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Assumption.  The replacement of any Holdout Lender shall be made in accordance with the terms of Section 12.07.

Section 12.03  No Waiver; Remedies, Etc.  No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

Section 12.04  Expenses; Attorneys' Fees.  The Borrower will pay as promptly as practicable, and in any event within 10 days of a delivery of an invoice, all reasonable and documented out-of-pocket fees, costs and expenses incurred by or on behalf of each Agent and each Lender, regardless of whether the Transactions are consummated, including reasonable fees, costs, client charges and expenses (including reasonable and documented out-of-pocket fees and expenses of (i) one outside counsel and one local counsel in each relevant jurisdiction for the Agents and (ii) one outside counsel and one local counsel in each relevant jurisdiction for the other Lenders taken as a whole, and, in the case of an actual or perceived conflict of interest where the Agent or Lender affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel (and local counsel, if applicable, for such affected Agent or Lender), accounting, due diligence, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to:  (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agents' or any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against any Loan Party under the Loan Documents, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any Mortgaged Property of any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, or (m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing; provided, however, that the Borrower shall not have any obligation to reimburse any fees, costs and expenses under this Section 12.04 to the extent caused by the gross negligence, bad faith or willful misconduct of any Agent or any Lender (or, in each case, any of its Related Parties), as determined by a final non-appealable judgment of a court of competent jurisdiction.  Without limitation of the foregoing or any other provision of any Loan Document, the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents.  The obligations of the Borrower under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents and the resignation or removal of any Agent.

Section 12.05  Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender or any of their respective Affiliates to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender or any of their respective Affiliates provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

Section 12.06  Severability.   Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.07  Assignments and Participations.

(a)  This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Agent and each Lender and any such assignment without the Agents' and Lenders' prior written consent shall be null and void.

(b)  Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other Lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to:

(i)  all or a portion of its Commitment and any Loan made by it with the written consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed), and

(ii)  [reserved]; and

provided, however, that (x) no written consent of the Borrower shall be required in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender and (y) no written consent of the Borrower shall be required during the continuance of an Event of Default pursuant to Sections 9.01(a), (f) or (g); provided further that the Borrower shall be deemed to have consented to any assignment hereunder, unless it shall have objected thereto by written notice to the assigning Lender within 10 Business Days after having received written notice thereof.

(c)  Assignments shall be subject to the following additional conditions:

(i)  Each such assignment shall be in an amount which is at least $1,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (A) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $1,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment));

(ii)  Except as provided in the last sentence of this Section 12.07(c)(ii), the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acknowledgment, an Assignment and Assumption, together with any promissory note subject to such assignment and all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act, and such parties shall deliver to the Administrative Agent, for the benefit of the Administrative Agent, a processing and recordation fee of $3,500 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender); and

(iii)  Except as expressly provided in Section 12.07(m), no such assignment shall be made to an Affiliated Lender or to a natural person.

(d)  Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Assumption and recordation on the Register, (i) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Assumption and (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(e)  By executing and delivering an Assignment and Assumption, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Assumption, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(f)  The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Assumption delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the "Registered Loans").  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior written notice.

(g)  Upon receipt by the Administrative Agent of a completed Assignment and Assumption and all documents required under Section 12.07(c), and subject to the acknowledgment required from the Administrative Agent pursuant to Section 12.07(b) (which acknowledgment of the Administrative Agent must be evidenced by such Agent's execution of an acceptance to such Assignment and Assumption), the Administrative Agent shall accept such assignment, and record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the Term Loans and/or Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the Administrative Agent).

(h)  A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide).  Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).  Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.

(i)  In the event that any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrower, maintain, or cause to be maintained, a register, on which it enters the name and address of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the "Participant Register").  A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide).  Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.  The Participant Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(j)  Any Foreign Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.09(d).

(k)  Each Lender may sell, without the consent of, or notice to, the Borrower or the Administrative Agent, participations to one or more banks or other entities (other than any Affiliated Lender) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans made by it); provided that (i) such Lender's obligations under this Agreement (including its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or substantially all of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents) or a release of the Guaranty of Holdings or of all or substantially all of the value of the Guaranty provided by the other Guarantors (except as otherwise provided in this Agreement and the other Loan Documents).  For the avoidance of doubt, a participant may not vote on waivers of Defaults or Events of Default.  The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.09, Section 2.10 and Section 2.11 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

(l)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to such Lender pursuant to securitization or similar credit facility (a "Securitization"); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.  The Loan Parties shall cooperate with such Lender and its Affiliates to effect the Securitization, including by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or the Securitization.

(m)  Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign and delegate all or a portion of its Loans to Holdings, the Borrower or any of its Restricted Subsidiaries pursuant to either (x) Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between the Borrower and the Auction Agent or (y) an open-market purchase; provided that:

(i)  no Event of Default has occurred and is continuing or would result therefrom;

(ii)  any Loans acquired by Holdings, the Borrower or any of its Restricted Subsidiaries shall be retired and canceled and deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect to the extent permitted by applicable law as determined in good faith by the Borrower or its advisors; provided that, if any such Loan is not retired and canceled, then the Affiliated Lender holding such Loan shall be deemed to have acknowledged and agreed, by its acquisition of such Loan, that:

(A)  it shall not have any right to (x) attend or participate in (including, in each case, by telephone) any meeting (including ~~“~~"Lender only~~”~~" meetings) or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present, (y) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the

Administrative Agent and one or more Lenders or any other material which is ~~“~~"Lender only~~”~~", except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II) or receive any advice of counsel to the Administrative Agent or (z) make any challenge to the Administrative Agent~~’~~'s or any other Lender~~’~~'s attorney-client privilege on the basis of its status as a Lender; and

(B)  except with respect to any amendment, modification, waiver, consent or other action (1) in Section 12.02 requiring the consent of all Lenders, all Lenders directly and adversely affected or specifically such Lender, (2) that alters an Affiliated Lender~~’~~'s pro rata share of any payments given to all Lenders, or (3) affects the Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender in the same Class, the Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and, in the case of a plan of reorganization that does not affect the Affiliated Lender in a manner that is materially adverse to such Affiliated Lender relative to other Lenders, shall be deemed to have voted its interest in the Loans in the same proportion as the other Lenders in the same Class) (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph) (but, in any event, in connection with any amendment, modification, waiver, consent or other action, shall be entitled to any consent fee, calculated as if all of such Affiliated Lender~~’~~'s Loans had voted in favor of any matter for which a consent fee or similar payment is offered);

(C)  for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a ~~“~~"Bankruptcy Plan~~”~~"), each Affiliated Lender hereby agrees (x) not to vote on such Bankruptcy Plan, (y) if such Affiliated Lender does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (x), such vote will be deemed not to be in good faith and shall be ~~“~~"designated~~”~~" pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (z) not to contest any request by any party for a determination by a court of competent jurisdiction effectuating the foregoing clause (y), in each case under this clause (C) unless such Bankruptcy Plan adversely affects such Affiliated Lender more than other Term Lenders in any material respect and (C) each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender~~’~~'s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Term Loans held by such Affiliated Lender and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in the Administrative Agent~~’~~'s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary or appropriate to carry out the provisions of this Section 12.07(m), including to ensure that any vote of such Affiliated Lender on any Bankruptcy Plan is withdrawn or otherwise not counted;

(D)  the aggregate principal amount of all Term Loans and Incremental Term Loans held at any one time by an Affiliated Lender may not exceed 25% of the outstanding principal amount of all Term Loans and Incremental Term Loans at any given time

(in each case, after giving effect to any substantially contemporaneous cancellation of such Term Loans or Incremental Term Loans); and

(E)  the Affiliated Lender will not be entitled to bring actions against the Administrative Agent or the Collateral Agent, in its role as such, or receive advice of counsel or other advisors to the Administrative Agent, the Collateral Agent or any Lender or challenge the attorney-client privilege of their respective counsel; and

(iii)  neither the Borrower nor any of its Affiliates shall be required to make any representation that it is not in possession of material non-public information with respect to Holdings, the Borrower or any of its Subsidiaries or their respective securities and all parties to the relevant transactions may render customary ~~“~~"big boy~~”~~" disclaimer letters.

Section 12.08  Counterparts; Electronic Signatures.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.  The words ~~“~~"execution~~”~~", ~~“~~"signed~~”~~", ~~“~~"signature~~”~~", ~~“~~"delivery~~”~~" and words of like import in or relating to any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.  ~~“~~"Electronic Signature~~”~~" means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

Section 12.09  GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 12.10  CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK SITTING IN THE

BOROUGH OF MANHATTAN OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.  EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION.  EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 12.11  WAIVER OF JURY TRIAL, ETC.  EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.  EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

Section 12.12  Consent by the Agents and Lenders.  Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

Section 12.13  No Party Deemed Drafter.  Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 12.14  Reinstatement; Certain Payments.  If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Borrower, and if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party.

Section 12.15  Indemnification; Limitation of Liability for Certain Damages.

(a)  The Borrower and each Loan Party shall, jointly and severally, indemnify the Agents (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an ~~“~~"Indemnitee~~”~~") against, and hold each Indemnitee harmless from and against any and all losses, claims, damages, liabilities, obligations, penalties, fees, reasonable costs and related expenses (including the fees, costs, charges and disbursements of one firm of counsel for the Agents and its Related Parties, taken as a whole and all other Indemnitees, taken as a whole (and, if necessary, of a single firm of local counsel in each appropriate jurisdiction for all Indemnitees, take as a whole) (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel (and local counsel, if applicable, for such affected Indemnitee)) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any Loan Party), whether prior to or from and after the Closing Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following:  (i) the negotiation, preparation, execution, delivery, administration or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Lender's furnishing of funds to the Borrower under this Agreement or the other Loan Documents, including the management of any such Loans or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liabilities and Costs related in any way to the Borrower or any of its Subsidiaries, (iv) the Agents and the Lenders relying on any instructions of the Borrower or the handling of the Register and Collateral of the Borrower as herein provided, (v) any matter relating to the

Transactions or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (vi) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by the Borrower or any Loan Party, and regardless of whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, obligations, penalties, fees, costs or expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) a claim brought by Holdings, the Borrower or any of its Restricted Subsidiaries against an Indemnitee for breach in bad faith of such Indemnitee~~’~~'s obligations under this Agreement or (B) result from a claim not involving an act or omission of the Borrower and that is brought by an Indemnitee against another Indemnitee (other than against an Arranger or the Administrative Agent in their capacities as such).  This paragraph shall not apply with respect to Taxes, other than Taxes that represent losses, claims or damages arising from any non-Tax claim.

(b)  To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(c)  To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith; provided, however, that the foregoing shall not limit any Loan Party~~’~~'s indemnification obligations pursuant to Section 12.15(a). No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d)  All amounts due under this Section 12.15 shall be payable promptly after demand therefor.

(e)  The indemnities and waivers set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents and the resignation or removal of any Agent.

Section 12.16  Records.  The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

Section 12.17  Binding Effect.  This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

Section 12.18  Highest Lawful Rate.  It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows:  (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 12.18, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower).  All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.

For purposes of this Section 12.18, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

Section 12.19  Confidentiality.  Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates and Related Funds and to its and its Affiliates' and Related Funds' respective equityholders (including investors and partners), directors, officers, employees, agents, trustees, counsel, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.19, and such Agent or Lender shall be responsible for any such Person’'s compliance with this requirement); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) or any party to a Securitization so long as such assignee or participant (or prospective assignee or participant) or party to a Securitization first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.19; (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority (in which case, such Agent or Lender shall promptly notify the Borrower in advance to the extent permitted by law); (v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify Loan Parties; (vi) in connection with any litigation to which any Agent or any Lender is a party (in which case, such Agent or Lender shall promptly notify the Borrower in advance to the extent permitted by law); (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this

Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; or (viii) with the consent of the Borrower.

Section 12.20  Public Disclosure.  Each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other public disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that such Loan Party or such Affiliate is required to do so under applicable law (in which event, such Loan Party or such Affiliate will consult with such Agent or such Lender before issuing such press release or other public disclosure).  Each Loan Party hereby authorizes each Agent and each Lender, after consultation with the Borrower, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender shall deem appropriate, including on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate.

Section 12.21  Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the Closing Date.

Section 12.22  USA PATRIOT Act.  Each Agent and each Lender that is subject to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the entities composing the Borrower, which information includes the name and address of each such entity and other information that will allow such Agent and Lender to identify the entities composing the Borrower in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.  Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Agent or any Lender may reasonably require from time to time in order to enable such Agent or Lender to comply with the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 12.23  Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-in Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 12.24  Intercreditor Agreements.  Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Pari Passu Intercreditor Agreement, the Notes Junior Intercreditor Agreement, each Permitted Pari Passu Intercreditor Agreement, each Permitted Junior Intercreditor Agreement and any other intercreditor agreement entered into in accordance with the terms of this Agreement and (b) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into each of the Pari Passu Intercreditor Agreement, the Notes Junior Intercreditor Agreement, the Permitted Pari Passu Intercreditor Agreements, the Permitted Junior Intercreditor Agreements and, to the extent expressly permitted by the terms of this Agreement, each such other intercreditor agreement and to subject the Liens securing the Obligations to the provisions thereof.

Section 12.25  Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)  such Lender is not using ~~“~~"plan assets~~”~~" (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender~~’~~'s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender~~’~~'s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)  (A) such Lender is an investment fund managed by a ~~“~~"Qualified Professional Asset Manager~~”~~" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender~~’~~'s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)  such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)  In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender~~’~~'s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 12.26  Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, ~~“~~"QFC Credit Support~~”~~" and each such QFC a ~~“~~"Supported QFC~~”~~"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the ~~“~~"U.S. Special Resolution Regimes~~”~~") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)  In the event a Covered Entity that is party to a Supported QFC (each, a ~~“~~"Covered Party~~”~~") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.

In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b)  As used in this Section 12.26, the following terms have the following meanings:

~~“~~"BHC Act Affiliate~~”~~" of a party means an ~~“~~"affiliate~~”~~" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

~~“~~"Covered Entity~~”~~" means any of the following:

(i)  a ~~“~~"covered entity~~”~~" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

(ii)  a ~~“~~"covered bank~~”~~" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)  a ~~“~~"covered FSI~~”~~" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

~~“~~"Default Right~~”~~" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

~~“~~"QFC~~”~~" has the meaning assigned to the term ~~“~~"qualified financial contract~~”~~" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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Form of Notice of Borrowing

[See Attached]

Form of Interest Election Request

[See Attached]